UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOSCRIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.
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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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BioScrip, Inc.

1600 Broadway, Suite 950

Denver, Colorado 80202

June [_], 2016

To the Stockholders of. BioScrip, Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of BioScrip, Inc. (“BioScrip” or the “Company”), which will be held at our executive offices located at 1600 Broadway, Suite 950, Denver, Colorado 80202 beginning at [_]a.m. local time on [_], 2016.

This booklet contains your official notice of the Special Meeting and a proxy statement that includes information about the matters to be acted upon at the Special Meeting. Officers and directors of BioScrip will be on hand to answer questions and discuss matters that may properly arise.

As previously announced, BioScrip has entered into an Asset Purchase Agreement, dated as of June 11, 2016 (the “Initial Asset Purchase Agreement” and, as amended by the First Amendment to the Asset Purchase Agreement, dated June 16, 2016, the “Asset Purchase Agreement”), by and among HS Infusion Holdings, Inc., a Delaware corporation (“Home Solutions”), certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation. Home Solutions is a privately held company that is a leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions. Pursuant to the Asset Purchase Agreement, BioScrip will acquire substantially all of the assets and assume certain liabilities of Home Solutions and its subsidiaries (the “Transaction”) for,  subject to certain net working capital adjustments, (i) $67.50 million in cash (the ‘‘Cash Consideration’’); (ii) 3,750,000 shares of BioScrip common stock, par value $0.0001 per share (the “Common Stock”) (the ‘‘Transaction Closing Equity Consideration’’); and (iii) contingent equity securities of BioScrip, in the form of restricted shares of our Common Stock (‘‘RSUs’’ and, together with the Cash Consideration and the Transaction Closing Equity Consideration, the “Transaction Consideration”), issued in two tranches, Tranche A and Tranche B, with different vesting conditions (collectively, the ‘‘Contingent Shares’’).

BioScrip’s Board of Directors is soliciting your approval of the following proposals at the Special Meeting:

1.	An amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares (the “Charter Amendment”), which Charter Amendment is necessary to consummate the Transaction and provide BioScrip sufficient authorized Common Stock to issue the Transaction Closing Equity Consideration and the Contingent Shares.

2.	If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

The Charter Amendment is one of the conditions to BioScrip’s obligation to consummate the Transaction.  We believe that the Charter Amendment and the Transaction will make BioScrip a stronger enterprise and that the Transaction presents a compelling strategic opportunity to expand BioScrip’s business. After careful consideration of a number of factors, which are described in the attached document, BioScrip’s Board of Directors has determined that the Charter Amendment is advisable, fair to and in the best interests of BioScrip and its stockholders, and recommends that the BioScrip stockholders vote (a) “FOR” the proposal for the Charter Amendment, and (b) “FOR” the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies. Please take the time to vote by completing and mailing the enclosed proxy card or vote your shares via the Internet.

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The attached document describes in detail each of the proposals for which we are soliciting your approval. It also includes copies of the Charter Amendment as Appendix A and the Asset Purchase Agreement as Appendix B. We urge you to read the enclosed materials carefully for a complete description of the Transaction.

I sincerely hope that you will be able to attend our Special Meeting. However, whether or not you plan to attend, please complete and return the enclosed proxy card in the accompanying envelope or vote your shares via the Internet. If you attend the Special Meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person. YOUR VOTE ON ALL OF THESE MATTERS IS VERY IMPORTANT.

Sincerely,

/s/ Kathryn M. Stalmack
Kathryn M. Stalmack,
Secretary

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BioScrip, Inc.

1600 Broadway, Suite 950

Denver, Colorado 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [_], 2016

To the Stockholders of BioScrip, Inc.:

As previously announced, BioScrip, Inc. (“BioScrip”) has entered into an Asset Purchase Agreement, dated as of June 11, 2016 (the “Initial Asset Purchase Agreement” and, as amended by the First Amendment to the Asset Purchase Agreement, dated June 16, 2016, the “Asset Purchase Agreement”), by and among HS Infusion Holdings, Inc., a Delaware corporation (“Home Solutions”), certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation. Home Solutions is a privately held company that is a leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions. Pursuant to the Asset Purchase Agreement, BioScrip will acquire substantially all of the assets and assume certain liabilities of Home Solutions and its subsidiaries (the “Transaction”) for,  subject to certain net working capital adjustments,  (i) $67.50 million in cash (the ‘‘Cash Consideration’’); (ii) 3,750,000 shares of BioScrip common stock, par value $0.0001 per share (the “Common Stock”) (the ‘‘Transaction Closing Equity Consideration’’); and (iii) contingent equity securities of BioScrip, in the form of restricted shares of our Common Stock (‘‘RSUs’’), issued in two tranches, Tranche A and Tranche B, with different vesting conditions (collectively, the ‘‘Contingent Shares’’).

Please take notice that our Board of Directors has called the special meeting of the stockholders of BioScrip to be held at our executive offices located at 1600 Broadway, Suite 950, Denver, Colorado 80202 beginning at [_] a.m. local time on [_], 2016, or at any adjournment or postponements thereof (the “Special Meeting”), for the purpose of considering and taking appropriate action with respect to the following:

1.          An amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares (the “Charter Amendment”), which Charter Amendment is necessary to consummate the Transaction and provide BioScrip sufficient authorized Common Stock to issue the Transaction Closing Equity Consideration and the Contingent Shares.

2.          If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

Copies of the Charter Amendment and the Asset Purchase Agreement are attached hereto as Appendix A and Appendix B, respectively.

Only BioScrip stockholders of record at the close of business on [_], 2016 will be entitled to receive notice of and vote at the Special Meeting or any adjournments or postponements thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH OF THE PROPOSALS LISTED ABOVE.

This Notice of the Special Meeting, Proxy Statement and accompanying proxy card are being distributed to stockholders on or about [_], 2016.

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You may vote your shares via the Internet (http://www.proxyvote.com) no later than [_] p.m. Eastern Time on [_], 2016 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy card by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you are attending the Special Meeting and your shares are registered in your name, you may also vote at the Special Meeting until voting is closed.

YOUR VOTE IS IMPORTANT. All BioScrip stockholders are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting in person, you are requested to complete and return the enclosed proxy card in the accompanying envelope or vote your shares via the Internet. You may revoke your proxy at any time before it is exercised by giving written notice to the Corporate Secretary of BioScrip or returning a later-dated proxy.

Sincerely,

/s/ Kathryn M. Stalmack
Kathryn M. Stalmack,
Secretary

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General	55
Reasons for the Charter Amendment	55
Vote Required for Approval	58
Recommendation of BioScrip’s Board of Directors	58

Proposal Two: If Necessary, Approval Of The Adjournment Of The Special Meeting, Including To Solicit Proxies, If There Are Not Sufficient Votes In Favor Of The Proposal To Amend The Certificate Of Incorporation To Increase The Authorized Shares Of Common Stock	59
General	59
Vote Required for Approval	59
Recommendation of BioScrip’s Board of Directors	59

Important Notice Regarding Delivery Of Stockholder Documents	60

SHAREHOLDER PROPOSALS	61

Where You Can Find More Information; Incorporation By Reference	62

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Questions and Answers

The following are some of the questions you may have as a BioScrip, Inc. stockholder and answers to those questions. These questions and answers highlight only some of the information contained in this proxy statement. You should read carefully this entire document, including all appendices hereto, to fully understand the Transaction and the voting procedures for the Special Meeting.

In this proxy statement, unless the context requires otherwise, references to “BioScrip,” the “Company,” “we,” “us” or “our” refer to BioScrip, Inc. together with its subsidiaries. When we refer to our operations or results “on a pro forma basis,” we mean the statement is made as if the acquisition of Home Solutions had been completed as of the date stated or as of the beginning of the period referenced.

Q:	Why am I receiving this proxy statement?

A.	You are receiving this proxy statement because you have been identified as a stockholder of BioScrip as of the record date, and you are entitled to vote at the Special Meeting. This document serves as a proxy statement of our company used to solicit proxies for the Special Meeting. This proxy statement contains important information about the Transaction (as defined below) and the Special Meeting, and you should read it carefully.

Q.	What are the proposals on which I am being asked to vote?

A:	At the Special Meeting, our stockholders are being asked to vote on the following items:

•	An amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 125 million shares to 250 million shares. The Charter Amendment is necessary to consummate the Transaction and provide BioScrip sufficient authorized Common Stock to issue the Transaction Closing Equity Consideration and the Contingent Shares.
•	If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

Q:	What are the reasons for the proposal to increase the number of authorized shares from 125 million to 250 million shares?

A:	There are three primary reasons for the Charter Amendment proposal:

•	The consummation of the Transaction is conditioned upon us obtaining stockholder approval to increase the number of shares of Common Stock that we are authorized to issue pursuant to our certificate of incorporation, because we do not currently have sufficient authorized shares of Common Stock to issue the Transaction Closing Equity Consideration and the Contingent Shares, as discussed elsewhere in this proxy statement. Until our certificate of incorporation is amended to authorize sufficient additional shares of Common Stock, we will not have enough authorized shares to issue the Transaction Closing Equity Consideration and the Contingent Shares.
•	We currently do not have adequate authorized shares reserved for the conversion of our Series C Preferred Stock or exercise of 1,800,000 Class A and 1,800,000 Class B warrants (collectively, the “PIPE Warrants”). The Charter Amendment would allow us to reserve sufficient shares for the conversion of our Series C Preferred Stock and the exercise of outstanding PIPE Warrants. The Company completed an equity offering of 45,200,000 shares of Common Stock on June 22, 2016 (the “Equity Offering”). Prior to the Equity Offering, a significant number of shares of the Company’s Common Stock were reserved for issuance to affiliates of Coliseum Capital Management LLC (the “PIPE Investors”) which held shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and the PIPE Warrants, upon conversion of the Series A Preferred Stock and exercise of the PIPE Warrants. In order to issue a greater number of shares of Common Stock in the Equity Offering by utilizing the Common Stock reserved for issuance upon conversion of the Series A Preferred Stock and the exercise of the PIPE Warrants, the Company entered into a series of transactions with the PIPE Investors in which the PIPE Investors agreed to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series A Preferred Stock and the exercise of outstanding PIPE Warrants. In connection with such transactions, we agreed to call a Special Meeting of our stockholders to seek approval to an amendment of our Certificate of Incorporation to increase the number of authorized shares of Common Stock so as to allow us to reserve sufficient shares for, among other things, the conversion of the PIPE Investors’ preferred stock and the exercise of the PIPE Warrants. See the section of this proxy statement entitled “Proposal One — To Approve An Amendment To The Certificate Of Incorporation To Increase The Authorized Number Of Shares Of Common Stock From 125 Million To 250 Million.”

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•	The Board of Directors believes that the Charter Amendment would provide us with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give us the ability to issue stock without the expense and delay of a Special Meeting of stockholders, which delay might deprive us of the flexibility the Board of Directors views as important in facilitating the effective use of our stock.

Q:	What is the Transaction?

A:	On June 11, 2016, we entered into an Asset Purchase Agreement (the “Initial Asset Purchase Agreement” and, as amended by the First Amendment (as defined below), the “Asset Purchase Agreement”), by and among Home Solutions, certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation. Home Solutions is a privately held company that is a leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions. Pursuant to the Asset Purchase Agreement, BioScrip will acquire substantially all of the assets and assume certain liabilities of Home Solutions and its subsidiaries for the Transaction Consideration (the “Transaction”). In accordance with the terms of the Transaction, BioScrip will not purchase, among other things, (a) any accounts receivable associated with governmental payors, (b) cash assets, (c) certain non-transferrable assets (e.g., state licenses and Medicare and Medicaid certifications and personnel and employment records), (d) the equity of Home Solutions and its subsidiaries; (e) certain tax assets, (f) causes of actions related to any of the items specified as excluded assets or excluded liabilities in the Asset Purchase Agreement, (g) any privileged materials, documents or records of Home Solutions related to such excluded assets or excluded liabilities, or (h) intercompany receivables. See the section of this proxy statement entitled “The Transaction” beginning on page 27. Under applicable law and rules of The Nasdaq Global Market, the Transaction does not require stockholder approval. Accordingly, you are not being asked to vote on or approve the Transaction. However, you are being asked to vote on and approve the Charter Amendment to increase the number of authorized shares of our Common Stock, and shares of Common Stock authorized by the Charter Amendment will be issued in the Transaction. As described below, stockholder approval of the increase in the number of authorized shares of our Common Stock is a condition precedent to the consummation of the Transaction under the Asset Purchase Agreement. The information about the Transaction contained in this proxy statement is provided to enable you to evaluate the proposed uses of a portion of the additional authorized shares.

Q:	Who is Home Solutions?

A:	Founded in 1996 and headquartered in Hammonton, New Jersey, Home Solutions is one of the largest independent home infusion therapy providers in the Northeast, Mid-Atlantic, and Southeastern states. The home infusion services provided by Home Solutions help patients transition from hospital to home, by providing a specialized clinical team of registered dietitians, pharmacists, and nurses who collaborate throughout the patient-care process to allow the patient the opportunity to lead a healthier life, and have a lesser likelihood of being readmitted to the hospital. InfuLink®, Home Solutions’ proprietary web monitoring tool, shares data with healthcare providers to help optimize clinical outcomes. Home Solutions has 20 years of experience in creating successful de novo pharmacies, acquiring existing stand-alone pharmacies and creating sustainable growth in new markets. Additionally, Home Solutions has demonstrated experience in obtaining payor contracts across the commercial, government and integrated delivery and accountable care organization networks.

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Q.	What will BioScrip pay Home Solutions as consideration in the Transaction?

A:	On June 16, 2016, the Company, HomeChoice Partners, Inc. and Home Solutions entered into an amendment to the Asset Purchase Agreement (the “First Amendment”) which modified the terms of the consideration payable by BioScrip to Home Solutions thereunder. Certain terms of the Asset Purchase Agreement as so modified are set forth below. Subject to certain net working capital adjustments, the “Transaction Consideration” is comprised of: (i) $67.50 million in cash (the ‘‘Cash Consideration’’); (ii) 3,750,000 shares of our Common Stock (the ‘‘Transaction Closing Equity Consideration’’); and (iii) contingent equity securities of the Company, in the form of restricted shares of our Common Stock (‘‘RSUs’’), issued in two tranches, Tranche A and Tranche B, with different vesting conditions (collectively, the ‘‘Contingent Shares’’). Upon issuance the RSUs will have no value, but will be reported in our consolidated financial statements at their estimated fair value at the date of issuance. BioScrip will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche A promptly, and in any event within five business days, following the earlier of (a) the closing price of BioScrip Common Stock, as reported by NASDAQ, averaging $4.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017 or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $4.00 per share. BioScrip will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche B promptly, and in any event within five business days, following the earlier of (a) the closing price of BioScrip’s Common Stock, as reported by NASDAQ, averaging $5.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017, or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $5.00 per share. The aggregate number of RSUs in Tranche A will be approximately 3.1 million and the aggregate number of RSUs in Tranche B will be 4.0 million. The maximum amount of Common Stock issuable in connection with the Transaction represents approximately 9.5% of BioScrip’s outstanding Common Stock, based on the number of outstanding shares as of June 22, 2016, assuming all the RSUs vest.

The Cash Consideration and the Transaction Closing Equity Consideration will be paid at closing, subject to customary closing adjustments.  Please see “The Transaction” starting on page 27 for a more detailed description.

Q:	How was the consideration to be paid to Home Solutions in the Transaction, including the Transaction Closing Equity Consideration and the RSUs to be issued in connection with the Transaction, determined?

A:	In determining the consideration to be paid in connection with the Transaction, BioScrip’s Board of Directors considered a number of factors, including (1) Home Solutions’ revenue quality and growth history; (2) Home Solutions’ prospects and potential growth opportunities after combining Home Solutions’ strengths with those of BioScrip; (3) the value and contract terms of Home Solutions’ existing customer relationships; (4) the quality of Home Solutions’ management and employees; and (5) Home Solutions’ current earnings before interest, taxes, depreciation and amortization and other measures of profitability and ability for those measures to be accretive to BioScrip’s stockholders.

Q:	What is the maximum number of shares that BioScrip will be required to issue in connection with the Transaction?

A:	The maximum amount of Common Stock issuable in connection with the Transaction represents approximately 9.5% of BioScrip’s outstanding Common Stock, based on the number of outstanding shares as of June 22, 2016, assuming all the RSUs vest.

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Q:	Will there be any escrow restrictions on the Transaction Consideration applicable after the Transaction?

A:	The Asset Purchase Agreement contains representations, warranties and covenants customary for a transaction of this nature. Subject to certain limitations, Home Solutions and BioScrip have agreed to indemnify each other for breaches of representations, warranties and covenants and other specified matters, and Home Solutions’ indemnification obligations are secured, in part, by an escrow of $5 million of shares of BioScrip Common Stock issuable as Transaction Closing Equity Consideration.

Q:	Why does BioScrip want to acquire Home Solutions?

A:	The Board of Directors of BioScrip has determined that the Transaction is in the best interests of BioScrip and its stockholders because the acquisition of Home Solutions presents a compelling strategic opportunity to expand BioScrip’s business. The Board of Directors believes that the acquisition of Home Solutions would result in a combined company with a strong position founded on a significantly broader scope and scale of operations that enhance our ability to provide cost-effective care that is driven by clinical excellence and customer service. See the section of this proxy statement entitled “The Transaction—BioScrip’s Board of Directors’ Reasons for Approving the Transaction” beginning on page 28.

Q:	Are there risks associated with the Transaction?

A:	Yes. The material risks associated with the Transaction that are known to us are discussed in the section entitled “Risk Factors” beginning on page 16 of this proxy statement. These risks include, among other things, risks related to the uncertainty that BioScrip will be able to realize the anticipated benefits of the Transaction or successfully integrate Home Solutions with its existing businesses.

Q:	What vote is required to approve Proposal One?

A:	Proposal One must be approved by the affirmative vote of the majority of the outstanding shares of BioScrip capital stock entitled to vote, provided that a quorum is present at the Special Meeting. Each stockholder entitled to vote at the Special Meeting may cast one vote in person or by proxy for each share of Common Stock, Series A Preferred Stock and Series C Preferred Stock (on an as-converted into Common Stock basis) held by such stockholder. Holders of shares of Series A Preferred Stock and Series C Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis, subject to NASDAQ’s voting rights requirements. The PIPE Investors have agreed, pursuant to the Series C Exchange Agreement (as defined below), to vote their shares in favor of the Charter Amendment. See the section of this proxy statement entitled “Proposal One — To Approve An Amendment To The Certificate Of Incorporation To Increase The Authorized Number Of Shares Of Common Stock From 125 Million To 250 Million.”

Q:	What will happen if the Charter Amendment is not approved by BioScrip’s stockholders?

A:	If our stockholders do not approve the Charter Amendment, the Transaction will not occur as contemplated by the Asset Purchase Agreement. Approval of the Charter Amendment is a condition to BioScrip’s obligation to consummate the Transaction. See the section of this proxy statement entitled “Transaction” beginning on page 27. Further, if stockholder approval of the Charter Amendment is not obtained prior to the earlier of May 17, 2021 and the date all of the Company’s obligations under the indenture governing the Company’s 8.875% Senior Notes due 2021 have been satisfied, then each holder of the Company’s Series C Preferred Stock may elect to require the Company to redeem for cash all shares of Series C Preferred Stock held by such holder for which there are not sufficient authorized shares of Common Stock reserved to allow conversion of such shares of Series C Preferred Stock. See the section of this proxy statement entitled “Proposal One — Reasons for the Charter Amendment” beginning on page 55.

Q:	Will there be any change to the Board of Directors or the executive officers of BioScrip after the Transaction?

A:	Yes. If we complete the Transaction, the composition of our Board of Directors will change. Following the completion of the Transaction, our Board of Directors has agreed that Home Solutions will have the right to appoint one member to our Board of Directors. In addition, the Company intends to retain the current chief executive officer of Home Solutions, Dan Greenleaf, as its new chief executive officer upon consummation of the Transaction. We have agreed that Mr. Greenleaf will serve on our Board of Directors during such time as he remains chief executive officer. The Asset Purchase Agreement does not require the Company to select Mr. Greenleaf as its president and chief executive offer, and there are no arrangements or understandings between Mr. Greenleaf and any other persons pursuant to which he would be selected as president and chief executive officer if the Transaction is consummated.

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The Company and our current president and chief executive officer, Richard M. Smith, have an understanding that Mr. Smith will step down from the position of president and chief executive officer of the Company effective upon consummation of the Transaction. We intend to promote Mr. Smith to Vice Chairman of our Board of Directors, in which capacity he will assist in an orderly transition process.

Q:	Will anything happen to my BioScrip Common Stock upon completion of the Transaction?

A:	No. After the completion of the Transaction, each existing BioScrip stockholder will have the same number of shares of BioScrip Common Stock that such stockholder held immediately prior to the Transaction. However, the amount of shares of our Common Stock issuable in connection with the Transaction will increase the total number of shares of outstanding Common Stock significantly and the ownership interests and proportionate voting power of existing shareholders will be significantly diluted.

Q:	Will I have dissenters’ rights with respect to the Transaction?

A:	No. BioScrip stockholders will not have dissenters’ rights with respect to the Charter Amendment or the Transaction.

Q:	When do you expect the Transaction to be completed?

A:	We expect to complete the Transaction in the third quarter of 2016. The Asset Purchase Agreement, the Transaction and the other agreements and transactions contemplated by the Asset Purchase Agreement have been approved by our Board of Directors and the Board of Directors of Home Solutions. The closing of the Transaction remains subject to a number of closing conditions, including the approval by our stockholders of the Charter Amendment (which is the subject of this proxy statement). It is possible, therefore, that factors outside of our control could require us to complete the Transaction at a later time or not at all.

Q:	Does BioScrip’s Board of Directors recommend voting in favor of the proposals?

A:	Yes. After careful consideration, our Board of Directors has determined that each of the proposals are in the best interests of BioScrip and its stockholders. As a result, our Board of Directors recommends that you vote “FOR” the proposals.

Q:	Who is entitled to vote at the Special Meeting?

A:	BioScrip stockholders of record as of the close of business on [_], 2016, the record date, are entitled to vote on each of the proposals at the Special Meeting or any adjournments or postponements thereof. Each stockholder entitled to vote at the Special Meeting may cast one vote in person or by proxy for each share of Common Stock, Series A Preferred Stock and Series C Preferred Stock (on an as-converted into Common Stock basis) held by such stockholder. Holders of shares of Series A Preferred Stock and Series C Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis, subject to NASDAQ’s voting rights requirements.

Q:	What does it mean if I receive more than one proxy?

A:	It means that you hold BioScrip shares in multiple accounts. Please complete and return all proxies to ensure that all of your BioScrip shares are voted in accordance with your instructions.

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Q:	How do I vote?

A:	You may sign and date each paper proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf “FOR” the proposals specified in this proxy statement, in accordance with the recommendation of the Board of Directors. You may also follow the instructions on the proxy card to submit voting instructions for your shares via the Internet.

Q:	If my BioScrip shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If you hold shares through a brokerage firm, bank, dealer or other nominee (collectively, “nominees” or “brokers”), then you are a holder of shares in “street name.” If you hold your shares beneficially in “street name,” you must review the voting form and follow the voting instructions you receive from your broker. If you hold shares in street name and do not provide your broker with voting instructions, your shares may constitute broker “non-votes,” which occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Matters on which brokers are not permitted to vote without instructions from the beneficial owner are referred to as “non-routine” matters.

All of the matters scheduled to be voted on at the Special Meeting are likely to be considered “non-routine.” If you do not provide voting instructions to your broker, your shares will not be voted or counted towards any of the proposals. Thus, if you hold shares in street name, it is particularly important that you instruct your broker on how you wish to vote your shares.

Q:	How may I revoke or change my vote?

A:	The presence of a stockholder at the Special Meeting will not, by itself, revoke such stockholder’s proxy. However, a proxy may be revoked at any time before it is voted.

If you are a stockholder of record, you may revoke your proxy card (i) by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, (ii) by executing and delivering a later dated proxy or (iii) by attending the Special Meeting and voting in person. Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Special Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). However, once voting on a particular proposal is completed at the special meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.

If you are a beneficial owner, you will need to revoke or resubmit your proxy through your nominee and in accordance with its procedures. In order to attend the Special Meeting and vote in person, you will need to obtain a proxy from your nominee, the stockholder of record.

Q:	What happens if I abstain from voting?

A:	Abstentions are counted as “shares present” at the Special Meeting for purposes of determining whether a quorum exists. Abstentions have the effect of a vote “against” any matter to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are considered “shares present” at the Special Meeting for purposes of determining whether a quorum exists. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters, such as the proposals at the Special Meeting. Broker non-votes will not affect the outcome of the vote on any matter.

Q:	Where can I find additional information about the Special Meeting and the proposed acquisition by BioScrip of Home Solutions?

A:	This proxy statement includes important information about the Transaction and the other transactions contemplated by the Asset Purchase Agreement and the Special Meeting. A copy of the Asset Purchase Agreement is attached as Appendix B to this proxy statement. Our stockholders should read this information carefully and in its entirety.

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In addition, copies of certain reports and statements that we have previously filed with the SEC may be obtained by any stockholder without charge on our website at www.bioscrip.com under the heading “Investors — Corporate Governance,” or by written request addressed to: BioScrip, Inc., Secretary, 1600 Broadway, Suite 950, Denver, Colorado 80202 or contact BioScrip, Inc. Secretary at (720) 697-5200.

Q:	What should I do now?

A:	After carefully reading and considering the information contained in this proxy statement, please fill out and sign the proxy card, and then mail your completed and signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares of our Common Stock may be voted at the Special Meeting. Alternatively, you may follow the instructions on the proxy card and submit instructions on voting your shares of our Common Stock over the Internet. Your proxy card or your Internet directions will instruct the persons identified as your proxy to vote your shares at the Special Meeting as directed by you. If you hold your shares through a broker or other nominee, you should follow the instructions provided by your broker or other nominee when instructing them on how to vote your shares.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on [_], 2016 at [_] a.m. local time held at our executive offices located at 1600 Broadway, Suite 950, Denver, Colorado 80202.

Q:	Who is paying for the costs of this proxy solicitation?

A:	BioScrip pays the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our Common Stock.

 Q. Who can help answer my questions?

A:	If you are a BioScrip stockholder and would like additional copies, without charge, of this proxy statement, or if you have questions about the proposals, or the procedures for voting your BioScrip Common Stock, you should contact:

BioScrip, Inc.

1600 Broadway, Suite 950

Denver, Colorado 80202

Telephone: (720) 697-5200

Attention: Kathryn M. Stalmack, Secretary

You may also obtain additional information about BioScrip from the documents we file with the Securities and Exchange Commission, which we refer to as the SEC, or by following the instructions in the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 62.

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Summary of Material Terms of the Transaction

This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. You should read carefully this entire document, including all appendices hereto, for a more complete understanding of the Transaction and voting procedures for the Special Meeting.

The Companies

BioScrip

BioScrip, Inc.

1600 Broadway, Suite 950

Denver, Colorado 80202

Telephone: (720) 697-5200

Attention: Kathryn M. Stalmack, Secretary

We are a national provider of infusion solutions. We partner with physicians, hospital systems, skilled nursing facilities, healthcare payors and pharmaceutical manufacturers to provide patients access to post-acute care services. We operate with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, we aim to provide cost-effective care that is driven by clinical excellence, customer service and values that promote positive outcomes and an enhanced quality of life for those whom we serve.

Our platform provides nationwide service capabilities and the ability to deliver clinical management services that offer patients a high-touch, community-based and home-based care environment. Our core services are provided in coordination with, and under the direction of, the patient’s physician. Our multidisciplinary team of clinicians, including pharmacists, nurses, dietitians and respiratory therapists, work with the physician to develop a plan of care suited to our patient’s specific needs. Whether in the home, physician office, ambulatory infusion center, skilled nursing facility or other alternate sites of care, we provide products, services and condition-specific clinical management programs tailored to improve the care of individuals with complex health conditions such as gastrointestinal abnormalities, infectious diseases, cancer, multiple sclerosis, organ and blood cell transplants, bleeding disorders, immune deficiencies and heart failure.

We were incorporated in Delaware in 1996 as MIM Corporation, at which time our primary business and operations were pharmacy benefit management services. Over the years, we have expanded our service offerings to include home infusion services, which is now our only remaining operating segment, and have divested our pharmacy benefit management services and other lines of business. Our Common Stock trades on The NASDAQ Global Market under the symbol “BIOS.”

Home Solutions

Home Solutions

1001 Grande St.

Hammonton, New Jersey 08037

Telephone: 609-484-6260

Founded in 1996 and headquartered in Hammonton, New Jersey, Home Solutions is one of the largest independent home infusion therapy providers in the Northeast, Mid-Atlantic, and Southeastern states. The home infusion services provided by Home Solutions help patients transition from hospital to home, by providing a specialized clinical team of registered dietitians, pharmacists, and nurses who collaborate throughout the patient-care process to allow the patient the opportunity to lead a healthier life, and have a lesser likelihood of being readmitted to the hospital. InfuLink®, Home Solutions’ proprietary web monitoring tool, shares data with healthcare providers to help optimize clinical outcomes. Home Solutions has 20 years of experience in creating successful de novo pharmacies, acquiring existing stand-alone pharmacies and creating sustainable growth in new markets. Additionally, Home Solutions has demonstrated experience in obtaining payor contracts across the commercial, government and integrated delivery and accountable care organization networks.

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The Transaction

General Description (page 27)

On June 11, 2016, we entered into the Initial Asset Purchase Agreement, by and among Home Solutions, certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation. Home Solutions is a privately held company that is a leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions.

On June 16, 2016, we entered into the First Amendment which modified the terms of the Initial APA Consideration (as defined below). Certain terms of the Asset Purchase Agreement as modified by the First Amendment are set forth below. Pursuant to the Asset Purchase Agreement, BioScrip will acquire substantially all of the assets and assume certain liabilities of Home Solutions and its subsidiaries for the Transaction Consideration. In accordance with the terms of the Transaction, BioScrip will not purchase, among other things, (a) any accounts receivable associated with governmental payors, (b) cash assets, (c) certain non-transferrable assets (e.g., state licenses and Medicare and Medicaid certifications and personnel and employment records), (d) the equity of Home Solutions and its subsidiaries; (e) certain tax assets, (f) causes of actions related to any of the items specified as excluded assets or excluded liabilities in the Asset Purchase Agreement, (g) any privileged materials, documents or records of Home Solutions related to such excluded assets or excluded liabilities, or (h) intercompany receivables.  Subject to certain net working capital adjustments, the consideration for the Transaction is comprised of: (i) $67.50 million in cash; (ii) 3,750,000 shares of BioScrip Common Stock; and (iii) contingent equity securities of the Company, in the form of RSUs, issued in two tranches, Tranche A and Tranche B, with different vesting conditions. Upon issuance the RSUs will have no value, but will be reported in our consolidated financial statements at their estimated fair value at the date of issuance. BioScrip will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche A promptly, and in any event within five business days, following the earlier of (a) the closing price of BioScrip Common Stock, as reported by NASDAQ, averaging $4.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017 or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $4.00 per share. BioScrip will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche B promptly, and in any event within five business days, following the earlier of (a) the closing price of BioScrip’s Common Stock, as reported by NASDAQ, averaging $5.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017, or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $5.00 per share. The aggregate number of RSUs in Tranche A will be approximately 3.1 million and the aggregate number of RSUs in Tranche B will be 4.0 million.  The maximum amount of Common Stock issuable in connection with the Transaction represents approximately 9.5% of BioScrip’s outstanding Common Stock, based on the number of outstanding shares as of June 22, 2016, assuming all the RSUs vest.

The Cash Consideration and the Transaction Closing Equity Consideration will be paid at closing, subject to customary closing adjustments. See the section of this proxy statement entitled “The Transaction” beginning on page 27.

BioScrip’s Board of Directors’ Reasons for the Transaction (page 28)

Our Board of Directors has determined that the Transaction is in the best interests of BioScrip and its stockholders because the acquisition of Home Solutions presents a compelling strategic opportunity to expand BioScrip’s business. The Board of Directors believes that the acquisition of Home Solutions would result in a combined company with a strong position founded on a significantly broader scope and scale of operations that enhance our ability to provide cost-effective care that is driven by clinical excellence and customer service.

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Opinion of BioScrip’s Financial Advisor (page 31)

On August 6, 2015, BioScrip formally engaged Jefferies LLC (“Jefferies”) to act as its financial advisor in connection with its ongoing review of its strategic alternatives.  On April 15, 2016, BioScrip formally engaged Jefferies to act as its financial advisor in connection with a possible acquisition of Home Solutions, among other possible strategic alternatives.  On June 9, 2016, in connection with the consideration to be paid pursuant to the Initial Asset Purchase Agreement, Jefferies rendered its oral opinion, subsequently confirmed in writing, to the Board of Directors (in its capacity as such) that, as of June 9, 2016, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Jefferies as set forth in its written opinion, the consideration of (a) cash in an amount equal to $80 million, subject to adjustment as set forth in the Initial Asset Purchase Agreement, as to which Jefferies expressed no opinion, (b) a number of shares of Common Stock equal to the quotient of (x) 5,000,000 and (y) a number equal to the price per share of Common Stock issued pursuant to the equity offering of Common Stock contemplated by the Initial Asset Purchase Agreement as to which Jefferies expressed no opinion and (c) subject to the occurrence of certain events set forth in the Initial Asset Purchase Agreement, a number of shares of Common Stock, equal to (i) the quotient of (x) 12,375,000 and (y) 4.00 plus (ii) the quotient of (x) 12,375,000 and (y) 5.00 (collectively (a), (b) and (c), the “Initial APA Consideration”) to be paid by BioScrip pursuant to the Initial Asset Purchase Agreement was fair, from a financial point of view, to BioScrip.  The acquisition of substantially all of the assets and assumption of certain liabilities of Home Solutions and its subsidiaries for the Initial APA Consideration as was contemplated pursuant to the Initial Asset Purchase Agreement is referred to herein as the “Initial Transaction.”

Jefferies’ opinion was directed to the Board of Directors (in its capacity as such) and addresses only the fairness to BioScrip, from a financial point of view, of the Initial APA Consideration to be paid by BioScrip pursuant to the Initial Asset Purchase Agreement as of the date of the opinion.  It does not address any other aspects of the Initial Transaction and does not constitute a recommendation to any holder of BioScrip Common Stock as to how such shareholder should vote or act on any matter.  Jefferies did not render or express any opinion with respect to, and was not requested to render or express any opinion with respect to, and Jefferies’ opinion does not address, the First Amendment, the Asset Purchase Agreement (as amended), the Transaction or the Transaction Consideration (or any component thereof).

The full text of the written opinion of Jefferies, dated June 9, 2016, is attached to this proxy statement as Appendix C.  Jefferies opinion sets forth, among other things, the assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of review undertaken by Jefferies in rendering its opinion.  BioScrip encourages you to read Jefferies opinion carefully and in its entirety.  The summary of the opinion of Jefferies set forth in the section of this proxy statement entitled “The Transaction – Opinion of Financial Advisor” is qualified in its entirety by reference to the full text of the opinion.

Recommendation of BioScrip’s Board of Directors (page 29)

After due consideration, our Board of Directors has determined that the Charter Amendment and the Transaction is fair to, advisable to, and in the best interests of, BioScrip and its stockholders, and it accordingly approved the Charter Amendment, the Transaction, the Asset Purchase Agreement and the other agreements and transactions contemplated by the Asset Purchase Agreement and recommends that the stockholders of BioScrip vote “FOR” the Charter Amendment and “FOR” the adjournment proposal.

BioScrip’s Board of Directors and Executive Officers after the Consummation of the Transaction (page 37)

If we complete the Transaction, the composition of our Board of Directors will change. Following the completion of the Transaction, our Board of Directors has agreed that Home Solutions will have the right to appoint one member to our Board of Directors. Upon consummation of the Transaction, the Company intends to retain the current chief executive officer of Home Solutions, Dan Greenleaf, as its new chief executive officer. In addition, we have agreed that Mr. Greenleaf will serve on our Board of Directors during such time as he remains chief executive officer. The Company and our current president and chief executive officer, Richard M. Smith, have an understanding that Mr. Smith will step down from the position of president and chief executive officer of the Company effective upon consummation of the Transaction.

Material Federal Income Tax Consequences of the Transaction (page 37)

Because our stockholders do not participate in the Transaction, our stockholders will not recognize gain or loss in connection with the Transaction.

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Accounting Treatment (page 37)

The Transaction will be accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Section 805 “Business Combinations.”

Federal Securities Law Consequences; Resale Restrictions (page 37)

The shares of our Common Stock to be issued to the Home Solutions shareholders in connection with the Transaction (including any RSUs that vest) will be “restricted securities.” These shares will not be registered under the Securities Act upon issuance and will not be freely transferable. The Home Solutions shareholders may not sell their shares of our Common Stock acquired in connection with the Transaction unless the shares are registered under the Securities Act or an exemption is available thereunder. The Asset Purchase Agreement provides Home Solutions with certain customary registration rights that require us to register the resale of the Transaction Closing Equity Consideration and the Contingent Shares pursuant to the Securities Act.

Regulatory Approvals (page 38)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules and regulations promulgated thereunder, the Transaction  may not be consummated until required information and materials have been furnished to the Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”), and certain waiting period requirements have expired or been terminated. On June 24, 2016, each of BioScrip and Home Solutions filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the DOJ and the FTC. At any time before the closing of the Transaction, the DOJ, the FTC or others could take action under the antitrust laws with respect to the Transaction, including seeking to enjoin the consummation of the Transaction or to require the divestiture of certain assets of BioScrip or Home Solutions. There can be no assurance that a challenge to the Transaction on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Home Solutions holds healthcare licenses, permits and registrations with various state and federal agencies, including home health agency licenses, pharmacy licenses and registrations with the U.S. Drug Enforcement Administration. In connection with the Transaction, certain of these licenses, permits and registrations may need to be transferred or new ones obtained to reflect the change in ownership of the assets of Home Solutions. Further, Home Solutions participates in Medicare and various state Medicaid programs. In connection with the Transaction, new Medicare provider numbers will be obtained to reflect the change in ownership of the assets of Home Solutions. There could be interruption of cash flow and/or loss of revenue during the pendency of the applications for new Medicare provider numbers.

No Dissenters’ Rights (page 38)

No shareholder of BioScrip will be entitled to exercise dissenters’ rights in connection with the Transaction.

The Asset Purchase Agreement

On June 11, 2016, the Company entered into the Initial Asset Purchase Agreement, by and among the Company, HomeChoice Partners, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Home Solutions and each of the subsidiaries of Home Solutions set forth on the signature pages to the Initial Asset Purchase Agreement.

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On June 16, 2016, the Company, HomeChoice Partners, Inc. and Home Solutions entered into an amendment to the Asset Purchase Agreement which modified the terms of the consideration payable by BioScrip to Home Solutions thereunder. Certain terms of the Asset Purchase Agreement as modified by the First Amendment are set forth below.  Pursuant to the Asset Purchase Agreement, the Company has agreed to acquire substantially all of the assets and assume certain liabilities of Home Solutions and its subsidiaries for the Transaction Consideration.  Subject to certain net working capital adjustments, the Transaction Consideration consists of: (i) $67.50 million in cash; (ii) 3,750,000 shares of BioScrip Common Stock; and (iii) contingent equity securities of the Company, in the form of RSUs, issued in two tranches, Tranche A and Tranche B, with different vesting conditions. Upon issuance the RSUs will have no value, but will be reported in our consolidated financial statements at their estimated fair value at the date of issuance. BioScrip will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche A promptly, and in any event within five business days, following the earlier of (a) the closing price of BioScrip Common Stock, as reported by NASDAQ, averaging $4.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017 or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $4.00 per share. BioScrip will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche B promptly, and in any event within five business days, following the earlier of (a) the closing price of BioScrip’s Common Stock, as reported by NASDAQ, averaging $5.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017, or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $5.00 per share. The aggregate number of RSUs in Tranche A will be approximately 3.1 million and the aggregate number of RSUs in Tranche B will be 4.0 million.  The maximum amount of Common Stock issuable in connection with the Transaction represents approximately 9.5% of BioScrip’s outstanding Common Stock, based on the number of outstanding shares as of June 22, 2016, assuming all the RSUs vest.

The Cash Consideration and the Transaction Closing Equity Consideration will be paid at closing, subject to customary closing adjustments. In addition, if within one year from the closing date of the Transaction, Home Solutions is not able to collect the full amount of certain government receivables which constitute excluded assets in the Transaction, the Company will pay Home Solutions the difference between the amount estimated to be collectible at closing and the amount actually collected by Home Solutions. The estimated amount of such governmental receivables at Closing is $3.0 million.

The Asset Purchase Agreement contains representations, warranties and covenants customary for a transaction of this nature. Subject to certain limitations, BioScrip and Home Solutions have agreed to indemnify each other for breaches of representations, warranties and covenants and other specified matters, and Home Solutions’ indemnification obligations are secured, in part, by an escrow of a portion of the Transaction Consideration.

The consummation of the Transaction is subject to customary closing conditions, including , the Company obtaining stockholder approval for the Charter Amendment, the absence of legal orders prohibiting the consummation of the Transaction, the absence of conditions or circumstances constituting a business material adverse effect with respect to Home Solutions, receipt of approval, or termination of the waiting period, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, the accuracy of the representations and warranties of the parties, the parties’ performance and compliance in all material respects with the agreements and covenants contained in the Asset Purchase Agreement and the parties’ attainment of certain third-party consents.

The Asset Purchase Agreement may be terminated by the Company or Home Solutions under certain circumstances specified therein (including the right of the Company or Home Solutions, as the case may be, to terminate the Asset Purchase Agreement if the transactions contemplated therein have not been consummated prior to September 9, 2016) for reasons other than the breach of the Asset Purchase Agreement by the party seeking to terminate. The Company intends to fund the Cash Consideration and pay fees and expenses in connection with the Transaction with a portion of the net proceeds from the Equity Offering, which was consummated on June 22, 2016.  The Equity Offering resulted in net proceeds of approximately $83.15 million, after deducting underwriting discounts and commissions and offering expenses.

Pursuant to the Asset Purchase Agreement, upon consummation of the Transaction, the Company has agreed that (1) for so long as Daniel Greenleaf remains the Chief Executive Officer of the Company, Mr. Greenleaf will be a member of the Company’s Board of Directors and (2) Home Solutions will be entitled to designate one member to the Board of Directors for a period of three years; provided that this designation right will terminate if Home Solutions owns less than 50% of the equity interests of the Company (including the Contingent Shares) issued to Home Solutions pursuant to the Asset Purchase Agreement. The Asset Purchase Agreement also provides Home Solutions with certain customary registration rights that require the Company to register the resale of the Closing Equity Consideration and the Contingent Shares pursuant to the Securities Act of 1933, as amended.

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Risk Factors

You should carefully consider each of the following risks and all of the other information contained or incorporated by reference in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement on Forward-Looking Statements” on page 21 and the appendices hereto, before deciding how to vote your shares of BioScrip Common Stock at the Special Meeting. We have also disclosed a number of material risks facing BioScrip under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference. If any of the risks described below or in the documents incorporated by reference into this proxy statement actually materialize, the business, financial condition, results of operations, prospects or stock price of BioScrip could be materially and adversely affected.

The risks described below are not the only risks that we will face following the Transaction. Additional risks and uncertainties not currently known to us may also materially and adversely affect our business operations and financial condition or the price of our Common Stock following completion of the Transaction.

Risks Relating to the Transaction

We may fail to complete the Transaction if certain required conditions, many of which are outside of our control, are not satisfied.

Completion of the Transaction is subject to various customary closing conditions, including, but not limited to, approval by BioScrip’s stockholders of the Charter Amendment, the absence of legal orders prohibiting the consummation of the Transaction, the absence of conditions or circumstances constituting a business material adverse effect with respect to Home Solutions, receipt of approval, or termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the accuracy of the representations and warranties of the parties, the parties’ performance and compliance in all material respects with the agreements and covenants contained in the Asset Purchase Agreement and the parties’ attainment of certain third-party consents.

Despite our best efforts, we may not be able to satisfy or timely obtain the various closing conditions, and such failure or delay in completing the Transaction may cause uncertainty or other negative consequences that may materially and adversely affect our performance, financial condition, results of operations, share price and the perceived acquisition value.

Failure to complete the Transaction could adversely affect our business.

If the conditions to completion of the Transaction are not met, or if the Transaction is not completed for any other reason, we will be subject to several risks, including, (a) the price of our Common Stock may decline if the Transaction is not completed, to the extent our current stock price reflects a market assumption that the Transaction will occur, (b) we will remain liable for significant transaction costs that would be payable even if the Transaction is not completed, (c) a failed transaction may result in negative publicity and a negative impression of us in the investment community, (d) our business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Transaction, and (e) any disruptions to our business resulting from the announcement and pendency of the Transaction, including any adverse changes in our relationships with our employees, vendors, and customers (including Home Solutions), could continue or accelerate in the event of a failed transaction. For these and other reasons, failure to consummate the Transaction could adversely impact our business, financial condition, results of operations, and stock price.

There may be difficulties in integrating Home Solutions’ business and operations into our business and operations, and the integration process will place an additional burden on our management and internal resources. We may overestimate the synergies that will result from the Transaction or underestimate the cost of implementing such synergies.

We contemplate that the Transaction will be immediately accretive to BioScrip’s stockholders and result in increased earnings and cost savings for us following the integration of Home Solutions into our business. This expectation is based on presumed synergies from consolidation and enhanced growth opportunities. We expect to fully realize the synergies from the Transaction within 12 to 18 months following the consummation of the Transaction and to incur the cost of implementing such synergies within the same period.  We currently estimate the range of such synergies to be between $14 million and $17 million and that the cost to achieve such synergies will be approximately $4.6 million.  These anticipated benefits will depend in part on whether Home Solutions’ operations can be integrated in an efficient and effective manner into our operations, and whether the expected bases or sources of synergies produce the benefits anticipated. Many operational and strategic decisions with respect to Home Solutions following its acquisition by us have not been made and may not have been fully identified. These decisions may present significant challenges to management, including the integration of systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, significant one-time write-offs or restructuring charges, unanticipated costs and the loss of key employees.

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While we believe that our expectations regarding the achievement of synergies and other benefits of the Transaction are reasonable, there can be no assurance that the integration of Home Solutions’ operations, management and culture into ours will be timely or effectively accomplished. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses, inconsistencies in standards, controls, procedures and policies that adversely affect BioScrip’s ability to maintain relationships with customers.

In addition, our ability to realize the anticipated synergies are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, such as changes to government regulation governing or otherwise impacting our industry, reductions in reimbursement rates from Third Party Payors, reductions in service levels under our contracts, operating difficulties, client preferences, changes in competition and general economic or industry conditions. Consequently, we may overestimate the synergies that will result from the Transaction or underestimate the cost of implementing such synergies.

Further, successful integration of BioScrip’s and Home Solutions’ operations and personnel will place an additional burden on our management and our internal resources. The additional burden could lead to significant diversion of management attention, which could lead to a decrease in BioScrip’s future operating results and thereby negatively impact its share price.

We have and will continue to incur substantial transaction-related costs in connection with the Transaction.

We have incurred, and expect to continue to incur, a number of non-recurring transaction-related costs in initiating and completing the Transaction, integrating the operations of Home Solutions and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. Non-recurring transaction costs include, but are not limited to, fees paid or payable to financial, legal and accounting advisors, filing fees and printing costs. Additional unanticipated costs may be incurred in the integration process. These costs may be higher than expected and could have a material adverse effect on our financial condition, operating results or value.

The Transaction may expose us to unknown or contingent liabilities for which we have no indemnification rights, or we may be subject to liabilities substantially in excess of amounts covered through any indemnification rights, or experience difficulty enforcing such indemnification rights.

We have indemnification rights with respect to breaches of representations and warranties, breaches of covenants and the failure of Home Solutions to satisfy any liabilities that are excluded. Governmental agencies and other third parties bringing claims against Home Solutions with respect to such matters, including claims brought against Home Solutions pursuant to Medicare and Medicaid regulations or under the False Claims Act, may seek to impose liability on the Company despite the fact that the Company did not assume such liabilities from Home Solutions. Claims relating to such matters may exceed the limit on our indemnification rights. Home Solutions may also have other unknown liabilities which we will be responsible for after the Transaction. If we are held responsible for liabilities not covered by indemnification rights or substantially in excess of amounts covered through any indemnification rights, or if we experience difficulty enforcing such indemnification rights, we could suffer severe consequences that could substantially reduce our revenues, earnings and cash flows. Furthermore, the indemnity does not cover loss of our future revenue or income or loss of business reputation or opportunity that may arise as a consequence of the indemnified liabilities. The indemnified liabilities may, therefore, result in reputational damage to our business that could adversely affect our financial condition.

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Anti-assignment provisions in Home Solutions’ agreements triggered in connection with the acquisition of Home Solutions by BioScrip may lead to adverse consequences.

Home Solutions may be a party to agreements that contain provisions on assigning the agreement that may be triggered in connection with the Transaction. The operation of these anti-assignment provisions, if triggered, could result in unanticipated expenses and/or the loss of certain customers, vendors or payors. If Home Solutions and BioScrip are unable to negotiate consent to the assignment of the agreements, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if Home Solutions and BioScrip are able to negotiate consents, the counterparties may require a fee for such consent or seek to renegotiate the agreements on terms less favorable to Home Solutions. Any of the foregoing or similar developments may have an adverse impact on BioScrip’s business and results of operations.

The Transaction is subject to the receipt of consents and approvals from government entities that may not be received or that may impose conditions that could have an adverse effect on BioScrip following the completion of the Transaction.

We cannot complete the Transaction unless we receive various consents, orders, approvals and clearances from antitrust, health care regulatory and other authorities in the United States. While we believe that we will receive the requisite regulatory approvals from these authorities, there can be no assurance that such approvals will be received. In addition, these authorities may impose conditions on the completion of the Transaction or require changes to the terms of the Transaction that could result in the divestiture of certain assets of BioScrip or Home Solutions. While we do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and any such conditions or changes could have the effect of delaying completion of the Transaction or imposing additional costs on or limiting the revenues of BioScrip following the Transaction, any of which may have an adverse effect on us following the Transaction.

A shortage of qualified pharmacists, nursing staff and other professionals could adversely affect our ability to attract, train and retain qualified personnel and could increase operating costs after the Transaction.

Home Solutions’ pharmacy business relies significantly on its ability to attract and retain pharmacists and pharmacy technicians. In addition, Home Solutions’ business relies on its ability to attract and retain nurses, dietitians and other caregivers who possess the skills, experience and licenses necessary to meet the requirements of its patients. Home Solutions competes for personnel with other providers of pharmacy and home health services. Our ability to attract and retain licensed professionals after the Transaction will depend on several factors, including our ability to provide these licensed professionals with attractive assignments and competitive benefits and salaries. There can be no assurance that BioScrip will be successful in any of these areas. In addition, there are occasional shortages of qualified health care personnel in some of the markets in which Home Solutions operates. As a result, we may face higher costs to attract licensed professionals and we may have to provide them with more attractive benefit packages than originally anticipated, either of which could cause our profitability to decline. Finally, if we expand Home Solutions’ operations into geographic areas where health care providers historically have unionized, we cannot assure you that negotiating collective bargaining agreements will not have a negative effect on our ability to timely and successfully recruit qualified personnel. Generally, if we are unable to attract and retain licensed professionals, the quality of our services may decline and we could lose patients and referral sources.

Failure to retain key employees of both BioScrip and Home Solutions, including executive officers, and the loss of key personnel or the transition of key personnel, including our Chief Executive Officer, could diminish the benefits of the Transaction.

The successful acquisition of Home Solutions will depend in part on the retention of key personnel at Home Solutions, including senior management, and the continued contributions of our senior management.  We have not entered into employment agreements with any such key personnel of Home Solutions and there can be no assurances that BioScrip will be able to retain them following the consummation of the Transaction.  Further, upon consummation of the Transaction, the Company intends to retain the current chief executive officer of Home Solutions, Dan Greenleaf, as its new chief executive officer. Although we intend to make this transition as smooth as possible, this leadership change may result in disruptions to our business or operations or otherwise limit the ability of our management team to effectively execute on our business plan, which could have an adverse effect on our results of operations and financial condition.

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In addition, no assurance can be given that after the Transaction, BioScrip and Home Solutions will be able to attract or retain key management personnel and other key employees to the same extent that BioScrip and Home Solutions have been previously able to attract or retain their own employees.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and may not be an indication of BioScrip’s financial condition or results of operations following the Transaction.

The unaudited pro forma financial information contained in this proxy statement is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Transaction. For example, the pro forma financial information has been derived from the historical financial statements of BioScrip and Home Solutions, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and such adjustments and assumptions are difficult to make with complete accuracy.

In addition, the unaudited pro forma financial information does not reflect all costs that are expected to be incurred by BioScrip or Home Solutions in connection with Transaction. For example, the impact of any incremental costs incurred in integrating the companies is not reflected in the pro forma financial information. As a result, the actual financial condition and results of operations of BioScrip following the Transaction may differ significantly from the pro forma financial information. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect BioScrip’s financial condition or results of operations following the Transaction.

The Transaction will result in changes to our Board of Directors that may affect the strategy and operations of the combined company as compared to that of BioScrip and Home Solutions.

If we complete the Transaction, the composition of our Board of Directors will change. Following the completion of the Transaction, our Board of Directors has agreed that Home Solutions will have the right to appoint one member to our Board of Directors. In addition, the Company intends to retain the current chief executive officer of Home Solutions, Dan Greenleaf, as its new chief executive officer upon consummation of the Transaction. The Asset Purchase Agreement does not require the Company to select Mr. Greenleaf as its president and chief executive offer, and there are no arrangements or understandings between Mr. Greenleaf and any other persons pursuant to which he would be selected as president and chief executive officer if the Transaction is consummated. We have agreed that Mr. Greenleaf will serve on our Board of Directors during such time as he remains chief executive officer. This new composition of our Board of Directors may affect our business strategy and operating decisions following completion of the Transaction. In addition, there can be no assurance that the new Board of Directors will function effectively as a team and that there will not be any adverse effects on our business as a result.

The Company and our current president and chief executive officer, Richard M. Smith, have an understanding that Mr. Smith will step down from the position of president and chief executive officer of the Company effective upon consummation of the Transaction. We intend to promote Mr. Smith to Vice Chairman of our Board of Directors, in which capacity he will assist in an orderly transition process.

Current shareholders may have reduced ownership and voting interests after the Transaction. In addition, after BioScrip registers the resale of the BioScrip Common Stock to be used as consideration for the Transaction with the SEC, Home Solutions may elect to sell shares of BioScrip Common Stock on the open market, which may have an adverse effect on the market price of BioScrip Common Stock.

Based on the number of shares of Common Stock of BioScrip outstanding on June 22, 2016, assuming all the RSUs vest, upon the completion of the Transaction, Home Solutions could potentially own approximately 9.5% of our Common Stock, or 10,850,000 shares of our Common Stock, which will be held in the form of the restricted shares to be issued at closing as well as the Contingent Shares, issuable subject to the terms of the Asset Purchase Agreement.

Our shareholders currently have the right to vote for the directors of BioScrip and on other matters affecting BioScrip. When the Transaction occurs, Home Solutions will become a shareholder of BioScrip, which shareholding will increase upon vesting of the Contingent Shares. As a result, the percentage ownership of BioScrip held by each of our current shareholders will be smaller than such shareholder’s percentage ownership of BioScrip prior to the Transaction. Our current shareholders will, therefore, have proportionately less ownership and voting interests in BioScrip following the Transaction than they have now.

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In addition, BioScrip has agreed to prepare and file with the SEC a Form S-3 registering the resale of the Transaction Closing Equity Consideration and the BioScrip Common Stock issuable following the vesting of the Contingent Shares. After such shares of BioScrip Common Stock have been registered for resale, Home Solutions may elect to sell shares of BioScrip Common Stock in the open market. If Home Solutions chooses to sell shares of BioScrip Common Stock, it could have an adverse effect on the market price of BioScrip Common Stock.

Future sale of a large number of shares of our Common Stock could adversely affect the market price of our Common Stock and may be dilutive to current shareholders.

The sales of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect the price for our Common Stock. The Transaction may have a dilutive effect on net income per common share after giving effect to the issuance of the shares our Common Stock in connection with the Transaction. The actual amount of dilution from any future offering of our equity securities cannot be determined at this time. The market price of our Common Stock could decline as a result of sales of a large number of our Common Stock in the market due to the shares our Common Stock issuable in connection with the Transaction, or otherwise, or as a result of the perception or expectation that such sales could occur.

We do not have adequate shares reserved for the conversion or exercise of certain equity-linked securities, including our PIPE Warrants. As a result, such securities, including our PIPE Warrants, may be reclassified from equity to liability, which could result in significant volatility in our earnings.

We currently do not have adequate authorized shares reserved for the conversion or exercise of certain equity-linked securities, including our PIPE Warrants. Under GAAP, the insufficiency of our authorized shares to satisfy the conversion or exercise of equity-linked securities may lead to their reclassification from equity to liability, with changes in fair value recorded in earnings, which may result in significant volatility in our earnings.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement and the other documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements relate to expectations, beliefs, future plans and strategies, anticipated events or trends concerning matters that are not historical facts or that necessarily depend upon future events. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. Specifically, this Annual Report contains, among others, forward-looking statements about:

•	difficulties with the completion of the acquisition of substantially all of the assets of Home Solutions;

•	our ability to successfully integrate the Home Solutions business into our existing businesses;

•	our expectations regarding financial condition or results of operations in future periods;

•	our future sources of, and needs for, liquidity and capital resources;

•	our expectations regarding economic and business conditions;

•	our expectations regarding potential legislative and regulatory changes impacting the level of reimbursement received from the Medicare and state Medicaid programs;

•	our internal control over financial reporting;

•	periodic reviews and billing audits from governmental and private payors;

•	our expectations regarding the size and growth of the market for our products and services;

•	our business strategies and our ability to grow our business;

•	the implementation or interpretation of current or future regulations and legislation, particularly governmental oversight of our business;

•	our expectations regarding the recoverability of our goodwill, goodwill impairment charge estimates and the potential for future impairment charges;

•	our Financial Improvement Plan (as described in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016 (the “Annual Report on Form 10-K”));

•	our ability to maintain contracts and relationships with our customers;

•	our ability to avoid delays in payment from our customers;

•	sales and marketing efforts;

•	status of material contractual arrangements, including the negotiation or re-negotiation of such arrangements;

•	our ability to address cybersecurity risks;

•	our ability to maintain supplies and services, which could be impacted by force majeure events such as war, strike, riot, crime or “acts of God” such as hurricanes, flooding, blizzards or earthquakes;

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•	future capital expenditures;

•	our ability to hire and retain key employees;

•	our ability to successfully execute our succession plans;

•	our ability to execute our acquisition and growth strategy;

•	our ability to successfully integrate businesses we may acquire;

•	our ability to make principal and interest payments on our debt and unsecured notes and satisfy the other covenants contained in our senior secured credit facility and other debt agreements;

•	our high level of indebtedness;

•	our expectations regarding the outcome of litigation; and

•	other risks and uncertainties described from time to time in our filings with the SEC, including in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K.

The forward-looking statements contained in this proxy statement, and in our Annual Report on Form 10-K, which is incorporated herein by reference, reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements. The forward-looking statements contained herein reflect our views and assumptions only as of the date of this proxy statement or, in the case of documents incorporated by reference, the date of those documents. The reader should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

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Special Meeting of Bioscrip Stockholders

Date, Time and Place

A Special Meeting of BioScrip stockholders will be held at [_] a.m. local time, on [_], 2016 at BioScrip’s executive offices at 1600 Broadway, Suite 950, Denver, Colorado 80202.

Purpose of the Special Meeting

The purpose of the Special Meeting is to consider and vote on the following proposals:

Proposal No. 1	An amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 125 million shares to 250 million shares. The Charter Amendment is necessary to consummate the Transaction and provide BioScrip sufficient authorized Common Stock to issue the Transaction Closing Equity Consideration and the Contingent Shares.

Proposal No. 2	If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

The approval of Proposal No. 1 for the amendment of BioScrip’s Second Amended and Restated Certificate of Incorporation is a condition to the completion of the Transaction. Accordingly, if BioScrip is to complete the Transaction with Home Solutions, the stockholders must approve Proposal No. 1.

At the special meeting, BioScrip stockholders will also be asked to consider and vote on any other matter that may properly come before the Special Meeting or any adjournment of the special meeting. At this time, the BioScrip Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the special meeting.

Record Date; Shares Outstanding and Entitled to Vote

BioScrip has fixed the close of business on [_], 2016 as the record date for the determination of stockholders of BioScrip entitled to notice of and to vote at the Special Meeting and any adjournment of the special meeting. Each stockholder entitled to vote at the Special Meeting may cast one vote in person or by proxy for each share of Common Stock, Series A Preferred Stock and Series C Preferred Stock (on an as-converted into Common Stock basis) held by such stockholder. Holders of shares of Series A Preferred Stock and Series C Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis, subject to NASDAQ’s voting rights requirements. At the close of business on the record date, BioScrip had outstanding and entitled to vote 113,880,241 shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock (on an as-converted into Common Stock basis).

How to Vote Your Shares

If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail or vote by attending the Special Meeting and voting in person.

•	Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until [_] p.m. Eastern Time on [_], 2016 by calling the toll-free telephone number on the enclosed proxy card. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded.

•	Submitting a Proxy via the Internet: You can submit a proxy via the Internet until [_] p.m. Eastern Time on [_], 2016 by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

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•	Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

•	By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the special meeting.

How to Change Your Vote

The presence of a stockholder at the Special Meeting will not, by itself, revoke such stockholder’s proxy. However, a proxy may be revoked at any time before it is voted.

If you are a stockholder of record, you may revoke your proxy card (i) by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, (ii) by executing and delivering a later dated proxy or (iii) by attending the Special Meeting and voting in person. Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Special Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). However, once voting on a particular proposal is completed at the special meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.

If you are a beneficial owner, you will need to revoke or resubmit your proxy through your nominee and in accordance with its procedures. In order to attend the Special Meeting and vote in person, you will need to obtain a proxy from your nominee, the stockholder of record. Any written notice of revocation, or later dated proxy, should be delivered to:

BioScrip, Inc.
1600 Broadway, Suite 950

Denver, Colorado 80202
Attention: Corporate Secretary

Proxies; Counting Your Vote

If you provide specific voting instructions, your shares will be voted at the Special Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted as follows:

“FOR” the approval of the amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares; and

“FOR” the approval, if necessary, of an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

At this time, we are unaware of any matters, other than those matters set forth above, that may properly come before the special meeting. If any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Special Meeting or any adjournment of the special meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

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The persons named in the enclosed proxy, or their duly constituted substitutes acting at the Special Meeting or any adjournment of the Special Meeting, may propose and vote for one or more adjournments of the special meeting. Proxies solicited may be voted only at the Special Meeting and any adjournment of the Special Meeting and will not be used for any other BioScrip meeting of stockholders.

BioScrip’s transfer agent, American Stock Transfer & Trust Company LLC, will serve as proxy tabulator and count the votes. The results will be certified by the Inspector of Elections.

Abstentions and Broker “Non-Votes”

If you hold shares through a broker or other nominee, then you are a holder of shares in “street name.” If you hold your shares beneficially in “street name,” you must review the voting form and follow the voting instructions you receive from your broker. If you hold shares in street name and do not provide your broker with voting instructions, your shares may constitute broker “non-votes,” which occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Matters on which brokers are not permitted to vote without instructions from the beneficial owner are referred to as “non-routine” matters.

All of the matters scheduled to be voted on at the Special Meeting are likely to be considered “non-routine.” If you do not provide voting instructions to your broker, your shares will not be voted or counted towards any of the proposals. Thus, if you hold shares in street name, it is particularly important that you instruct your broker on how you wish to vote your shares.

Quorum and Required Votes

Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections, who will also determine whether a quorum is present. A quorum requires the presence, in person or by proxy, of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Series A Preferred Stock and Series C Preferred Stock on an as-converted into Common Stock basis) issued and outstanding and entitled to vote at the Special Meeting. In accordance with the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on March 9, 2015 with respect to the Series A Preferred Stock and the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on June 14, 2016 with respect to the Series C Preferred Stock, shares of Common Stock into which shares of Series A Preferred Stock and Series C Preferred Stock are convertible will be counted for purposes of establishing a quorum at the Special Meeting. Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists. Broker “non-votes” are counted as present solely for purposes of determining whether a quorum exists. If the stockholders present in person or by proxy at the Special Meeting constitute holders of less than a majority of the aggregate shares of Common Stock entitled to vote (which includes the Series A Preferred Stock and the Series C Preferred Stock on an as-converted into Common Stock basis), the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Proposal No. 1: Proposal No. 1 to amend BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 125 million shares to 250 million shares requires the affirmative vote of the majority of the outstanding shares of BioScrip capital stock entitled to vote, provided that a quorum is present at the Special Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 1. The approval of Proposal No. 1 is a condition to the completion of the Transaction.

Proposal No. 2:  Proposal No. 2 to adjourn, if necessary, the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of Proposal 1 or Proposal 2, requires the affirmative vote of the holders of a majority of the shares of BioScrip Common Stock present in person or represented by proxy at the Special Meeting, whether or not a quorum is present. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 2. Broker “non-votes” will not be deemed represented at the Special Meeting for purposes of voting on Proposal 2 and, therefore, will have no effect on Proposal 2. The approval of Proposal No. 2 is not a condition to the completion of the Transaction.

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Solicitation of Proxies

 The solicitation of proxies will be conducted primarily by mail, and BioScrip will bear all associated costs of the solicitation process. These costs include the expenses of preparing and mailing proxy solicitation materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock. BioScrip may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations.

Recommendation of the BioScrip Board of Directors

The BioScrip Board of Directors has unanimously determined that the Charter Amendment is in the best interests of BioScrip and its stockholders and approved the increase in the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares. Further, the BioScrip Board of Directors has unanimously determined that the Transaction is fair to and in the best interests of BioScrip and its stockholders and approved the issuance of BioScrip Common Stock in accordance with the Asset Purchase Agreement. See the section entitled “The Transaction — BioScrip’s Board of Directors’ Reasons for Approving the Transaction” beginning on page 28 for a more detailed discussion.

The BioScrip Board of Directors recommends that you vote “FOR” the approval of the amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares; and “FOR” the approval, if necessary, of an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.

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The Transaction

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal to approve the amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares, which amendment is a condition to BioScrip’s obligation to consummate the proposed acquisition of the assets of Home Solutions. Set forth below in this section, and in the section entitled “Asset Purchase Agreement” beginning on page 39, is a discussion of the Transaction, including a description of the terms and conditions of the Asset Purchase Agreement. You should review these sections carefully in connection with your consideration of Proposal No. 1.

General Description

On June 11, 2016, we entered into the Initial Asset Purchase Agreement, by and among Home Solutions, certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation. Home Solutions is a privately held company that is a leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions.

On June 16, 2016, the Company, HomeChoice Partners, Inc. and Home Solutions entered into an amendment to the Asset Purchase Agreement which modified the terms of the consideration payable by BioScrip to Home Solutions thereunder. Certain terms of the Asset Purchase Agreement as modified by the First Amendment are set forth below. Pursuant to the Asset Purchase Agreement, BioScrip will acquire substantially all of the assets and assume certain liabilities of Home Solutions and its subsidiaries for the Transaction Consideration. In accordance with the terms of the Transaction, BioScrip will not purchase, among other things, (a) any accounts receivable associated with governmental payors, (b) cash assets, (c) certain non-transferrable assets (e.g., state licenses and Medicare and Medicaid certifications and personnel and employment records), (d) the equity of Home Solutions and its subsidiaries; (e) certain tax assets, (f) causes of actions related to any of the items specified as excluded assets or excluded liabilities in the Asset Purchase Agreement, (g) any privileged materials, documents or records of Home Solutions related to such excluded assets or excluded liabilities, or (h) intercompany receivables. Subject to certain net working capital adjustments, the Transaction Consideration is comprised of: (i) $67.50 million in cash; (ii) 3,750,000 shares of BioScrip Common Stock; and (iii) contingent equity securities of the Company, in the form of RSUs, issued in two tranches, Tranche A and Tranche B, with different vesting conditions. Upon issuance the RSUs will have no value, but will be reported in our consolidated financial statements at their estimated fair value at the date of issuance. BioScrip will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche A promptly, and in any event within five business days, following the earlier of (a) the closing price of BioScrip Common Stock, as reported by NASDAQ, averaging $4.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017 or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $4.00 per share. BioScrip will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche B promptly, and in any event within five business days, following the earlier of (a) the closing price of BioScrip’s Common Stock, as reported by NASDAQ, averaging $5.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017, or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $5.00 per share. The aggregate number of RSUs in Tranche A will be approximately 3.1 million and the aggregate number of RSUs in Tranche B will be 4.0 million. The maximum amount of Common Stock issuable in connection with the Transaction represents approximately 9.5% of BioScrip’s outstanding Common Stock, based on the number of outstanding shares as of June 22, 2016, assuming all the RSUs vest.

The Cash Consideration and the Transaction Closing Equity Consideration will be paid at closing, subject to customary closing adjustments.

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The Asset Purchase Agreement contains representations, warranties and covenants customary for a transaction of this nature. Subject to certain limitations, Home Solutions and BioScrip have agreed to indemnify each other for breaches of representations, warranties and covenants and other specified matters, and Home Solutions’ indemnification obligations are secured, in part, by an escrow of a portion of the Transaction Consideration.

The consummation of the Transaction is subject to customary closing conditions, including, the Company obtaining stockholder approval of the Charter Amendment, the absence of legal orders prohibiting the consummation of the Transaction, the absence of conditions or circumstances constituting a business material adverse effect with respect to Home Solutions, receipt of approval, or termination of the waiting period, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, the accuracy of the representations and warranties of the parties, the parties’ performance and compliance in all material respects with the agreements and covenants contained in the Asset Purchase Agreement and the parties’ attainment of certain third-party consents.

The Asset Purchase Agreement may be terminated by the Company or Home Solutions under certain circumstances specified therein (including the right of the Company or Home Solutions, as the case may be, to terminate the Asset Purchase Agreement if the transactions contemplated therein have not been consummated prior to September 9, 2016) for reasons other than the breach of the Asset Purchase Agreement by the party seeking to terminate.

Pursuant to the Asset Purchase Agreement, upon consummation of the Transaction, the Company has agreed that (1) for so long as Daniel Greenleaf remains the Chief Executive Officer of the Company, Mr. Greenleaf will be a member of the Company’s Board of Directors and (2) Home Solutions will be entitled to designate one member to the Board of Directors for a period of three years; provided that this designation right will terminate if Home Solutions owns less than 50% of the equity interests of the Company (including the Contingent Shares) issued to Home Solutions pursuant to the Asset Purchase Agreement. The Asset Purchase Agreement also provides Home Solutions with certain customary registration rights that require the Company to register the resale of the Closing Equity Consideration and the Contingent Shares pursuant to the Securities Act of 1933, as amended.

We expect to complete the Transaction in the third quarter of 2016.

BioScrip’s Board of Directors’ Reasons for Approving the Transaction

Background of the Transaction

As part of its ongoing financial improvement plan and review of strategic alternatives available to the Company, the Board of Directors, together with management, regularly explores the strategic alternatives available to BioScrip, including, among other things, possible strategic combinations and acquisitions. In August of 2015, the Company formally retained Jefferies LLC as its financial advisor to assist with the financial improvement plan and exploration of strategic alternatives. On April 15, 2016, BioScrip formally engaged Jefferies to act as its financial advisor in connection with a possible acquisition of Home Solutions, among other possible strategic alternatives.

The Company had a series of preliminary discussions with Home Solutions and its largest shareholder, KRG Capital Partners (the “Sellers”), beginning in February and March, 2016, to explore a potential transaction between BioScrip and Home Solutions.

After a non-disclosure agreement was executed on March 3, 2016, each of the parties began conducting due diligence, including through management presentations and access to online data rooms. In addition to Jefferies LLC acting as a financial advisor, BioScrip retained other third party advisors to focus on the financial, regulatory compliance, tax, human resources and information technology aspects of the proposed transaction, including Polsinelli PC and Gibson, Dunn & Crutcher LLP as its counsel. BioScrip also retained Pricewaterhouse Coopers to perform financial and commercial due diligence. The Sellers retained Ropes & Gray LLP as their counsel.

Consistent with its periodic review of the Company’s strategic alternatives, the Board of Directors previously formed a special committee which is currently comprised of the following directors: R. Carter Pate, Michael Bronfein, Michael Goldstein (chair) and David Golding. During the months of April, May and June, the parties and their respective counsel negotiated the structure of and provisions in the Asset Purchase Agreement and the ancillary documents.

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The special committee of the Board of Directors and the full Board of Directors met on numerous occasions for the purpose of having management, Jefferies and counsel review the proposed transaction with Home Solutions with them, including extensive summaries of Home Solutions’ business and detailed reviews of the findings of BioScrip’s third party advisors and management in connection with the due diligence investigation of Home Solutions, and to establish the general procedures by which the committee would review the status of the transaction on an ongoing basis and keep abreast of any significant developments. Following consideration of all relevant factors, the special committee on June 9, 2016 unanimously determined to recommend the transaction with Home Solutions to the Board of Directors. On June 9, 2016, the Board of Directors held a special meeting with representatives of Jefferies, Polsinelli PC, Gibson, Dunn & Crutcher LLP and Dechert LLP present. Representatives from Jefferies reviewed with the Board a financial analysis of the proposed Initial Transaction, responded to questions from members of the Board of Directors regarding its financial analysis and delivered Jefferies’ oral opinion to the Board of Directors (in its capacity as such), to the effect that and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Jefferies as set forth in its written opinion, the Initial APA Consideration to be paid by BioScrip pursuant to the Initial Asset Purchase Agreement was fair, from a financial point of view, to BioScrip.

After an extensive discussion of the proposed transaction on various dates, including all relevant matters, the Board of Directors unanimously approved the Company’s entry into the Transaction upon the terms set forth in the Initial Asset Purchase Agreement, subject to the resolution of the open issues in a manner acceptable to the special committee. Following final negotiations regarding open issues with the Sellers, the final terms of the Initial Asset Purchase Agreement were agreed upon on June 11, 2016 and the parties executed the Initial Asset Purchase Agreement on the same date. On June 13, 2016, BioScrip issued a press release and filed a Form 8-K with the SEC announcing the execution of the Initial Asset Purchase Agreement.

Following announcement of the Initial Transaction and the forthcoming Equity Offering on June 13, 2016, and receipt of preliminary feedback from the Company’s investors, the Board on June 15, 2016, authorized the special committee to seek to renegotiate the amount and components of the consideration to be paid pursuant to the Initial Asset Purchase Agreement. After extensive discussions with KRG and Home Solutions, the parties executed the First Amendment to the Initial Asset Purchase Agreement on June 16, 2016. Pursuant to the First Amendment the parties, among other things, agreed to reduce the total consideration to be paid at closing from $85 million to $75 million and increase the contingent consideration in the form of RSUs from $24.75 million to $32.375 million. Given the timing constraints and the fact that the consideration to be paid at closing was decreased from $85 million to $75 million and the cash component of the consideration was decreased from $80 million to $67.5 million, the Board of Directors did not ask Jefferies to issue a new fairness opinion with respect to the consideration to be paid pursuant to the First Amendment.

Recommendation of BioScrip’s Board of Directors

BioScrip’s Board of Directors has unanimously:

•	approved the Charter Amendment, the Transaction, the Asset Purchase Agreement and the other agreements and transactions contemplated by the Asset Purchase Agreement in all respects;

•	determined that the form, terms and provisions of the Asset Purchase Agreement, including all exhibits and schedules attached thereto, are fair, advisable, and in the best interests of BioScrip and its stockholders; and

•	recommended that BioScrip stockholders approve the Charter Amendment which is a condition to consummation of the Transaction.

In evaluating the Asset Purchase Agreement, the Transaction and the other agreements and transactions contemplated by the Asset Purchase Agreement, and recommending that BioScrip’s stockholders vote their shares of Common Stock for the Charter Amendment, BioScrip’s Board of Directors consulted with BioScrip’s senior management, Jefferies, consultants and legal counsel. Based on these consultations and the factors discussed below, BioScrip’s Board of Directors concluded that the Charter Amendment and the Transaction is in the best interests of BioScrip’s stockholders. In reaching this determination, BioScrip’s Board of Directors considered a number of factors, including the following material factors:

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•	historical information concerning the businesses, prospects, financial performance and condition, operations, management and the competitive position of Home Solutions;

•	the anticipated financial condition, results of operations and businesses of BioScrip after giving effect to the Transaction;

•	the fact that the Transaction is consistent with and will further our strategic objective to be a clinical leader in infusion pharmacy services and care management programs and enhance BioScrip’s position as one of the largest home infusion providers in the U.S.;

•	the fact that the Transaction will enhance BioScrip’s position as the largest leading independent, broad-based home infusion provider, thereby providing us with a greater competitive edge vis-à-vis our competitors;

•	the expansion of BioScrip’s national footprint and increased home infusion platform with the ability to cross-sell all of our services to large national health insurers on a national basis;

•	the potential opportunities for growth and expansion as a result of the concentration on higher margin therapies, resulting in overall increased margins;

•	broadened clinical experience;

•	the expected synergies of the Transaction, including purchasing and volume discounts, cost reductions and an expanded resource base and infrastructure resulting from the acquisition of 11 infusion pharmacies;

•	the fact that, as a result of the Transaction, BioScrip will be in a better position to benefit from healthcare reform legislation that alters the regulatory framework of the industries in which we operate;

•	the depth of experience of the combined management teams of BioScrip and Home Solutions, including specifically with respect to the integration, operation and expansion of home infusion providers;

•	the terms and conditions of the Asset Purchase Agreement generally, including the parties’ representations, warranties and covenants and the circumstances in which BioScrip would be entitled to indemnification for breaches of the representations, warranties or covenants of Home Solutions or its stockholders;

•	the oral opinion of Jefferies, subsequently confirmed in writing to the Board of Directors (in its capacity as such) that, as of June 9, 2016, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the written opinion, the Initial APA Consideration to be paid by BioScrip pursuant to the Initial Asset Purchase Agreement was fair, from a financial point of view, to BioScrip;

•	the improvement of BioScrip’s leverage ratios; and

•	the results of financial, accounting, legal and operational due diligence on Home Solutions performed by our senior management, accountants, consultants, legal counsel and financial advisor.

•	In the course of its deliberations, BioScrip’s Board of Directors also considered a variety of uncertainties, risks and other countervailing factors concerning the Asset Purchase Agreement and the Transaction, including:

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•	BioScrip may be unable to obtain stockholder approval for the Charter Amendment as required by the Asset Purchase Agreement and other conditions to the closing of the transactions contemplated by the Asset Purchase Agreement may not be satisfied;

•	the possibility of events, changes or other circumstances that could give rise to the termination of the Asset Purchase Agreement;

•	the transactions contemplated by the Asset Purchase Agreement may involve unexpected costs, liabilities or delays;

•	the risk that the Transaction and integration of the organizations might take more time and resources than anticipated and may disrupt BioScrip’s current plans and operations; and

•	the limitations on indemnification and absence of cash indemnification.

The foregoing discussion of the information and factors considered by BioScrip’s Board of Directors is not intended to be exhaustive, but BioScrip’s Board of Directors believes it addresses the material factors considered by it in its consideration of the transactions contemplated by the Asset Purchase Agreement, including factors that may support such transactions as well as factors that may weigh against them. In view of the variety of factors and the amount of information considered, BioScrip’s Board of Directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, BioScrip’s Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the BioScrip Board of Directors may have given different weights to the above factors.

After careful consideration, our Board of Directors determined that the transactions contemplated by the Asset Purchase Agreement are in the best interests of the stockholders of BioScrip and approved and declared the advisability of the Asset Purchase Agreement, the Transaction and the other agreements and transactions contemplated by the Asset Purchase Agreement. The BioScrip Board of Directors recommends that the stockholders of BioScrip vote “FOR” Proposal No. 1.

Opinion of BioScrip’s Financial Advisor

On August 6, 2015, BioScrip formally engaged Jefferies  to act as its financial advisor in connection with its ongoing review of its strategic alternatives. On April 15, 2016, BioScrip formally engaged Jefferies to act as its financial advisor in connection with a possible acquisition of Home Solutions, among other possible strategic alternatives. On June 9, 2016, in connection with the consideration to be paid by BioScrip pursuant to the Initial Asset Purchase Agreement, Jefferies rendered its oral opinion, subsequently confirmed in writing, to the Board of Directors (in its capacity as such) that, as of June 9, 2016, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Jefferies as set forth in its written opinion, the Initial APA Consideration to be paid by BioScrip pursuant to the Initial Asset Purchase Agreement was fair, from a financial point of view, to BioScrip.

Jefferies’ opinion was directed to the Board of Directors (in its capacity as such) and addresses only the fairness to BioScrip, from a financial point of view, of the Initial APA Consideration to be paid by BioScrip pursuant to the Initial Asset Purchase Agreement as of the date of the opinion. It does not address any other aspects of the Initial Transaction and does not constitute a recommendation to any holder of BioScrip Common Stock as to how such shareholder should vote or act on any matter. Jefferies did not render or express any opinion with respect to, and was not requested to render or express any opinion with respect to, and Jefferies’ opinion does not address, the First Amendment, the Asset Purchase Agreement (as amended), the Transaction or the Transaction Consideration (or any component thereof).

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The full text of the written opinion of Jefferies, dated June 9, 2016, is attached to this proxy statement as Appendix C.  Jefferies opinion sets forth, among other things, the assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of review undertaken by Jefferies in rendering its opinion. BioScrip encourages you to read Jefferies’ opinion carefully and in its entirety. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with its opinion, Jefferies, among other things:

(i) reviewed a draft dated June 9, 2016 of the Asset Purchase Agreement;

(ii) reviewed certain publicly available financial and other information about BioScrip;

(iii) reviewed certain information furnished to Jefferies by the management of BioScrip, including financial forecasts and analyses relating to the business, operations and prospects of Home Solutions prepared by the managements of Home Solutions and BioScrip and financial forecasts and analyses relating to the business, operations and prospects of BioScrip prepared by the management of BioScrip, and in each case approved for Jefferies’ use by the management of BioScrip;

(iv)  reviewed certain estimates as to the amount and timing of cost savings (collectively, the “Opinion Cost Savings”) anticipated by the management of BioScrip to result from the Initial Transaction and approved for Jefferies’ use by the management of BioScrip;

(v) held discussions with members of senior management of BioScrip and Home Solutions concerning the matters described in clauses (iii) and (iv) above;

(vi) reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain other publicly traded companies that Jefferies deemed relevant;

(vii) compared the proposed financial terms of the Initial Transaction with the financial terms of certain other transactions that Jefferies deemed relevant;

(viii) considered the potential pro forma impact of the Initial Transaction, after taking into account the Opinion Cost Savings, utilizing financial forecasts and estimates relating to Home Solutions and BioScrip prepared and furnished to Jefferies by the management of BioScrip; and

(ix) conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by BioScrip or Home Solutions or that was otherwise reviewed by Jefferies (including, without limitation, the information described above). Jefferies relied on assurances of the management of BioScrip that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of Home Solutions, BioScrip or any other entity, nor was Jefferies furnished with any such evaluations or appraisals of such physical inspections, nor did Jefferies assume any responsibility to obtain any such evaluations or appraisals. Jefferies assumed that BioScrip, HomeChoice Partners, Inc. and their respective subsidiaries will not assume, or otherwise have any liability for, any excluded liabilities set forth in the Initial Asset Purchase Agreement at any time.

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With respect to the financial forecasts provided to and examined by Jefferies, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. BioScrip informed Jefferies, however, and Jefferies assumed, that such financial forecasts and estimates relating to Home Solutions and BioScrip (including the Opinion Cost Savings) that Jefferies was directed to utilize in its analyses were reasonably prepared on bases reflecting the best then currently available estimates and good faith judgments of the management of Home Solutions and BioScrip as to the future financial performance of Home Solutions and BioScrip, the Opinion Cost Savings and the other matters covered thereby. Jefferies expressed no opinion as to any such financial forecasts or estimates or the assumptions on which they are based and assumed that the financial results reflected in the financial forecasts and estimates utilized in Jefferies’ analyses, including with respect to Opinion Cost Savings, will be realized in the amounts and at the times projected. Jefferies relied, at the Board of Directors’ direction, upon the assessments of the management of BioScrip as to, among other things, the ability of BioScrip to integrate the businesses of Home Solutions with those of BioScrip. At the Board of Directors’ direction, Jefferies assumed that there would be no developments with respect to any such matters that would have an adverse effect on Home Solutions, BioScrip or the Initial Transaction (or the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion. At the Board of Directors’ direction, Jefferies further assumed that there would not be any adjustments to the Initial APA Consideration that would be meaningful in any respect to Jefferies’ analyses or opinion.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of June 9, 2016. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies may become aware after such date. Jefferies did not render or express any opinion with respect to, and was not requested to render or express any opinion with respect to, and Jefferies’ opinion does not address, the First Amendment, the Asset Purchase Agreement (as amended), the Transaction or the Transaction Consideration (or any component thereof).

Jefferies made no independent investigation of any legal or accounting matters affecting Home Solutions, BioScrip and their respective businesses or the Initial Transaction, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to BioScrip and the Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Initial Asset Purchase Agreement to BioScrip. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the Initial Transaction to BioScrip or its stockholders. At the Board of Directors’ direction, Jefferies’ assumed that the consideration payable pursuant to the Initial Asset Purchase Agreement would be the Initial APA Consideration, rather than the consideration set forth in the draft of the Initial Asset Purchase Agreement reviewed by Jefferies, which had provided that the consideration described in clause (a) of the definition of Initial Transaction Consideration would be $85,000,000 and does not provide for the consideration described in clause (b) of the definition of Initial Transaction Consideration. Except as set forth in the immediately preceding sentence, Jefferies assumed that the final form of the Initial Asset Purchase Agreement would be substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that the Initial Transaction would be consummated in accordance with its terms without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Initial Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Home Solutions, BioScrip, their respective businesses or the contemplated benefits of the Initial Transaction.

Jefferies’ opinion was for the use and benefit of the BioScrip Board of Directors (in its capacity as such) in its consideration of the Initial Transaction, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Initial Asset Purchase Agreement as compared to any alternative transaction or opportunity that might be available to BioScrip, nor did it address the underlying business decision by BioScrip to engage in the Initial Transaction or the terms of the Initial Asset Purchase Agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on any matter. In addition, Jefferies’ opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of BioScrip or any other party to the Initial Asset Purchase Agreement. Jefferies expressed no view or opinion as to (i) the actual value of the Common Stock in the event it is issued pursuant to the Initial Asset Purchase Agreement, (ii) the prices at which the Common Stock will trade at any time, (iii) the prices at which any other equity securities of BioScrip will be transferable at any time or (iv) any other transaction that may be undertaken by BioScrip, whether or not related to the Initial Transaction, including any issuance of additional Common Stock. Jefferies did not render or express any opinion with respect to, and was not requested to render or express any opinion with respect to, and Jefferies’ opinion does not address, the First Amendment, the Asset Purchase Agreement (as amended), the Transaction or the Transaction Consideration (or any component thereof). Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any officers, directors or employees, or any class of such persons, of any party to the Initial Asset Purchase Agreement in connection with the Initial Transaction relative to the Initial APA Consideration to be paid by BioScrip pursuant to the Initial Asset Purchase Agreement. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies LLC.

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In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the implied reference ranges resulting from any particular analysis described below should not be taken to be Jefferies’ view of Home Solutions actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment. In performing its analyses, Jefferies considered numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond BioScrip’s, Home Solutions and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of BioScrip Common Stock do not purport to be appraisals or to reflect the prices at which BioScrip Common Stock may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the Initial APA Consideration to be paid by BioScrip pursuant to the Initial Asset Purchase Agreement, and were provided to the BioScrip Board of Directors (in its capacity as such) in connection with the delivery of Jefferies’ opinion. The Initial APA Consideration was determined through negotiation between Home Solutions and BioScrip and the decision by BioScrip to enter into the Initial Asset Purchase Agreement was solely that of BioScrip’s Board of Directors.

The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion and reviewed with BioScrip’s Board of Directors at its meeting on June 9, 2016. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

Selected Public Companies

Jefferies reviewed publicly available financial and stock market information of the following eight public companies, of which five were in the home health sector, two were in the other post-acute provider sector and one was in the infusion sector, that Jefferies in its professional judgment considered generally relevant to Home Solutions for purposes of its financial analysis, and compared such information with similar information of Home Solutions provided to Jefferies by management of BioScrip.

Selected Public Companies:
Home Health:
Addus HomeCare Corporation
Almost Family Inc.
Amedisys Inc.
Chemed Corp.
LHC Group, Inc.
Other Post-Acute Provider:
HEALTHSOUTH Corp.
Kindred Healthcare Inc.
Infusion:
BioScrip, Inc.

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Jefferies reviewed, among other things, the total enterprise value (“TEV”), calculated as fully-diluted equity values based on closing stock prices on June 6, 2016 plus total debt, preferred equity and non-controlling interests (as applicable) less cash and cash equivalents and long term investments, for the selected companies, as a multiple of their respective estimated earnings before interest, taxes, depreciation and amortization, adjusted for deduction of non-cash and stock-based compensation expense (“Adjusted EBITDA”) for calendar years 2016 and 2017.

Applying a range of selected multiples from each of the selected public companies to Home Solutions’ estimated Adjusted EBITDA for calendar years 2016 and 2017, respectively, Jefferies derived the following ranges of implied enterprise value for Home Solutions:

Selected Public Company Multiple	Selected Public Company Reference Range	Implied Enterprise Value Range ($ in millions)	Implied Enterprise Value Range with Opinion Cost Savings ($millions)
TEV/CY2016E Adjusted EBITDA	10.0x - 13.0x	$54.9 - $71.3	$71.1 - $92.4*
TEV/CY2017E Adjusted EBITDA	9.0x - 11.0x	$59.4 - $72.5	$146.0 - $178.4**

* Includes Opinion Cost Savings of $1.6 million for the second half of 2016 per BioScrip management, which cost savings, at the direction of BioScrip management, excluded estimated savings from full branch consolidation, other field level synergies and incremental savings from consolidated buying power.

** Includes Opinion Cost Savings of $9.6 million for 2017 per BioScrip management, which cost savings, at the direction of BioScrip management, excluded estimated savings from full branch consolidation, other field level synergies and incremental savings from consolidated buying power.

None of the selected companies is identical to Home Solutions. In evaluating the selected companies, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Home Solutions’, Bioscrip’s and Jefferies’ control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using the selected companies’ data.

Selected Precedent Transactions

Jefferies reviewed certain financial information relating to 11 completed transactions in the infusion sector listed below, that Jefferies in its professional judgment considered generally relevant.

Acquiror	Target

OptumRx	AxelaCare Health Solutions

Madison Dearborn Partners	Walgreens Infusion Services

CVS Caremark Corporation	Coram LLC

BioScrip, Inc.	CarePoint Partners, LLC

The Linde Group	Lincare Holdings Inc.

Catamaran Corporation	MedfusionRx, LLC

BioScrip, Inc.	Critical Homecare Solutions Holdings, Inc.

H.I.G. Capital, LLC	Allion Healthcare, Inc.

The Blackstone Group	Apria Healthcare Group Inc.

Apria Healthcare Group Inc.	Coram LLC

Walgreen Co.	Option Care, Inc.

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Jefferies reviewed transaction enterprise values of the selected transactions, if available, and otherwise calculated enterprise transaction values as the purchase prices paid for the target companies involved in such transactions plus total debt, preferred stock and non-controlling interests (as applicable) less cash and cash equivalents, in each case as a multiple of the respective target companies’ last twelve months earnings before interest, taxes, depreciation and amortization (“LTM EBITDA”) prior to announcement.

Applying a range of selected multiples from the selected transactions to Home Solutions’ LTM EBIDTA for the period ended March 31, 2016, Jefferies derived the following ranges of implied enterprise value for Home Solutions (financial data for the selected transactions were based on public filings and other publicly available information as well as Jefferies’ confidential proprietary information, and financial and other data of Home Solutions were based on internal forecasts and other information provided by BioScrip’s management):

Selected Transaction Multiple	Selected Transaction Reference Range	Implied Enterprise Value Range ($ in millions)
LTM EBITDA (standalone)	11.0x - 15.0x	$43.6-59.4

No transaction selected by Jefferies for its analysis is identical to the Initial Transaction. In evaluating the Initial Transaction, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Home Solutions’, BioScrip’s and Jefferies’ control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of analyzing transaction data.

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analyses of Home Solutions based on the forecasts for Home Solutions provided to Jefferies by BioScrip management (i) on a standalone basis and (ii) including the Opinion Cost Savings of $1.6 million for the second half of 2016, $9.6 million for 2017 and $10.0 million for each of 2018, 2019 and 2020, per BioScrip management, which cost savings, at the direction of BioScrip management, excluded estimated savings from full branch consolidation, other field level synergies and incremental savings from consolidated buying power, discount rates ranging from 9.6% to 10.6%, which were based on a weighted average cost of capital calculation for the selected companies, and implied terminal enterprise value EBITDA multiples of 9.0x to 11.0x.

This analysis indicated the following ranges of implied enterprise value for Home Solutions:

DCF Analysis	Implied Enterprise Value Range ($ in millions)
Standalone	$66.0 - $80.1
Including Opinion Cost Savings*	$142.8 - $172.9

* Includes Opinion Cost Savings of $1.6 million for the second half of 2016, $9.6 million for 2017 and $10.0 million for each of 2018, 2019 and 2020, per BioScrip management, which cost savings, at the direction of BioScrip management, excluded estimated savings from full branch consolidation, other field level synergies and incremental savings from consolidated buying power.

General

Jefferies was selected by BioScrip’s Board of Directors based on Jefferies qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

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We have agreed to pay Jefferies a fee of approximately $4.5 million, $1.0 million of which was payable upon delivery of Jefferies’ opinion. We have also agreed to reimburse Jefferies for certain expenses incurred, and to indemnify Jefferies against certain liabilities arising out of or in connection with the services rendered or to be rendered by Jefferies under its engagement. Jefferies has, in the past, provided financial advisory and financing services to BioScrip and KRG Capital Partners (the controlling equity owner of Home Solutions) (“KRG”) and certain of its affiliates and their affiliated funds’ respective majority controlled portfolio companies (“KRG Entities”) and, in each case, have received fees in connection with such services. Jefferies acted as the lead joint book-running manager in connection with the Equity Offering and received an underwriting discount of $3.78 million for acting in such a role. In the two years prior to the date of its opinion, Jefferies performed investment banking and/or financial advisory services to KRG Entities, for which Jefferies has received aggregate fees of approximately $15.9 million. Jefferies maintains a market in the securities of BioScrip, and in the ordinary course of its business, Jefferies and its affiliates may trade or hold securities of BioScrip and/or BioScrip’s affiliates for its own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to Home Solutions, BioScrip, KRG, the KRG Entities or entities that are affiliated with Home Solutions or BioScrip, for which Jefferies would expect to receive compensation.

Board of Directors and Management of BioScrip Following the Transaction

If we complete the Transaction, the composition of our Board of Directors will change. Following the completion of the Transaction, our Board of Directors has agreed that Home Solutions will have the right to appoint one member to our Board of Directors. Upon consummation of the Transaction, the Company intends to retain the current chief executive officer of Home Solutions, Dan Greenleaf, as its new chief executive officer. In addition, we have agreed that Mr. Greenleaf will serve on our Board of Directors during such time as he remains chief executive officer. The Company and our current president and chief executive officer, Richard M. Smith, have an understanding that Mr. Smith will step down from the position of president and chief executive officer of the Company effective upon consummation of the Transaction. We intend to promote Mr. Smith to Vice Chairman of our Board of Directors, in which capacity he will assist in an orderly transition process.

Material Federal Income Tax Consequences of the Transaction

Because our stockholders do not participate in the Transaction, our stockholders will not recognize gain or loss in connection with the Transaction.

Accounting Treatment

The Transaction will be accounted for under the acquisition method of accounting in accordance with FASB Accounting Standards Codification 805 “Business Combinations.” Under the acquisition method of accounting, the assets acquired and liabilities assumed from Home Solutions as of the date of acquisition (i.e., the completion of the Transaction) will be recorded at their respective fair values. Any excess of the purchase price over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed will be recorded as goodwill.

Federal Securities Law Consequences; Resale Restrictions

The shares of our Common Stock to be issued in the Transaction to Home Solutions’ shareholders will be issued in a transaction or transactions pursuant to an exemption from the registration requirements of the Securities Act. Therefore, these shares of our Common Stock will be “restricted securities” and will not be registered under the Securities Act upon issuance and will not be freely transferable. The shares of BioScrip Common Stock received by Home Solutions’ shareholders in connection with the Transaction may not be sold except pursuant to an effective registration statement under the Securities Act covering the resale of those shares or an exemption from registration under the Securities Act. BioScrip has agreed, subject to the terms of the Asset Purchase Agreement, to prepare and file with the SEC a Form S-3 registering the resale of BioScrip Common Stock used, or to be used, as consideration in the Transaction. BioScrip has further agreed to enter into the registration rights agreement with Home Solutions’ shareholders in connection with the closing of the Transaction which will govern such shareholders registration rights.

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Regulatory Approvals

Under the HSR Act and the rules and regulations promulgated thereunder, the Transaction may not be consummated until required information and materials have been furnished to the DOJ and the FTC, and certain waiting period requirements have expired or been terminated. On June 24, 2016, each of BioScrip and Home Solutions filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the DOJ and the FTC. At any time before the closing of the Transaction, the DOJ, the FTC or others could take action under the antitrust laws with respect to the Transaction, including seeking to enjoin the consummation of the Transaction, to rescind the Transaction or to require the divestiture of certain assets of BioScrip or Home Solutions. There can be no assurance that a challenge to the Transaction on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Home Solutions holds healthcare licenses, permits and registrations with various state and federal agencies, including home health agency licenses, pharmacy licenses and registrations with the U.S. Drug Enforcement Administration. In connection with the Transaction, certain of these licenses, permits and registrations may need to be transferred or new ones obtained to reflect the change in ownership of the assets of Home Solutions. Further, Home Solutions participates in Medicare and various state Medicaid programs. In connection with the Transaction, new Medicare provider numbers will be obtained to reflect the change in ownership of the assets of Home Solutions. There could be interruption of cash flow and/or loss of revenue during the pendency of the applications for new Medicare provider numbers.

No Dissenters’ Rights

No stockholder of BioScrip will be entitled to exercise dissenters’ rights and demand payment for his, her or its shares of BioScrip Common Stock in connection with the Charter Amendment or the Transaction.

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The Asset Purchase Agreement

The discussion in this proxy statement of the terms and conditions of the Asset Purchase Agreement is subject to and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Appendix B to this proxy statement and is incorporated into this proxy statement by reference.

The Transaction

On June 11, 2016, the Company entered into the Initial Asset Purchase Agreement, by and among Home Solutions, certain subsidiaries of Home Solutions, BioScrip and HomeChoice Partners, Inc., a Delaware corporation. On June 16, 2016, the Company, HomeChoice Partners, Inc. and Home Solutions entered into the First Amendment, which modified the terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement as modified by the First Amendment are set forth below.

Pursuant to the Asset Purchase Agreement, at the closing, the Company will acquire substantially all of the assets (collectively, the “Acquired Assets”) and assume certain liabilities of Home Solutions and its subsidiaries for the Transaction Consideration. In accordance with the terms of the Transaction, the Company will not purchase, among other things, (a) any accounts receivable associated with governmental payors, (b) cash assets, (c) certain non-transferrable assets (e.g., state licenses and Medicare and Medicaid certifications and personnel and employment records), (d) the equity of Home Solutions and its subsidiaries; (e) certain tax assets, (f) causes of actions related to any of the items specified as excluded assets or excluded liabilities in the Asset Purchase Agreement, (g) any privileged materials, documents or records of Home Solutions related to such excluded assets or excluded liabilities, or (h) intercompany receivables.

Closing of the Transaction

The closing of the Transaction will take place on the third business day following the day on which all of the conditions to closing stated in the Asset Purchase Agreement (other than those conditions that by their nature are to be satisfied at the closing) are met or waived.

Consideration for the Transaction

Subject to certain net working capital adjustments, the Transaction Consideration is comprised of: (i) $67.50 million in cash; (ii) 3,750,000 shares of the Company’s Common Stock; and (iii) contingent equity securities of the Company, in the form of restricted shares of the Company’s Common Stock, issued in two tranches, Tranche A and Tranche B, with different vesting conditions. Upon issuance the RSUs will have no value, but will be reported in the Company’s consolidated financial statements at their estimated fair value at the date of issuance.

Payment of Common Stock subject to the Tranche A RSUs

The Company will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche A promptly, and in any event within five business days, following the earlier of (a) the closing price of the Company’s Common Stock, as reported by NASDAQ, averaging $4.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017 or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $4.00 per share. The aggregate number of RSUs in Tranche A will be approximately 3.1 million.

Payment of Common Stock subject to the Tranche B RSUs

The Company will issue the shares of its Common Stock issuable to Home Solutions pursuant to the RSUs in Tranche B promptly, and in any event within five business days, following the earlier of (a) the closing price of the Company’s Common Stock, as reported by NASDAQ, averaging $5.00 per share or above over 20 consecutive trading days during the period beginning on the closing date of the Transaction and ending December 31, 2019, or (b)(1) a change of control that occurs on or prior to December 31, 2017, or (2) a change of control thereafter but on or prior to December 31, 2019, pursuant to which the consideration payable per share equals or exceeds $5.00 per share. The aggregate number of RSUs in Tranche B will be 4.0 million.

39

The maximum amount of Common Stock issuable in connection with the Transaction represents approximately 9.5% of BioScrip’s outstanding Common Stock, based on the number of outstanding shares as of June 22, 2016, assuming all the RSUs vest.

The Cash Consideration and the Transaction Closing Equity Consideration will be paid at closing, subject to customary closing adjustments.

Representations and Warranties

The Asset Purchase Agreement contains representations and warranties of each of the Company and Home Solutions as to, among other things:

•	corporate organization, existence, good standing and authority to carry on its business as presently conducted;

•	corporate power and authority to enter into the Asset Purchase Agreement and the obligations therein constitute legal, valid and binding obligations enforceable against each party in accordance with their respective terms;

•	the absence of certain violations, breaches or defaults under certain contracts, organizational documents, laws or regulations, in each case arising out of the execution and delivery of the Asset Purchase Agreement and consummation of the Transaction;

•	compliance with applicable laws and regulations;

•	the absence of certain material claims, actions, suits or investigations pending or, to the knowledge of such party, threatened before any governmental entity, brought by or against such party, any of its subsidiaries or any of it officers, directors, employees or agents involving, affecting or relating to the business of such party, except as provided in the Asset Purchase Agreement; and

•	compliance with certain confidentiality obligations.

The Asset Purchase Agreement also contains representations and warranties of Home Solutions as to, among other things:

•	the capitalization of Home Solutions, including incentive equity awards, the absence of certain contracts or rights to purchase equity securities of Home Solutions, and the absence of any bonds, notes or other obligations allowing holders the right to vote with the shareholders of Home Solutions on any matter, except, in each case, as provided in the Asset Purchase Agreement;

•	the identity, location and capitalization of its subsidiaries;

•	Home Solutions’ financial statements present fairly, in all material respects, the financial position of Home Solutions;

•	ownership of good and marketable title to, or a valid leasehold interest in, all of the Acquired Assets, free and clear of all liens other than certain permitted liens;

•	real property owned or leased;

•	environmental matters and compliance with environmental laws by Home Solutions and its subsidiaries;

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•	possession of all required healthcare licenses and permits, all of which are valid and in full force and effect;

•	insurance policies of Home Solutions and its subsidiaries;

•	employment and labor matters related to Home Solutions and its subsidiaries;

•	employee benefit plans and other agreements with its employees;

•	material contracts of Home Solutions and its subsidiaries;

•	the payment of taxes, the filing of tax returns and other tax matters related to Home Solutions and its subsidiaries;

•	Home Solutions’ status as a participating provider, in good standing, in all payment programs in which it has participated in the past three years, including commercial and governmental programs, material compliance with the billing guidelines of such payors and lack of certain payments to patients, physicians and other healthcare providers;

•	certain material transactions with affiliates;

•	the absence of certain events or actions by Home Solutions and its subsidiaries since January 1, 2016, except as provided in the Asset Purchase Agreement;

•	material compliance with applicable requirements for health information privacy and security requirements established by the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the Health Information Technology for Economic and Clinical Health Act; and

•	ownership of or rights with respect to the intellectual property of Home Solutions and its subsidiaries.

The Asset Purchase Agreement also contains representations and warranties of the Company as to, among other things:

•	the capitalization of the Company, including incentive equity awards, the absence of any bonds, notes or other obligations allowing holders the right to vote with stockholders of the Company, the absence of certain stockholder agreements to which the Company is a party, and the absence of certain registration rights, irrevocable proxies or voting agreements with respect to any shares of capital stock of the Company, except, in each case, as provided in the Asset Purchase Agreement;

•	the Company’s shares of Common Stock, when issued in accordance with the Asset Purchase Agreement, are or will be duly and validly authorized, issued and outstanding, fully paid and nonassessable, and free of preemptive rights;

•	upon closing of the Equity Offering, the availability of immediately available funds sufficient to consummate the Transaction; and

•	the absence of certain events having a material adverse effect on the Company since March 31, 2016.

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Other Covenants

Preservation of the Business

The Asset Purchase Agreement provides that, subject to certain exceptions in the Asset Purchase Agreement, during the period from the signing of the Asset Purchase Agreement to the closing of the Transaction (or termination of the Asset Purchase Agreement pursuant to its terms, if earlier), except as may be required by law or as consented to by the Company in writing or as expressly required or permitted by the Asset Purchase Agreement, Home Solutions, among other things, will continue to manage and operate the business of Home Solutions and its subsidiaries in the ordinary course consistent with past practice and will take the following actions:

•	abstain from entering into any new material contracts;

•	use commercial reasonably efforts to take steps to preserve the business of Home Solutions and each of its subsidiaries;

•	keep available the services of its key employees; and

•	preserve the current relationships of Home Solutions and each of its subsidiaries with the material customers, payors and suppliers of, and other persons which have significant business relationships with, Home Solutions and any of its subsidiaries.

Cooperation; Equity Offering

Each of the parties to the Asset Purchase Agreement is required to reasonably cooperate with the other to carry out the purposes and intent of the Asset Purchase Agreement.

Prior to the closing, Home Solutions must use its commercially reasonable efforts to cause its senior management, representatives and advisors (including legal and accounting advisors) to provide the Company such cooperation as may be reasonably requested by the Company in connection with the Equity Offering, including, among other things, reasonably cooperating with the marketing efforts, if any, of the Company for any portion of the Equity Offering.

Prior to the closing, the Company is required to use its commercially reasonable efforts to close the Equity Offering with proceeds of not less than $70 million as promptly as practicable.

Access and Information

Subject to certain exceptions and limitations, Home Solutions must afford to the Company and its counsel, accountants and other representatives reasonable access during normal business hours, throughout the period prior to the earlier of the closing of the Transaction and the termination of the Asset Purchase Agreement, to Home Solutions’ and its subsidiaries’ premises, properties, contracts, leases, agreements and litigation documents relating to Home Solutions and its subsidiaries, books of account and other records of Home Solutions and its subsidiaries.

Following the closing of the Transaction, Home Solutions and its representatives will be permitted to access from the Company and its affiliates such books and records relating to Home Solutions and its subsidiaries and treated as Acquired Assets as are reasonably necessary to complete the Transaction or prosecute and defend any third-party litigation or investigation or other third-party inquiry, including audits, compliance with governmental requirements, regulations and requests to which Home Solutions or any of its subsidiaries is a party or is subject, except as provided in the Asset Purchase Agreement.

Restrictive Covenants regarding Participation; Solicitation

Pursuant to the Asset Purchase Agreement, the Company agrees that it will not, directly or indirectly, alone or in association with others (other than the Company or its affiliates) in any capacity, for a period of three years following the closing date:

•	Participate within the Restricted Area (defined as the United States), other than as a duly authorized agent of the Company or its affiliates or as an owner of 5% or less of any publicly traded company, in the ownership, management, sales, marketing, product development, business development, strategic planning, operation or control of any enterprise which provides or offers to provide or otherwise engages in the provision of any goods or services related to (a) home or alternate site infusion, or (b) the provision of any other product or service provided by Home Solutions or any of its subsidiaries within the 12 months prior to the closing of the Transaction;

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•	Influence or attempt to influence any of the patients of the Company or its affiliates to transfer their patronage from the Company to any other business or enterprise; or

•	Solicit for employment, hire, offer employment to or employ, any employee of the Company or its affiliates, unless such person has (a) ceased to be an employee of the Company or its affiliates for at least 6 months prior to such time or (b) been terminated by the Company or its affiliates.

Board Designation Rights

Pursuant to the Asset Purchase Agreement, upon consummation of the Transaction, the Company has agreed that (1) for so long as Daniel Greenleaf remains the Chief Executive Officer of the Company, Mr. Greenleaf will be a member of the Company’s board of directors and (2) Home Solutions will be entitled to designate one member to the Company’s board of directors for a period of three years; provided that this designation right will terminate if Home Solutions owns less than 50% of the equity interests of the Company (including the Contingent Shares) issued to Home Solutions pursuant to the Asset Purchase Agreement.

Registration Rights

The Asset Purchase Agreement also provides Home Solutions with certain customary registration rights that require the Company, within 30 days following the closing of the Transaction, to register the resale of the Transaction Closing Equity Consideration and the Contingent Shares pursuant to the Securities Act.

Indemnification

Indemnification by Home Solutions

Subject to the limitations provided in the Asset Purchase Agreement, the Asset Purchase Agreement provides that, following the closing, Home Solutions will indemnify the Company for any losses arising from, or attributable to:

•	Home Solution’s breach of any representation or warranty contained in the Asset Purchase Agreement;

•	any breach or default by Home Solutions of any covenant, obligation or undertaking on its part contained in the Asset Purchase Agreement; or

•	certain liabilities not assumed by the Company under the Asset Purchase Agreement (including liabilities for certain amounts due or that may become due to Medicare, Medicaid or any other government health care reimbursement or government program contractor or certain other governmental entities).

The Company’s claims for indemnification are subject to certain limitations (including time limits for claims to be made (ranging from 18 months to six years following the closing of the Transaction) and a deductible and cap on indemnification amounts) depending on the nature of the claim. The cumulative indemnification obligations of Home Solutions will be limited to $30 million, with such cap being revised downward over time in accordance with the Asset Purchase Agreement. Home Solutions’ indemnification obligations are secured, in part, by an escrow of $5 million of shares of BioScrip Common Stock issuable as Transaction Closing Equity Consideration and will otherwise result in Home Solutions forfeiting portions of the equity consideration for the Transaction instead of the Cash Consideration.

Indemnification by the Company

Subject to the limitations provided in the Asset Purchase Agreement, the Asset Purchase Agreement provides that, following the closing, the Company will indemnify Home Solutions for any losses arising from, or attributable to:

•	the Company’s breach of any representation or warranty contained in the Asset Purchase Agreement;

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•	any breach or default by the Company of any covenant, obligation or undertaking on its part contained in the Asset Purchase Agreement; or

•	the liabilities assumed by the Company under the Asset Purchase Agreement.

Home Solution’s claims for indemnification are subject to certain limitations (including time limits for claims to be made (ranging from 18 months to six years following the closing of the Transaction) and a deductible and cap on indemnification amounts) depending on the nature of the claim. The cumulative indemnification obligations of the Company will be limited to $20 million, provided the first $10 million of such amount will be payable in cash and the remaining $10 million of such amount will be payable in shares of the Company’s Common Stock.

Conditions to the Transaction

The obligations of the Company and Home Solutions to consummate the Transaction are subject to the fulfillment or written waiver (if permissible under law) at and as of the closing, of the following mutual conditions:

•	The accuracy of the representations and warranties of the parties as of the closing;

•	The parties’ performance and compliance in all material respects with the agreements, covenants and conditions contained in the Asset Purchase Agreement;

•	The receipt of, or entry into, certain supporting documents, including the receipt of customary closing certificates and the entry into the Bill of Sale, Assignment and Assumption Agreement, the Escrow Agreement and, in the case of the Company, the execution of the Non-Solicitation Agreement by KRG Capital Partners;

•	The absence of legal orders prohibiting the consummation of the Transaction; and

•	Receipt of approval, or termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The obligations of Home Solutions to consummate the Transaction are subject to the fulfillment or written waiver (if permissible under law) at and as of the closing, of the following condition:

•	The Company’s delivery of the Transaction Consideration.

The obligations of the Company to consummate the Transaction are subject to the fulfillment or written waiver (if permissible under law) at and as of the closing, of the following conditions:

•	The absence of conditions or circumstances constituting a business material adverse effect with respect to Home Solutions;

•	Home Solutions’ attainment of certain third-party consents;

•	The closing of the Equity Offering with gross proceeds of at least $70 million; and

•	Approval by the Company’s shareholders of Proposal No. 1, as further described below, to increase the number of shares of Common Stock that the Company is authorized to issue pursuant to its certificate of incorporation in connection with the Transaction and to pay the Equity Consideration.

Termination

The Asset Purchase Agreement may be terminated at any time prior to the closing:

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•	by mutual written consent of the Company and Home Solutions;

•	by the Company, if:

o	there has been a violation or breach by Home Solutions of any covenant, representation, or warranty contained in the Asset Purchase Agreement, which has prevented or would prevent the satisfaction of any of the Company’s conditions precedent to closing, and such violation or breach has not been waived by the Company, and Home Solutions has not cured such violation or breach within 10 business days after the Company delivers written notice of the violation or breach; or

o	the Transaction has not been consummated prior to September 9, 2016 (90 days following the date of the Asset Purchase Agreement);

•	by Home Solutions, if:

o	there has been a violation or breach by the Company of any covenant, representation, or warranty contained in the Asset Purchase Agreement, which has prevented or would prevent the satisfaction of any of Home Solution’s conditions precedent to closing, and such violation or breach has not been waived by Home Solutions, and the Company has not cured such violation or breach within 10 business days after Home Solutions delivers written notice of the violation or breach;

o	the Transaction has not been consummated prior to September 9, 2016 (90 days following the date of the Asset Purchase Agreement); or

o	the Company fails to close the Equity Offering with gross proceeds of at least $70 million prior to June 28, 2016 (17 days following the date of the Asset Purchase Agreement);

•	by either the Company or Home Solutions, if any permanent injunction or other order of a governmental entity preventing the consummation of the Transaction has become final and nonappealable.

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Selected Historical Condensed Consolidated Financial Data of BioScrip

The table below sets forth our selected historical condensed consolidated financial data for each of the years in the three-year period ended December 31, 2015, the three-month periods ended March 31, 2015 and March 31, 2016, and the twelve month period ended March 31, 2016.

The annual historical information has been derived from our audited consolidated financial statements as of and for the years ended December 31, 2013, 2014 and 2015, incorporated by reference herein (the consolidated balance sheet for the year ended December 31, 2013 is not incorporated herein). The consolidated interim historical financial information as of and for the three months ended March 31, 2015 and 2016 has been derived from our unaudited condensed consolidated financial statements for such periods incorporated by reference herein. Our historical results are not necessarily indicative of our future results and the results for the three months ended March 31, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. The unaudited historical financial data for the twelve months ended March 31, 2016 have been derived by adding the financial data for the year ended December 31, 2015 to the financial data for the three months ended March 31, 2016 and subtracting the financial data for the three months ended March 31, 2015.

This selected historical condensed consolidated financial data is qualified by reference to, and should be read in conjunction with, our historical consolidated financial statements, including the notes thereto, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are incorporated by reference herein.

	Fiscal Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,
Statement of Operations Data	2015	2014	2013	2016	2015	2016
(In thousands)
Net revenue	$982,223	$922,654	$696,473	$238,462	$244,357	$976,328
Cost of Revenue (excluding depreciation expense)	721,308	671,901	489,823	174,230	179,402	716,136
Gross profit	260,915	250,753	206,650	64,232	64,955	260,192
Other operating expenses	165,998	166,552	127,200	39,658	41,615	164,040
Bad debt expense	41,042	79,547	19,516	7,591	8,346	40,287
General and administrative expenses	42,524	49,314	47,897	11,051	11,699	41,876
Impairment of goodwill	251,850	—	—	—	—	251,850
Restructuring, integration, and other expenses, net(1)	24,405	30,206	18,062	1,728	3,704	22,429
Depreciation and amortization expense	22,743	22,943	20,226	4,538	5,794	21,487
Income (loss) from operations	(287,647)	(97,809)	(26,251)	(334)	(6,203)	(281,777)
Interest expense, net(2)	37,313	40,918	44,130	9,412	9,163	37,562
Loss from continuing operations, before income taxes	(324,960)	(138,727)	(70,381)	(9,746)	(15,366)	(319,339)
Income tax expense (benefit)	(21,532)	11,193)	1,260	23	1,928	(23,437)
Loss from continuing operations, before income taxes	(303,428)	(149,920)	(71,641)	(9,769)	(17,294)	(295,902)
Income (loss) from discontinued operations, net of income taxes	3,721	2,452	1,987	233	(2,379)	6,333
Net income (loss)	(299,707)	(147,468)	(69,654)	(9,536)	(19,673)	(289,569)
Accrued dividends on preferred stock	(6,120)	—	—	(1,998)	(453)	(7,665)
Deemed dividends on preferred stock	(3,690)	—	—	(172)	(1,164)	(2,698)
Net income/(loss) attributable to common stockholders	$(309,517)	$(147,468)	$(69,654)	$(11,706)	$(21,290)	$(299,932)
Income (loss) per common share:
Loss from continuing operations per share, basic and diluted	$(4.56)	$(2.19)	$(1.11)	$(0.17)	$(0.28)	$(4.45)
Income (loss) from discontinued operations per share, basic and diluted	0.05	0.04	0.03	—	(0.03)	0.09
Net income (loss) per share, basic and diluted(5)	$(4.51)	$(2.15)	(1.08)	$(0.17)	$(0.31)	$(4.36)
Weighted average common shares outstanding, basic and diluted	68,710	68,476	64,560	68,771	68,637	68,771

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(1)	Restructuring, integration and other expenses include non-operating costs associated with restructuring and integration initiatives such as employee severance costs, certain legal and professional fees, training costs, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other costs related to contract terminations and closed branches/offices.

(2)	Net interest expense includes interest income, interest expense, amortization of deferred financing cost, and loss on extinguishment of debt.

	Fiscal Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2013	2016	2015	2016
(in thousands)
Statement of Cash Flow Data:
Net cash flows provided by (used in) operating activities	$(64,742)	$(31,416)	$(54,580)	$(10,962)	(28,047)	$(47,657)
Net cash flows provided by (used in) investing activities	13,021	44,257	(302,343)	(1,323)	(2,066)	13,764
Net cash flows provided by (used in) financing activities	66,558	(13,102)	295,823	4,759	52,619	18,698

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	As of December 31,			As of March 31,
	2015	2014	2013	2016	2015
(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$15,557	$740	$1,001	$8,051	$23,246
Total current assets	186,971	188,215	236,956	158,845	212,353
Total assets	546,505	824,713	936,858	503,494	845,423
Total long-term debt, net of current portion	406,319	418,408	375,322	391,729	418,503
Total liabilities	564,465	607,908	582,275	529,930	587,197
Total stockholders’ equity (deficit)	(80,878)	216,805	354,583	(91,524)	204,228

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Selected Historical Financial Data of Home Solutions

The table below sets forth the selected historical condensed consolidated financial data of Home Solutions for the fiscal years ended December 31, 2014 and 2015. The annual historical information has been derived from Home Solutions’ audited consolidated financial statements as of and for the years ended December 31, 2014 and 2015. Such historical results are not necessarily indicative of Home Solutions’ future results. The audited consolidated financial statements of Home Solutions are not incorporated in this proxy statement.

	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2014
(in thousands)
Net revenue	$109,115	$105,509
Cost of revenue	80,728	79,117
Gross profit	28,387	26,392
Operating costs and expenses:
Selling, general and administrative expenses	28,100	36,134
Depreciation and amortization	13,600	14,505
	41,700	50,639
Loss before other income (expense) and provision for income taxes from continuing operations	(13,313)	(24,247)
Other income (expense):
Interest expense	(3,969)	(3,931)
Other income (expense)	(742)	50
	(4,710)	(3,881)
Loss before provision for income taxes from continuing operations	(18,024)	(28,128)
Income tax benefit	—	308
Loss from continuing operations	(18,024)	(27,820)
Loss from discontinued operations, net of taxes	(218)	(139)
Net loss	$(18,241)	$(27,959)

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Unaudited Pro Forma Condensed Consolidated Financial Information

The table below sets forth our unaudited pro forma condensed consolidated financial information for the year ended December 31, 2015. The unaudited pro forma condensed consolidated financial information gives pro forma effect to the Transaction as if it occurred on January 1, 2015. Therefore, the pro forma financial information herein is only relevant if the Transaction is consummated. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable; however, we can provide no assurance that the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial information are correct. The unaudited pro forma condensed consolidated financial information has not been prepared in accordance with Regulation S-X, promulgated pursuant to the Securities Act, is based on assumptions and is presented for illustrative and informational purposes only and does not purport to represent what our actual financial position or results of operations would have been had the Transaction actually been completed on the date indicated and is not necessarily indicative of our results of operations as of the specified date or in the future.

The unaudited pro forma condensed consolidated financial information herein does not give effect to purchase accounting adjustments, including goodwill that will be recorded by the Company and reflected in the Company’s financial statements for periods subsequent to the Transaction. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited historical financial statements of the Company incorporated by reference herein.

	Fiscal Year Ended December 31, 2015		Pro Forma Year Ended December 31, 2015
(in thousands)	BioScrip	Home Solutions	Transaction Adjustments	Consolidated
Loss from continuing operations, net of income taxes	$(303,428)	$(18,024)	$—	$(321,452)
Interest Expense, net	37,313	3,969	—	41,282
Income Tax Expense (Benefit)	(21,532)	—	—	(21,532)
Depreciation & Amortization	22,743	13,600	—	36,343
EBITDA(1)	$(264,904)	$(454)	$—	$(265,358)
As Adjusted:
Impairment of Goodwill	$251,850	—	$—	$251,850
Stock Based Compensation	4,513	—	—	4,513
Restructuring, integration, and other expenses, net(2)(3)	24,405	3,627	—	28,032
Financial Sponsor Management Fees & Expenses(4)	—	420	—	420
Adjusted EBITDA(1)	$15,864	$3,593	$—	$19,457
As Further Adjusted:
Other Adjustments(5)	$—	$—	$(930)	$(930)
Home Solutions Cost Savings/Synergies(6)	—	—	15,500	15,500
Pro Forma Adjusted EBITDA(1)(7)	$15,864	$3,593	$14,570	$34,027

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(1)	We present EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA because they are measures management uses to assess financial performance. We believe that companies in our industry use measures of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA as common performance measurements. We also believe that securities analysts, investors and other interested parties frequently use measures of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA as financial performance measures and as indicators of ability to service debt obligations. While providing useful information, non-GAAP measures, including EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with GAAP and should not be construed as an indication of a company’s operating performance or as a measure of liquidity. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA may have material limitations as performance measures because they exclude non-recurring items that are necessary elements of our costs and operations. In addition, “EBITDA,” “Adjusted EBITDA,” “Pro Forma Adjusted EBITDA” or similar measures presented by other companies may not be comparable to our presentation, because each company may define these terms differently.

(2)	Restructuring, integration and other expenses for BioScrip include non-operating costs associated with restructuring and integration initiatives such as employee severance costs, certain non-recurring legal and professional fees, non-recurring training costs, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other non-recurring costs related to contract terminations and closed branches/offices.

(3)	Restructuring, integration and other expenses for Home Solutions include certain one-time or non-recurring costs associated with (i) acquisition expenses ($0.57 million); (ii) the company’s credit facility ($0.06 million); (iii) labor and compensation expenses including employee severance costs, redundant wage costs and other labor savings ($0.90 million); (iv) legal costs and settlements ($1.28 million); and (v) professional fees ($0.09 million); and certain one-time or non-recurring costs or losses associated with de novo operations and closed branches/offices ($0.70 million).

(4)	Financial Sponsor Management Fees & Expenses reflect expenses associated with KRG Capital Partners, the primary stockholder of Home Solutions. Upon consummation of the Transaction, no future management fees or expenses will be paid.

(5)	Reflects certain other diligence adjustments, including an adjustment to net revenues recognized by Home Solutions, net of bad debt expense, to reflect actual historical cash collections experience.

(6)	We expect to realize annual cost savings of $15.5 million, which is the midpoint of the anticipated synergies range of approximately $14.0 to $17.0 million, beginning in the fourth quarter of 2016 as a result of the business combination with Home Solutions and the elimination of certain redundant positions, overlapping branches, professional services and other expenses, as well as the efficiencies of integrating corporate functions within a larger company framework. We expect that the cost to achieve such synergies will be approximately $4.6 million. This adjustment has not been prepared in accordance with the requirements of Regulation S-X pursuant to the Securities Act relating to the presentation of pro forma financial information, is presented for information purposes only and does not purport to represent what our actual financial position or results of operations would have been if the acquisition had been completed as of an earlier date or that may be achieved in the future. See “Risk Factors — Risks Relating to the Transaction — There may be difficulties in integrating Home Solutions’ business and operations into our business and operations, and the integration process will place an additional burden on our management and internal resources. We may overestimate the synergies that will result from the Transaction or underestimate the cost of implementing such synergies.”

(7)	This presentation of Pro Forma Adjusted EBITDA includes estimates with respect to cost savings to the business combination with Home Solutions. These estimates reflect various assumptions made by us that may or may not prove accurate, as well as the exercise of a substantial degree of judgment by management as to the scope and presentation of such information. No representations or warranties are made as to the accuracy of such estimates. Actual results achieved during historical and future periods may differ substantially from the estimates set forth above.

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Beneficial Ownership of BioScrip Common Stock

The following table sets forth, as of June 22, 2016, certain information concerning the beneficial ownership of Common Stock of (i) each person who is a director of the Company; (ii) each named executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. In addition, the following table sets forth certain information as of the dates indicated concerning persons known by the Company to beneficially own more than five percent of the Common Stock. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Unless otherwise indicated, the address of the holder is c/o BioScrip, Inc., 1600 Broadway, Suite 950, Denver, Colorado 80202.

Name and Address of Beneficial Owner(1)	Footnote		Number of Shares Beneficially Owned(2)	Percent of Class(2)
Holders of 5% or more of our Common Stock (excluding and Named Executive Officers)
Coliseum Capital Management, LLC One Station Place, 7th Floor South Stamford, CT 06902		(3)	23,182,758	17.6%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580		(4)	14,507,800	12.7%
Ardsley Advisors Partners Philip J. Hempleman 262 Harbor Drive, 4th Floor Stamford, CT 06902		(5)	6,815,000	9.9%
Camber Capital Management LLC Stephen DuBois 101 Huntington Ave, Suite 2550 Boston, MA 02199		(6)	6,000,000	8.7%
North Tide Capital Master, LP 500 Boylston Street, Suite 1860 Boston, Massachusetts 02116		(7)	8,500,000	7.5%

Christopher S. Shackelton		(8)	23,182,758	17.6%
Richard M. Smith		(9)	1,690,000	1.5%
David Evans		(10)	386,206	*
Brian Stiver		(11)	269,167	*
Jeffrey M. Kreger		(12)	103,334	*
David W. Golding	—		42,500	*
Tricia H. Nguyen	—		20,000	*
R. Carter Pate	—		30,000	*
Michael G. Bronfein	—		80,000	*
Michael Goldstein	—		25,000	*
Patricia Bogusz	—		—	—
Thomas Pettit	—		—	—
Hai Tran	—		—	—
All Directors and Executive Officers as a group (14 persons)		(13)	2,751,208	2.4%

52

*	Percentage is less than 1% of class.

(1)	Except as otherwise indicated, all addresses are c/o BioScrip, Inc., 1600 Broadway, Suite 950, Denver, Colorado, 80202.

(2)	The inclusion in this table of any shares of Common Stock as “beneficially owned” does not constitute an admission by the holder of beneficial ownership of those shares. Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”), and generally includes voting or investment power over securities. Shares of Common Stock subject to options, warrants or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within sixty 60 days of June 22, 2016, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person.

(3)	Based on the Schedule 13D/A filed with the SEC on June 22, 2016 by (i) Coliseum Capital Management, LLC (“Coliseum”), which beneficially owns 23,182,758 shares for which it has shared voting and shared dispositive power; (ii) Coliseum Capital Partners, L.P. (“CCP”), which beneficially owns 14,553,786 shares for which it has shared voting and shared dispositive power; (iii) Coliseum Capital Partners II, L.P. (“CCP II”), which beneficially owns 3,287,326 shares for which it has shared voting and shared dispositive power; (iv) Coliseum Capital, LLC (“CC”), which beneficially owns 17,841,112 shares for which it has shared voting and shared dispositive power; (v) Adam Gray, as a manager of Coliseum and CC, beneficially owns 23,182,758 shares for which he has shared voting and shared dispositive power; and (vi) Christopher S. Shackelton, as Managing Partner of Coliseum and CC, beneficially owns 23,182,758 shares for which he has shared voting and shared dispositive power. Assumes full conversion of 10,823 shares of Series A Preferred Stock and 614,177 shares of Series C Preferred Stock into shares of Common Stock plus full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants to acquire an aggregate of 3,600,000 shares of Common Stock. See Proposal 1 for a discussion of the transaction that resulted in Coliseum beneficially owning the shares of Common Stock indicated.

(4)	Based on a Schedule 13D/A filed with the SEC on June 22, 2016 by (i) Gabelli Funds, LLC (“Gabelli Funds”), which beneficially owns 14,507,800 shares for which it has sole voting power and sole dispositive power; (ii) GAMCO Asset Management Inc., which beneficially owns 899,402 shares for which it has sole voting power over 853,402 shares and sole dispositive power over 899,402 shares; (iii) Teton Advisors, Inc., which beneficially owns 1,136,701 shares for which it has sole voting power and sole dispositive power; (iv) Gabelli Securities, Inc., which beneficially owns 15,000 shares for which it has sole voting power and sole dispositive power; (v) GAMCO Investors, Inc., which beneficially owns 3,000 shares for which it has sole voting power and sole dispositive power; (vi) GGCP, Inc.; and (vii) Mario J. Gabelli (collectively, the “GAMCO Reporting Persons”), who is deemed to have beneficial ownership of the shares owned beneficially by each of the other GAMCO Reporting Persons. Gabelli Funds has sole dispositive and voting power with respect to the shares held by a number of investment funds for which Gabelli Funds serves as an investment adviser (the “Funds”) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, and at any time, the Proxy Voting Committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations.

(5)	Based on a Schedule 13G/A filed with the SEC on February 16, 2016 by (i) Ardsley Partners Fund II, L.P., which beneficially owns 2,478,100 shares for which it has shared voting power and shared dispositive power; (ii) Ardsley Partners Institutional Fund, L.P., which beneficially owns 2,081,900 shares for which it has shared voting power and shared dispositive power; (iii) Ardsley Partners Advanced Healthcare Fund, L.P., which beneficially owns 2,195,000 shares for which it has shared voting power and shared dispositive power; (iv) Ardsley Healthcare Fund, L.P., which beneficially owns 60,000 shares for which it has shared voting power and shared dispositive power; (v) Ardsley Advisory Partners, which beneficially owns 6,815,000 shares for which it has shared voting power and shared dispositive power; (vi) Ardsley Partners I, which beneficially owns 6,755,000 shares for which it has shared voting power and shared dispositive power; and (vii) Philip J. Hempleman, who beneficially owns 6,815,000 shares for which he has shared voting power and shared dispositive power. The Company, however, believes that the Schedule 13G/A is no longer accurate because the Company has been informed that Ardsley and/or its affiliates purchased shares in the Equity Offering and may have made other transactions since February 16, 2016.

53

(6)	Based on a Schedule 13G/A filed with the SEC on February 12, 2016 by Camber Capital Management LLC and Stephen DuBois reporting that they beneficially own 6,000,000 shares for which they have shared voting power and shared dispositive power. The Company, however, believes that the Schedule 13G/A is no longer accurate because the Company has been informed that Camber and/or its affiliates purchased shares in the Equity Offering and may have made other transactions since February 12, 2016.

(7)	Based on a Schedule 13G filed with the SEC on June 27, 2016 by (i) North Tide Capital Master, LP, which beneficially owns 7,200,000 shares for which it has shared voting and shared dispositive power, (ii) North Tide Capital, LLC, which beneficially owns 8,500,000 shares for which it has shared voting and shared dispositive power, and (iii) Conan Laughlin, as Managing Partner of North Tide Capital Master, LP and North Tide Capital, LLC, who beneficially owns 8,500,000 shares for which he has shared voting and shared dispositive power.

(8)	Assumes full conversion of 10,823 shares of Series A Preferred Stock and 614,177 shares of Series C Preferred Stock into shares of Common Stock plus full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants to acquire an aggregate of 3,600,000 shares of Common Stock. Mr. Shackelton, as the Managing Partner of Coliseum, is deemed to beneficially own all 23,182,758 shares of Common Stock, of which he has shared voting and shared dispositive power for such shares.

(9)	Includes 1,555,000 shares issuable upon exercise of options held by Mr. Smith.

(10)	Includes 381,667 shares issuable upon exercise of options held by Mr. Evans.

(11)	Includes 219,167 shares issuable upon exercise of options held by Mr. Stiver.

(12)	Includes 83,334 shares issuable upon exercise of options held by Mr. Kreger.

(13)	Includes 2,344,169 shares issuable upon exercise of options. The 23,182,758 shares of Common Stock beneficially owned by Mr. Shackelton are not included in this calculation. If the 23,182,758 shares of Common Stock beneficially owned by Mr. Shackelton were to be included in this calculation, the number of shares beneficially owned by the Directors and Officers as a group would equal 25,933,966, representing approximately 19.4% of the class.

54

Proposal One: To Approve An Amendment To The Certificate Of Incorporation To Increase The Authorized Number Of Shares Of Common Stock From 125 Million To 250 MILLION, which charter ameNdment is necessary to consummate the Transaction and provide BioScrip sufficient authorized Common Stock to issue the TRANSACTION CLOSING EQUITY CONSIDERATION AND THE Contingent Shares

General

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 125 million shares to 250 million shares. Accordingly, the Board of Directors unanimously approved the Charter Amendment and hereby solicits the approval of the Company’s stockholders of the Charter Amendment. If the stockholders approve the Charter Amendment, the Company currently intends to file a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Appendix A (the “Certificate of Amendment”), with the Delaware Secretary of State as soon as practicable following stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Second Amended and Restated Certificate of Incorporation will continue in effect.

Of the 125 million shares currently authorized, as of June 22, 2016 the Company had 113,880,241 shares issued and outstanding (excluding 2,761,423 shares of Common Stock held as treasury stock) and has reserved a total of 9,919,441 shares of Common Stock for issuance pursuant to the Company’s 2008 Equity Incentive Plan and its Employee Stock Purchase Plan and 546,723 shares for issuance upon exercise of certain warrants and conversion of certain convertible securities. We must keep reserved for future issuance a sufficient number of shares of Common Stock to meet the Company’s obligations to issue Common Stock in the event these options or warrants are exercised or convertible securities are converted.

The Board of Directors believes it is in the best interest of the Company to amend the Company’s Second Amended and Restated Certificate of Incorporation of the Company whereby the number of shares of Common Stock that we would be authorized to issue from time to time would be increased to 250 million shares.

Reasons for the Charter Amendment

The consummation of the Transaction is conditioned upon us obtaining stockholder approval to increase the number of shares of Common Stock that we are authorized to issue pursuant to our certificate of incorporation, because we do not currently have sufficient authorized shares of Common Stock to issue the Transaction Closing Equity Consideration and the Contingent Shares, as discussed elsewhere in this proxy statement. Until our certificate of incorporation is amended to authorize sufficient additional shares of Common Stock, we will not have enough authorized shares to issue the Transaction Closing Equity Consideration and the Contingent Shares.

In addition, the Company completed the Equity Offering on June 22, 2016. Prior to the Equity Offering, a significant number of shares of the Company’s Common Stock were reserved for issuance to affiliates of Coliseum Capital Management LLC (the “PIPE Investors”) which held shares of the Company’s Series A Preferred Stock and the PIPE Warrants. Christopher S. Shackelton, who is a co-founder of Coliseum Capital Management LLC and one of its Managing Partners, is a director of the Company and was appointed to the Board of Directors as a result of the investment in 2015 by the PIPE Investors in our Series A Preferred Stock and PIPE Warrants.  The Company determined that if the shares of Common Stock reserved for the PIPE Investors in connection with the Series A Preferred Stock and the PIPE Warrants would be available for issuance, the Company would have the flexibility to consider increasing the size of the Equity Offering. Based on the instructions of the Board of Directors, the Company contacted the PIPE Investors to determine upon what terms the PIPE Investors would be willing to enter into a series of transactions to allow the Company to utilize the Common Stock reserved for issuance upon conversion of the Series A Preferred Stock and the exercise of the PIPE Warrants in the Equity Offering and the PIPE Investors agreed to enter into the Exchange Agreement in order to facilitate such transactions.

55

On June 10, 2016, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with the PIPE Investors, whereby the Company exchanged its Series A Preferred Stock for a new series of convertible preferred stock of the Company, designated “Series B Convertible Preferred Stock,” having the terms set forth in the form of Certificate of Designations of Series B Convertible Preferred Stock, par value $0.0001 per share, which is attached as Exhibit 3.1 to BioScrip’s Current Report on Form 8-K filed with the SEC on June 13, 2016. Pursuant to the Exchange Agreement, the PIPE Investors agreed:

(i) to exchange 614,177 shares of the existing Series A Preferred Stock for an identical number of shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), which have the same terms as the Series A Preferred Stock, except that the terms of the Series B Preferred Stock include the authority of the holders of the Series B Preferred Stock to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series B Preferred Stock; and

(ii) to waive the requirement under the PIPE Warrant Agreement governing the PIPE Warrants to reserve 3,600,000 shares of our Common Stock for the exercise of the PIPE Warrants.

On June 14, 2016, the Company entered into another Exchange Agreement (the “Series C Exchange Agreement”) with the PIPE Investors, pursuant to which the PIPE Investors agreed to exchange their shares of Series B Preferred Stock issued pursuant to the Series B Exchange Agreement on a one for one basis for shares of a new series of preferred stock of the Company (the “Series C Preferred Stock” and, together with the Series A preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), designated “Series C Convertible Preferred Stock,” having the terms set forth in the form of Certificate of Designations of Series C Convertible Preferred Stock, par value $0.0001 per share, which is attached as Exhibit 3.1 to BioScrip’s Current Report on Form 8-K filed with the SEC on June 14, 2016.

The PIPE Investors agreed under the terms of the Series C Exchange Agreement to exchange 614,177 shares of the Series B Preferred Stock for an identical number of shares of Series C Preferred Stock, which have the same terms as the Series B Preferred Stock, except that the terms of the Series C Preferred Stock provide that the 11.5% per annum rate of non-cash dividends payable on the shares of the Series C Preferred Stock will be reduced based on the achievement by the Company of specified earnings before interest, taxes, depreciation and amortization (referred to as “Consolidated EBITDA” in the Company’s Credit Agreement, dated as of July 31, 2013, as such Credit Agreement has been amended through the date of the Series C Exchange Agreement). In addition, pursuant to the Series C Exchange Agreement, the PIPE Investors agreed to waive the requirement under the PIPE Warrant Agreement governing the PIPE Warrants to reserve 3,600,000 shares of our Common Stock for the exercise of the PIPE Warrants.

In the Series C Exchange Agreement, we agreed that within four months of the date of the Series C Exchange Agreement, we will call a Special Meeting of our stockholders to seek approval to an amendment of our Certificate of Incorporation to increase the number of authorized shares of Common Stock so as to allow us to reserve sufficient shares for, among other things, the conversion of the Series C Preferred Stock and the exercise of the PIPE Warrants held by the PIPE Investors (the “Authorization Proposal”). If approval of the Authorization Proposal is not obtained at such meeting, we agreed to resubmit the Authorization Proposal at the annual or a Special Meeting of our stockholders on an annual basis beginning in 2017 until stockholder approval is obtained. Until stockholder approval is obtained, we agreed that we will not issue any additional shares of Common Stock or equity awards to employees without the consent of the investors holding a majority of the voting power of the Series C Preferred Stock, provided that we may grant awards with respect to the 1.93 million shares of Common Stock currently authorized for issuance under our 2008 Equity Incentive Plan. If stockholder approval of the Authorization Proposal is not obtained prior to the earlier of May 17, 2021 and the date all of the Company’s obligations under indenture governing the Company’s 8.875% Senior Notes due 2021 have been satisfied, then each holder of the Series C Preferred Stock may elect to require the Company to redeem for cash all shares of Series C Preferred Stock held by such holder for which there are not sufficient authorized shares of Common Stock reserved to allow conversion of such shares of Series C Preferred Stock. The redemption price would be calculated as the greater of the liquidation preference of each redeemed share of Series C Preferred Stock and the product of the volume-weighted average share price of our Common Stock on the NASDAQ for a ten trading day period ending two trading days prior to the date that the Company receives the redemption notice and the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible.

56

The table below summarizes information relating to the number of shares of our Common Stock currently outstanding, reserved and available for issuance and the number of shares of Common Stock that would be reserved and available for issuance immediately following approval of the Charter Amendment, assuming the Transaction is consummated.

	Before Amendment	After Amendment
Authorized shares	125,000,000	250,000,000

Shares issued	113,880,241	113,880,241

Shares reserved for issuance under 2008 Equity Incentive Plan	9,355,000	9,355,000

Shares available under ESPP	564,441	564,441

Issuance of Common Stock upon conversion of Series A Preferred Stock	484,673	484,673

Issuance of Common Stock upon conversion of Series C Preferred Stock	-	14,055,793

Shares reserved for future exercise of the PIPE Warrants	62,050	3,662,050

Issuance of Common Stock as Transaction Closing Equity Consideration	—	3,750,000

Issuance of Common Stock as RSUs	—	7,093,750

Shares available for future issuance	653,595	97,154,052

The balance of the additional authorized shares of Common Stock that is not needed in connection with the shares of Common Stock issuable in connection with the Transaction and to satisfy our reservation obligations referred to above may be issued for any proper corporate purpose approved by the Board of Directors. Among the reasons for having additional authorized and unissued shares of Common Stock is the ability to sell shares in capital raising transactions during advantageous market conditions, issue shares in connection with acquisitions of the assets, operating businesses or securities of other companies, and issue stock as stock dividends, stock splits and to use shares for other general corporate purposes. The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Except in respect of the reservation requirements referred to above in connection with the Series C Exchange Agreement, we do not presently have any agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock or Preferred Stock from any of the additional authorized shares.

However, the Board of Directors believes that the availability of such additional authorized shares will provide BioScrip with the flexibility to issue Common Stock for possible future financing, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by the Board of Directors, without further shareholder action or the related delays and expenses. Potential transactions could include public or private capital-raising transactions in which shares of Common Stock, convertible preferred stock, convertible debt or other securities are issued. There is no assurance that any capital-raising transaction will be undertaken. The Company’s flexibility is at all times limited to NASDAQ stockholder voting requirements on the issuance of capital stock in excess of 20% of the Company’s pre-issuance issued and outstanding number of shares. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in BioScrip, on such stockholders’ percentage voting power.

57

If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current Common Stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company’s current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company’s current stockholders.

The Board of Directors does not intend to issue any Common Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its stockholders.

Vote Required for Approval

The affirmative vote of the majority of the outstanding shares of BioScrip capital stock entitled to vote will be required to approve Proposal One, provided that a quorum is present at the Special Meeting.

Recommendation of BioScrip’s Board of Directors

BioScrip’s Board of Directors believes that the proposed amendment is in the best interests of the company and our shareholders, and recommends that shareholders vote "FOR" the proposal to approve an amendment to the articles of incorporation to increase the authorized shares of Common Stock from 125 Million to 250 Million.

58

Proposal Two: If Necessary, Approval Of The Adjournment Of The Special Meeting, Including To Solicit Proxies, If There Are Not Sufficient Votes In Favor Of The Proposal To Amend The Certificate Of Incorporation To Increase The Authorized Shares Of Common Stock

General

At the Special Meeting, BioScrip stockholders will be asked to approve, if necessary, an adjournment of the Special Meeting, including for the purpose of soliciting proxies, if there are not sufficient votes in favor of the proposal for the Charter Amendment.

Vote Required for Approval

The affirmative vote of the majority of the outstanding shares of BioScrip capital stock entitled to vote and present in person or by proxy at the Special Meeting, regardless of whether a quorum is present, will be required to approve Proposal Two.

Recommendation of BioScrip’s Board of Directors

BioScrip’s Board of Directors recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary, including to solicit proxies, if there are not sufficient votes in favor of the proposal to amend the certificate of incorporation to increase the authorized shares of Common Stock.

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Important Notice Regarding Delivery
Of Stockholder Documents

If you and other residents with the same last name at your mailing address own shares of BioScrip’s Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this proxy statement to stockholders to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials for the Special Meeting and you wish to reduce the number of reports you receive in the future and save BioScrip the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by calling 800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for the special meeting, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to BioScrip, Inc., Corporate Secretary, 1600 Broadway, Suite 950, Denver, Colorado 80202 or contact BioScrip, Inc. Investor Relations at (720) 697-5200.

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SHAREHOLDER PROPOSALS

The Company has not received any shareholder proposals for this special meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Company’s proxy materials for a particular meeting. Under these rules, proposals submitted for inclusion in the Company’s proxy materials for the special meeting must be received within a reasonable period of time before the Company begins to print and mail its proxy materials. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws relating to inclusion. In order to be eligible for inclusion in the proxy statement for the special meeting, any shareholder proposal to take action at the special meeting should be sent to the Secretary of the Company at 1600 Broadway, Suite 950, Denver, Colorado 80202.

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Where You Can Find More Information; Incorporation By Reference

BioScrip files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including BioScrip, who file electronically with the SEC. The reports and other information filed by BioScrip with the SEC is also available at BioScrip’s website. The address of the site is: http://bioscrip.com/sec-filings. The web addresses of the SEC and BioScrip have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the SEC allows BioScrip to “incorporate by reference” certain information into this proxy statement, which means that BioScrip can disclose important information to its stockholders by referring its stockholders to other documents that BioScrip filed separately with the SEC. BioScrip stockholders should consider the incorporated information as if BioScrip reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

This proxy statement incorporates by reference the documents listed below that BioScrip has previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 and Item 7.01 of a Current Report on Form 8-K). These documents contain important information about BioScrip, its financial condition or other matters.

■	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016.

■	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 6, 2016.

■	Current Reports on Form 8-K or 8-K/A, filed with the SEC on January 19, 2016, January 20, 2016, March 1, 2016, March 3, 2016, March 14, 2016, March 17, 2016, April 15, 2016, May 6, 2016, June 2, 2016 and June 13, 2016, June 14, 2016, June 16, 2016, June 17, 2016, June 20, 2016 and June 22, 2016.

We are not, however, incorporating by reference any document or portions thereof, whether specifically listed above or filed in the future, that are not deemed ‘‘filed’’ with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

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Appendix A

CERTIFICATE OF AMENDMENT OF
THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BIOSCRIP, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is BioScrip, Inc.

2. The certificate of incorporation of the Corporation, as amended, is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred fifty-five million (255,000,000) shares, par value one-one hundredth of a cent ($0.0001) per share, of which two hundred fifty million (250,000,000) shares are designated as Common Stock and five million (5,000,000) shares are designated as Preferred Stock.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated: [_], 2016

Kathryn M. Stalmack, Senior Vice President, General Counsel and Secretary

Appendix B

ASSET PURCHASE AGREEMENT

BY AND AMONG

HS Infusion Holdings, Inc.
a Delaware corporation,

the direct and indirect Subsidiaries of the Company,

BioScrip, Inc.,

a Delaware corporation, and

HomeChoice Partners, Inc.

a Delaware corporation

June 11, 2016

i

5.17	Employee Benefits Matters	27
5.18	Contracts	29
5.19	Tax Matters	30
5.20	Brokers and Investment Advisors	31
5.21	Payment Programs	31
5.22	Inventory	32
5.23	Transactions With Affiliates	32
5.24	Absence of Certain Events	32
5.25	HIPAA	34
5.26	Compliance	34
5.27	Intellectual Property	34
5.28	Confidentiality Agreements	35
5.29	No Other Representations or Warranties	35

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES		36

6.1	Organization and Good Standing	36
6.2	Authority and No Breach	36
6.3	Capitalization of Parent	37
6.4	Brokers and Investment Advisors	37
6.5	Common Stock of Parent	37
6.6	[Intentionally Omitted]	37
6.7	Financing	37
6.8	Solvency	38
6.9	Compliance with Law	38
6.10	Litigation or Claims	38
6.11	No Parent Material Adverse Effect	38
6.12	Organizational Structure	38
6.13	Confidentiality Agreements	38
6.14	Condition of the Business	39

ARTICLE 7 BUYER PARTIES’ CONDITIONS PRECEDENT TO CLOSING		39

7.1	Representations and Warranties to be True and Correct	39
7.2	No Company Material Adverse Effect	39
7.3	Supporting Documents	39
7.4	Third Party Consents	40
7.5	Equity Offering	40
7.6	Shareholder Approval	40
7.7	No Pending Actions or Proceedings	41
7.8	HSR	41

ARTICLE 8 THE COMPANY’S CONDITIONS PRECEDENT TO CLOSING		41

8.1	Representations and Warranties to be True and Correct	41
8.2	Supporting Documents	41
8.3	Closing Deliverables	42
8.4	No Pending Actions or Proceedings	42

ii

8.5	HSR	42

ARTICLE 9 ADDITIONAL COVENANTS AND AGREEMENTS		42

9.1	Preservation of the Businesss; Certain Tax and Post-Closing Organizational Matters	42
9.2	Notification of Certain Matters	43
9.3	Regulatory and Other Authorizations, Consents	43
9.4	Confidentiality	43
9.5	Press Release	44
9.6	Cooperation; Equity Offering	44
9.7	Expenses	45
9.8	Insurance	45
9.9	Filing Returns	46
9.10	Pre-Closing Access	46
9.11	Post-Closing Access to Records	47
9.12	Payroll and Benefit Matters	47
9.13	Employees	48
9.14	Consents to Certain Assignments	48
9.15	Authorized Share Capital	48
9.16	Seller Names and Marks	48
9.17	Antitrust Filings	49
9.18	Receivables Collection	49
9.19	Power of Attorney	50
9.20	Patient Records	50
9.21	Personnel Resources	50
9.22	Registered Stock	51
9.23	Parent Board Representation	52

ARTICLE 10 CERTAIN RESTRICTIVE COVENANTS		53

10.1	Certain Restrictive Covenants	53
10.2	Modification	53
10.3	Exceptions	53

ARTICLE 11 INDEMNIFICATION		54

11.1	Indemnification by the Company and its Subsidiaries	54
11.2	Indemnification by Parent	54
11.3	Limitations	54
11.4	Matters Involving Third Parties	56
11.5	Payment	57
11.6	Insurance Proceeds	57
11.7	Mitigation	58
11.8	Exclusive Remedies	58
11.9	Characterization of Indemnity Payments	58

iii

ARTICLE 12 TERMINATION		58

12.1	Termination	58
12.2	Effect of Termination	59

ARTICLE 13 MISCELLANEOUS		59

13.1	Notices	59
13.2	[Intentionally Omitted]	60
13.3	Waiver	60
13.4	Third Parties	60
13.5	Severability	61
13.6	Amendment	61
13.7	Counterparts	61
13.8	Headings	61
13.9	Entire Agreement	61
13.10	Assignment	61
13.11	Governing Law; Jurisdiction	61
13.12	Interpretation; Construction	62
13.13	RSU Shares	62
13.14	Specific Performance	63
13.15	Disclosure Schedule	63
13.16	Legal Representation	64
13.17	Non-Recourse	64
13.18	Performance Guarantee	64

iv

Schedules and Exhibits

Disclosure Schedule

Disclosure Schedule (Parent)

Other Schedules

Schedule 1.1	Leased Real Property
Schedule 1.2	Net Working Capital
Schedule 4.7	Allocation of Purchase Price Principles
Schedule 7.4	Third Party Consents
Schedule 9.1	Preservation of the Business
Schedule 9.12	Certain Plans

Exhibits
Exhibit 1.1	Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit 1.2	Form of Escrow Agreement
Exhibit 1.3	Form of Non-Solicitation Agreement
Exhibit 7.3.7	Power of Attorney

v

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 11, 2016, by and among HS Infusion Holdings, Inc., a Delaware corporation (the “Company”), the direct and indirect Subsidiaries of the Company set forth on signature pages hereto under the heading “Company Subsidiaries”, BioScrip, Inc., a Delaware corporation (“Parent”), and HomeChoice Partners, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, the Company and its Subsidiaries are engaged in the Business (as defined below);

WHEREAS, the Company desires to sell the Business to Buyer, and Buyer desires to purchase the Business from the Company; and

WHEREAS, in connection with the sale of the Business, the Company desires to sell and assign, and to cause its Subsidiaries to sell and assign, to Buyer, and Buyer desires to purchase from the Company and its Subsidiaries, all of the Acquired Assets (as defined below) in consideration of the payment by Buyer of the Purchase Price and the assumption by Buyer of the Assumed Liabilities (as defined below), all on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Certain Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1, which shall be equally applicable to both the singular and plural forms.

“Accounting Principles” means GAAP applied consistently with the Company’s past practices, including past practices with respect to the determination of reserves; provided, that in the event any of the Company’s past practices is not consistent with GAAP, GAAP shall prevail as to such practice.

“Action” means any audit, examination, claim, action, suit, arbitration, formal inquiry or proceeding by or before any mediator, arbitrator or Governmental Entity.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to elect at least 50% of the governing board of such Person or to direct or cause the direction of the management and policies of the Person, whether through ownership of voting securities, partnership or limited liability interests, nonprofit membership, contract or otherwise.

1

“Assets” means the assets and properties of the Business of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located.

“Bill of Sale, Assignment and Assumption Agreement” means, subject to Section 4.7, the Bill of Sale, Assignment and Assumption Agreement to be entered into in substantially the form attached hereto as Exhibit 1.1.

“Business” means the Company’s and the Company’s Subsidiaries’ operation of an alternate-site infusion and related therapies business and all other business operations of the Company or its Subsidiaries as conducted on the date hereof.

“Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York are authorized or required by law to close.

“Buyer Indemnified Parties” means each of the Buyer Parties and its officers, directors, employees, Affiliates, agents, representatives, successors, and assigns.

“Buyer Parties” means Parent and Buyer.

“Change of Control” means (a) any transaction or series of related transactions in which any Person or group of Persons excluding an Affiliate of Parent (it being agreed for purposes of this definition that in no case shall any Person and its Affiliates collectively owning less than ten percent (10%) of the voting power at elections for the Parent Board or any successor entity be deemed an Affiliate of Parent, but that any Person and its Affiliates collectively owning ten percent (10%) or more of the voting power at elections for the Parent Board or any successor entity shall be deemed an Affiliate of Parent) shall (i) directly or indirectly, acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, or (ii) otherwise be the owner of, shares of Parent’s capital stock, such that following such transaction or transactions, such Person or group and their respective Affiliates beneficially own more than fifty percent (50%) of the voting power at elections for the Parent Board or any successor entity, (b) the sale, transfer or other disposition of all or substantially all of the consolidated assets of Parent and its Subsidiaries (based on the net book value of the consolidated assets of Parent and its Subsidiaries in its most recent audited financial statements) in one or a series of related transactions, or (c) any transaction or series of related transactions with any Person in respect of Parent’s equity interests and/or assets resulting in the Parent Common Stock no longer being publicly traded on NASDAQ or another securities exchange or over the counter.

“Closing Date Net Working Capital” means the actual Net Working Capital of the Company and the Company Subsidiaries as of 12:01 a.m. Eastern Time on the Closing Date.

“Closing Payoff Debt” means the amounts due under the Credit Facility (inclusive of any associated banking fees) as of the Closing Date, as described in the Payoff Letter.

2

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the outstanding common stock of the Company.

“Company Intellectual Property” means Intellectual Property owned, used or held for use by the Company and the Company Subsidiaries in the operation of the Business.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes or effects, is reasonably expected to be materially adverse to the financial condition of the Business or to the properties, assets, liabilities, operations or results of operations of the Company and the Company Subsidiaries, taken as a whole, but shall exclude any event, circumstance, change or effect resulting or arising from:  (a) any change or prospective change in any laws or GAAP or interpretation or enforcement thereof; (b) any change that is generally applicable to the industries or markets in which the Business operates; (c) the entry into or announcement of this Agreement or the consummation of the transactions contemplated hereby; (d) any action taken by (or at the request of) a Buyer Party or any of its Affiliates; (e) any omission to act or action taken by the Company or any Company Subsidiary with the consent of a Buyer Party or which is permitted by this Agreement; (f) acts of war (whether or not declared), armed hostilities or terrorism; (g) any acts of God, including any earthquakes, hurricanes, tornados, floods, tsunamis or other natural disasters; (h) any failure, in and of itself, by the Company or any Company Subsidiary to meet any internal or published projections, forecasts or revenue or earnings predictions for any period (it being understood that the facts or occurrences giving rise to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect); or (i) conditions in the securities markets, capital markets, credit markets, currency markets or other financial markets in the U.S. or any other country.

“Company Payment Programs” means all Payment Programs in which the Company or any Company Subsidiary has participated in the last three (3) years.

“Company’s knowledge,” “knowledge of Company” and like phrases mean the actual knowledge (i.e., the conscious awareness of facts or other information) of any of Dan Greenleaf, Alex Schott, Michael Jennings, Greg Meadows, Mark Reynolds, Steve Parsons, Melanie Sponholz and Bettyanne Rosa and any knowledge that would have been acquired by any of them upon reasonable inquiry of those individuals who report directly to such persons to the extent of the actual knowledge of any such reporting individuals.

“Confidentiality Agreements” means, collectively, the confidentiality agreement by and between Buyer and the Company, dated as of April 19, 2016, the confidentiality agreement by and between Buyer and the Company, dated as of March 3, 2016, and the confidentiality agreement by and between Buyer and the Company, dated as of November 14, 2015.

“Contracts” means all written arrangements to which the Company or any Company Subsidiary is a party.

3

“Credit Facility” means that certain Credit Agreement, dated as of November 9, 2012 (as amended, restated, supplemented or otherwise modified from time to time) by and among Home Infusion Solutions, LLC, a Delaware limited liability company, Home Solutions Holdings, LLC, a Delaware limited liability company, the other Company Subsidiaries party thereto, the lenders party thereto and Madison Capital Funding LLC, as agent.

“Designated Confidentiality Agreements” means, collectively, the confidentiality agreement by and between Buyer and the Company, dated as of April 19, 2016 and the confidentiality agreement by and between Buyer and the Company, dated as of March 3, 2016.

“Disclosure Schedules” means the Disclosure Schedule and the Disclosure Schedule (Parent) attached hereto.

“Dispute” means any dispute or controversy arising between or among any parties out of or relating to or with respect to any of the provisions contained in this Agreement.

“Employees” means all of the employees of the Company and the Company Subsidiaries.

“Environmental Requirements” means all laws, orders, permits, agreements and other restrictions and requirements of any Governmental Entity, relating to the regulation of, imposing standards of conduct or liability regarding, or protection of, human health and safety (including, without limitation, employee health and safety and consumer health and safety (including but not limited to regulations and other requirements of the U.S. Food and Drug Administration)), the environment, or the storage, treatment, disposal, transportation, handling, or other management of Materials of Environmental Concern.

“Equipment” means all of the tangible personal property used or held for use in the conduct of the Business, including medical equipment (including infusion pumps and IV hoods), motor vehicles, furniture, furnishings, machinery, computers and equipment, wherever located (including at the Leased Real Property or at patients’ homes).

“Equity Offering” means the equity offering to be consummated in connection with the transactions contemplated hereby, which shall be an equity offering of at least One Hundred Million Dollars ($100,000,000.00) by Parent, and which may take the form of a rights offering, a private placement, a public offering or any other form of equity placement or any combination of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” shall have the meaning set forth in the Escrow Agreement.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” means the escrow agreement to be entered into in substantially the form set forth on Exhibit 1.2 hereto.

“Escrow Amount” means an amount equal to Ten Million Dollars ($10,000,000.00).

4

“Escrow Fund” shall have the meaning set forth in the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any Parent Common Stock, the average of the daily averages of the high and low sales prices of Parent Common Stock for the ten (10) stock trading days preceding, unless otherwise specified, the date any applicable payment is due.

“GAAP” means generally accepted accounting principles as consistently applied.

“General Representations” means the representations and warranties set forth in this Agreement other than the Specified Representations and the Health Care Representations.

“Government Program” means Medicare, Medicaid, CHAMPUS, TRICARE and VA programs and such other similar federal, state or local reimbursement or governmental programs for which Company or any Company Subsidiary is eligible and in which Company or any Company Subsidiary participates.

“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Independent Auditor” means an independent national or regional accounting firm which is mutually acceptable to the parties hereto in good faith.

“Intellectual Property” means all (a) patents, patent applications, patent disclosures and inventions, (b) trademarks, service marks, trade dress, trade names, logos and corporate names (in each case, whether registered or unregistered) and registrations and applications for registration thereof together, to the extent applicable, with all of the goodwill associated therewith, (c) copyrights (registered or unregistered) and registrations and applications for registration thereof, (d) computer software, computer programs and related data bases and documentation thereof, (e) trade secrets, proprietary research and development, proprietary inventions, proprietary formulas and proprietary technical data, whether or not patentable in each case, (f) World Wide Web addresses and domain name registrations and (g) works of authorship, including computer programs, source code and executable code, whether embodied in software, firmware or otherwise.

“Inventory” means all good, merchantable, and saleable inventory and materials used in the operation of the Business.

“IRS” means the United States Internal Revenue Service.

“KRG” means KRG Capital Partners.

5

“KRG Management Agreement” means the Management Agreement, dated as of September 24, 2012, by and among the Company, KRG Capital Management, L.P. and the other entities party thereto.

“Leased Equipment” means all Equipment held under the Leases.

“Leased Real Property” means the premises leased by the Company and the Company Subsidiaries, as set forth on Schedule 1.1.

“Leases” means all leases, subleases or other agreements under which the Company or any Company Subsidiary is lessee or sublessor of any real or personal property or has any interest in real property, including any lease deposits or pre-paid rent paid in connection with such leases.

“Liabilities” means any liability, debt, guarantee, claim, demand, expense, commitment or obligation (whether known or unknown, direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due or otherwise) of every kind and description, including all costs and expenses related thereto.

“Licenses and Permits” means all material certificates, certificates of need, certificates of exemption, consents, accreditations, governmental approvals, licenses, permits, franchises, authorizations and approvals by any Governmental Entity necessary for the operation of the Business.

“Liens” means any mortgages, pledges, charges, hypothecations, liens, security interests, encumbrances or restrictions on transfer.

“Losses” means, with respect to any Person, all losses, out-of-pocket expenses (including attorneys’ fees), satisfaction of third party claims, damages, fines, penalties, compliance costs and investigation and remediation costs, including any of the above incurred in enforcing a right to indemnification hereunder. Notwithstanding the foregoing, in no event shall any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall “Losses” be deemed to include any punitive, special or exemplary losses (other than those paid or payable to third parties), or, in the case of a Buyer Indemnified Party, any loss, liability, damage or expense to the extent such item was included in the calculation of the Cash Consideration or any component thereof.

“Managed Medicaid” means a health benefit program for the delivery of Medicaid health benefits and additional services through contracted arrangements between state Medicaid agencies and managed care organizations.

“Material Contract” means any Contract which (a)(i) has expected annual payments or receipts of more than Two Hundred Fifty Thousand Dollars ($250,000.00) and (ii) is not terminable on thirty one (31) days’ notice or less, or (b) involves direct or indirect payments to or from physicians or other potential sources of referrals (or Persons owned or controlled, in whole or in part, by physicians or potential sources of referrals, including those in a position to influence referrals).

6

“Materials of Environmental Concern” means (a) any “hazardous substance” as defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (42 U.S.C. §§ 9601 et seq.) or any regulations promulgated thereunder, (b) asbestos or asbestos-containing material, (c) any chemical, material or substance defined as, or included in the definition of, “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous waste” or “toxic substances” or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including under any Environmental Requirements, or (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity.

“Medicare Advantage” means the health benefit program offered by the federal government and established under Part C of Title XVIII of the Social Security Act that provides health care benefit options to Medicare beneficiaries through private organizations that have been approved by, and have entered into an agreement with, the Centers for Medicare and Medicaid Services (“CMS”), including Special Needs Plans.

“Medicare Prescription Drug Plan (Part D)” means a Medicare prescription drug coverage benefit plan established under Part D of Title XVII of the Social Security Act that is offered under a policy, contract or plan with a private organization that has been approved by CMS.

“NASDAQ” means the NASDAQ Stock Market or any successor thereto.

“Net Working Capital” means (a) the current assets of the Company and the Company Subsidiaries (consisting solely of those asset account line items specified on Schedule 1.2, subject to any footnotes thereto), excluding all Tax assets and the other Excluded Assets, minus (b) the current liabilities of the Company and the Company Subsidiaries (consisting solely of those liability account line items specified on Schedule 1.2, subject to any footnotes thereto), excluding any Tax liabilities, any amounts payable in respect of Transaction-Related Costs, the Closing Payoff Debt and the other Excluded Liabilities, in each case, determined in accordance with the Accounting Principles and on a consolidated basis. The parties hereto acknowledge and agree that the purpose of preparing and calculating Net Working Capital hereunder is to measure changes in Net Working Capital without the introduction of new or different accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies from the Accounting Principles.

“Net Working Capital Adjustment Amount” means the amount (if any), which may be positive or negative, equal to (a) the Closing Date Net Working Capital, less (b) the Net Working Capital Target; provided, that the Net Working Capital Adjustment Amount shall be zero if the absolute value of the result of such calculation is less than Two Million Dollars ($2,000,000.00), and if the absolute value of the result of such calculation is greater than Two Million Dollars ($2,000,000.00), the Net Working Capital Adjustment Amount shall be equal to the absolute value of the result of such calculation, less Two Million Dollars ($2,000,000.00), reflected as a positive number if the difference between the Closing Date Net Working Capital, less the Net Working Capital Target is positive and as a negative number if the difference between the Closing Date Net Working Capital, less the Net Working Capital Target is negative.

7

“Net Working Capital Target” means Eight Million Thirty Five Thousand Dollars ($8,035,000).

“Non-Solicitation Agreement” means the non-solicitation agreement to be entered into in substantially the form set forth on Exhibit 1.3 hereto.

“Objections Statement” means a statement setting forth any objections to the Closing Statement.

“Parent Common Stock” means the common stock of Parent, par value $0.0001 per share.

“Parent Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes or effects, is reasonably expected to be materially adverse to the financial condition of the business of Parent and its Subsidiaries, taken as a whole, or to the properties, assets, liabilities, operations or results of operations of Parent and its Subsidiaries, taken as a whole, but shall exclude any event, circumstance, change or effect resulting or arising from:  (a) any change or prospective change in any laws or GAAP or interpretation or enforcement thereof; (b) any change that is generally applicable to the industries or markets in which the business of Parent and its Subsidiaries operates; (c) the entry into or announcement of this Agreement or the consummation of the transactions contemplated hereby; (d) any action taken by (or at the request of) the Company or any of its Affiliates; (e) any omission to act or action taken by Parent or any of its Subsidiaries with the consent of the Company or which is permitted by this Agreement; (f) acts of war (whether or not declared), armed hostilities or terrorism; (g) any acts of God, including any earthquakes, hurricanes, tornados, floods, tsunamis or other natural disasters; (h) any failure, in and of itself, by Parent or any of its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period (it being understood that the facts or occurrences giving rise to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect); or (i) conditions in the securities markets, capital markets, credit markets, currency markets or other financial markets in the U.S. or any other country.

“Patient Records” shall mean all electronic or hard copy files, charts, lists, medical history and other similar data maintained by the Company and its Subsidiaries and pertaining to any person treated by the Company and its Subsidiaries for alternate-site infusion or related therapies.

“Payment Programs” means Medicare, TRICARE, Medicaid, Worker’s Compensation, Blue Cross/Blue Shield programs, and all other governmental or commercial managed care plans, health maintenance organizations, preferred provider organizations, health benefit plans (insured and self-insured), commercial payors and other third party reimbursement and payment programs, including without limitation Company Payment Programs.

“Permitted Lien” means (a) statutory Liens for current Taxes or other governmental charges that are not yet due and payable, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business and relating to amounts that are not yet due and payable, (c) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over Leased Real Property which are not violated by the current use and operation of the Leased Real Property and which do not, individually or in the aggregate, interfere in any material respect with the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Business, (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not, individually or in the aggregate, materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Business, (e) Liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money Liens on fixed assets so long as (i) the Lien granted is limited to the specific assets acquired and the proceeds thereof and (ii) the aggregate principal amount of the debt secured by the Lien is not more than the acquisition cost of the specific fixed assets on which the Lien is granted, as reduced by payments of principal thereof, (g) other Liens which do not materially impair the use or value of the underlying asset, (h) Liens on Excluded Assets, and (i) Liens in favor of any Governmental Entity to secure obligations under Government Program requirements.

8

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

“Pro Rata Share” means, with respect to each Shareholder, such Shareholder’s percentage of any dividends made by the Company as determined in accordance with the certificate of incorporation of the Company.

“Referral Sources” means any and all Persons (including physicians, discharge planners, case managers and managed care entities) who or which, at any time during the duration of the covenants set forth in Section 10.1 or the six (6) month period preceding the Closing Date, referred, directed, encouraged or arranged for any patient to receive goods or services from or through Company or any Company Subsidiary.

“Restricted Area” means the United States.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnified Parties” means the Company, the Company Subsidiaries, the Shareholders and their respective officers, directors, employees, Affiliates, agents, representatives, successors, and assigns.

“Seller Names and Seller Marks” means the names and marks of the Company and its Subsidiaries.

“Shareholders” means the holders of Company Common Stock.

“Special Needs Plans (“SNPs”)” means all plans that cover Medicare, Medicaid or dual-eligible beneficiaries with specific diseases or characteristics and tailor their benefits, provider choices and drug formularies to best meet the specific needs of the groups they serve, including D-SNPS, I-SNPs or C-SNPs.

“Subsidiary” means, of a specified Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary): (a) owns, directly or indirectly, more than fifty percent (50%) of the voting stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body, of such legal entity or (b) controls the management.

9

“Tax Returns” means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations, or administrative requirements relating to any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code § 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes or similar charges in the nature of a tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Transaction-Related Costs” means all of the fees, costs and out-of-pocket expenses (including any fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and all transaction bonuses accrued or payable to any employee, consultant or agent of Company or any Company Subsidiary as a result of the transactions contemplated by this Agreement) incurred on or before the Closing Date by any and all of the Company, any Company Subsidiary or the Shareholders (on behalf of the Company or any Company Subsidiary) in connection with or related to the transactions contemplated hereby, in each case, to the extent not paid at or prior to the Closing by the Company, the Company Subsidiaries or the Shareholders, as applicable.

“Transfer Taxes” means any sales, use, stock transfer, value added, real property transfer, transfer, stamp, registration, documentary, recording or similar duties or taxes together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with the transactions contemplated in this Agreement, but does not include any income Taxes.

“TRICARE” means the health care insurance system for U.S. military service members and their dependents that covers care not available through the usual U.S. military medical service or public health service facilities, formerly known as CHAMPUS, as set forth in 10 U.S.C. Section 1071 et seq.

“U.S. Family Health Plan (“USFHP”)” means a plan provider selected by the U.S. Department of Defense to be a provider of TRICARE Prime, a managed care plan option available to TRICARE beneficiaries.

“VA” means the U.S. Department of Veterans Affairs.

10

1.2           Other Defined Terms. The following terms have the meanings defined for such terms in the locations set forth below:

Term	Location
Acquired Policies	Section 9.8.1
Affiliated Person	Section 13.17
Agreement	Introductory Paragraph
Antitrust Laws	Section 9.17
Apportioned Obligations	Section 9.9.2
Basket	Section 11.3.3(i)
Buyer	Introductory Paragraph
Buyer Parties	Introductory Paragraph
Cash Consideration	Section 4.1.1
Class A Common Stock	Section 5.3
Class L Common Stock	Section 5.3
Closing	Article 3
Closing Certificate	Section 4.2
Closing Date	Article 3
Closing Equity Consideration	Section 4.1.2
Closing Statement	Section 4.3
CMS	Definition of “Medicare Advantage”
Company	Introductory Paragraph
Company Subsidiary	Section 5.5
Eligible Subsidiary	Section 6.12
Equity Consideration	Section 4.1.2
Financial Statements	Section 5.6.1
Government Receivables	Section 2.1.3(i)
Government Receivables Statement	Section 9.19.3
Health Care Representations	Section 11.3.1(iii)
HIPAA	Section 5.25
HITECH	Section 5.25
HS Directors	Section 9.23.1(i)
Indemnification Shares	Section 11.3.4(ii)
Indemnified Party	Section 11.4.1
Indemnifying Party	Section 11.4.1
Intermediate Subsidiary	Section 6.12
Mid-Year Interim Financial Statements	Section 5.6.1
Mini-Basket	Section 11.3.3(i)
Non-Parties	Section 13.17
Offering Documents	Section 9.6.2
Outside Closing Date	Section 12.1.2
Parent Board	Section 9.23.1(i)
Payoff Letter	Section 4.2
Pension Plan	Section 5.17.6
Plan	Section 5.17.1
Pre-Closing Period	Section 9.1

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Term	Location
Purchase Price	Section 4.1
Receivables Collector	Section 9.19.2
Recourse Theory	Section 13.17
Registrable Securities	Section 9.22
Related Persons	Section 5.29
Retained Policies	Section 9.8.1
RSUs	Section 4.1.2
Seller Group	Section 13.15
Specified Representations	Section 11.3.1(ii)
Third Party Claim	Section 11.4.1
Ultimate Cap	Section 11.3.3(iii)
Waiving Parties	Section 13.16

ARTICLE 2
PURCHASE AND SALE

2.1           Purchase and Sale of the Acquired Assets.

2.1.1           Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, and subject to Section 2.1.2, at the Closing, the Company shall sell, convey, assign, transfer and deliver to Buyer, and shall cause each of its Subsidiaries to sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from each such Person, free and clear of any Liens other than Permitted Liens, all of such Person’s right, title and interest in and to the Assets at the Closing (collectively, but specifically excluding any Excluded Assets (as defined below), the “Acquired Assets”), including the following:

(i)          all tangible and intangible property related to the Business, including equipment, client lists, patient lists, referral lists, records, goodwill and other intangible assets;

(ii)         all non-governmental or quasi-governmental payor Contracts and provider agreements (including, Medicare Advantage Contracts, U.S. Family Health Plan (“USFHP”) Contracts, Medicare Prescription Drug Plan (Part D) Contracts, Special Needs Plans Contracts, Managed Medicaid Contracts and any Contracts with Accountable Care Organizations);

(iii)        all purchasing Contracts from suppliers or other vendors;

(iv)        subject to Section 9.16, the Company Intellectual Property;

(v)         all accounts receivable associated with non-governmental or quasi-governmental payor Contracts and provider agreements (including, Medicare Advantage Contracts, U.S. Family Health Plan (“USFHP”) Contracts, Medicare Prescription Drug Plan (Part D) Contracts, Special Needs Plans Contracts, Managed Medicaid Contracts and any Contracts with Accountable Care Organizations);

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(vi)        all Inventory;

(vii)       subject to Section 2.1.2(viii), all books and records related to the Acquired Assets, including any books of account, ledgers and general financial and accounting records, client lists, price lists, vendor lists, client and inquiry files, research and development files, records, data and correspondences (including all correspondence with any Governmental Entity);

(viii)      any asset related to any employee benefit plan, program or arrangement that is an Assumed Liability, to the extent permitted by applicable law;

(ix)         the Acquired Policies and all rights of any nature with respect thereto; and

(x)          any other assets of any nature whatsoever that are related to or used in connection with the Business, and the goodwill associated therewith.

2.1.2           Excluded Assets. Notwithstanding anything to the contrary herein, the following assets of the Company and its Subsidiaries shall be retained by the Company and its Subsidiaries, and shall be excluded from the Acquired Assets (collectively, the “Excluded Assets”):

(i)          any accounts receivable (and related rights) associated with governmental payors, including Government Programs (the “Government Receivables”);

(ii)         all rights and interests in and to each Subsidiary’s bank and deposit accounts, including lock boxes, to which the Company’s and its Subsidiaries’ account debtors remit payment in respect of Governmental Receivables, and all rights to receive funds swept there from all governmental payor Contracts;

(iii)        all Government Program provider numbers issued to the Company and its Subsidiaries;

(iv)        all enrollment and participation agreements with Government Programs;

(v)         all cash and cash equivalents, whether on hand or held by any bank or other third party, and any bank accounts;

(vi)        any shares of, or other equity interests in, the Company or any of its Subsidiaries;

(vii)       any causes of actions related to any of the Excluded Assets or the Excluded Liabilities;

(viii)      all corporate minute books (and other similar corporate records) and stock records and any books and records related solely to the Excluded Assets or the Excluded Liabilities;

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(ix)         any privileged materials, documents or records of the Company or any of its Subsidiaries solely to the extent related to the Excluded Assets or the Excluded Liabilities;

(x)          (A) the Retained Policies and all rights of any nature with respect thereto and (B) refunded premiums, if any, arising from Buyer’s election to terminate any Acquired Policies;

(xi)         all confidentiality agreements with prospective purchasers of the Business or any portion thereof and all bids and expressions of interests received from third parties with respect to the Business;

(xii)        all Tax losses and credits, Tax loss and credit carry forwards and other Tax attributes, all deposits or advance payments with respect to Taxes, and any claims, rights and interests in and to any refund, credit or reduction of Taxes of any of the Company or its Subsidiaries;

(xiii)       any personnel and employment records, to the extent the transfer thereof is precluded by applicable law; and

(xiv)      any intercompany receivables.

2.2           Assumed and Excluded Liabilities.

2.2.1           Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, and subject to Section 2.2.2, Buyer shall, at the Closing, assume and thereafter timely pay, discharge and perform, in accordance with their respective terms, all Liabilities of the Company and its Subsidiaries, except the Excluded Liabilities, as the same shall exist through the Closing and irrespective of whether the same shall arise prior to, on or following the Closing Date (collectively, the “Assumed Liabilities”).

2.2.2           Excluded Liabilities. Notwithstanding Section 2.2.1, Buyer shall not assume, pay or discharge any of the following Liabilities of the Company or its Subsidiaries (collectively, the “Excluded Liabilities”):

(i)          Liabilities for amounts due or that may become due to Medicare, Medicaid or any other government health care reimbursement or Government Program contractor or other Governmental Entity with authority to enforce laws and regulations applicable to Government Programs, e.g., the U.S. Department of Justice, on account of overpayments or payment adjustments, or any other form of Medicare or other government health care reimbursement recapture, adjustment or investigation whatsoever, including fines, penalties and Losses, exclusively in respect of services performed and products sold by the Company and its Subsidiaries and any legal predecessor thereto before the Closing and billed to a Government Program; provided, that, for the avoidance of doubt, Liabilities associated with Medicare Advantage, Managed Medicaid and Medicare Part D shall be treated as Assumed Liabilities and not as Excluded Liabilities;

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(ii)         Transaction-Related Costs;

(iii)        any Liabilities related to option or other share-based compensation vesting;

(iv)        any fees payable under the KRG Management Agreement and any obligations under notes payable owed by the Company or any of its Subsidiaries to KRG or any of its Affiliates;

(v)         accounts payable that have been outstanding for ninety (90) days or more (other than accounts payable reflected in the calculation of Net Working Capital);

(vi)        the Closing Payoff Debt;

(vii)       any intercompany payables; and

(viii)      any liability or obligation of the Company or any of its Subsidiaries, or any member of any consolidated, affiliated, combined or unitary group of which the Company or any of its Subsidiaries is or has been a member, for Taxes; provided, that Transfer Taxes incurred in connection with the transactions contemplated hereby and Apportioned Obligations shall be paid in the manner set forth in Sections 9.9.1 and 9.9.2 hereof.

ARTICLE 3
CLOSING

Unless the parties hereto otherwise agree in writing, the actions contemplated to consummate the transactions under this Agreement (the “Closing”) shall take place on the third (3rd) Business Day following the day on which all of the conditions to closing set forth in Article 7 and Article 8 are met or waived (the “Closing Date”). On such Closing Date, the Closing shall occur at a time and place mutually determined by the parties; provided, that the Closing shall be deemed to be effective as of 12:01 a.m. Eastern Time on the Closing Date.

ARTICLE 4
PURCHASE PRICE

4.1           Purchase Price. The aggregate consideration to be paid by Buyer to the designee(s) of the Company for the sale of the Acquired Assets shall be equal to the Cash Consideration (as defined below), plus the Equity Consideration (as defined below) (such aggregate consideration, together with the assumption of the Assumed Liabilities, the “Purchase Price”).

4.1.1           Cash Consideration. The cash portion of the Purchase Price (the “Cash Consideration”) shall be an amount equal to Eighty Million Dollars ($80,000,000.00), less the amount of the Government Receivables, plus the Net Working Capital Adjustment Amount.

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4.1.2           Equity Consideration. The equity portion of the Purchase Price shall consist of (a) the number of shares of Parent Common Stock equal to the quotient of Five Million Dollars ($5,000,000.00), divided by the price per share of Parent Common Stock issued pursuant to the Equity Offering (the “Closing Equity Consideration”) and (b) the right to receive restricted Parent Common Stock contributed from Parent to Buyer and paid over by Buyer to the Company or the appropriate Company Subsidiary or Company Subsidiaries as set forth on Schedule 4.7 in two tranches (Tranche A and Tranche B) (the “RSUs” and, together with the Closing Equity Consideration, the “Equity Consideration”). The aggregate number of RSUs in each tranche shall be as follows:

(i)          The number of shares of Parent Common Stock in Tranche A will be equal to the quotient of Twelve Million Three Hundred Seventy Five Thousand Dollars ($12,375,000.00), divided by Four Dollars ($4.00).

(ii)         The number of shares of Parent Common Stock in Tranche B will be equal to the quotient of Twelve Million Three Hundred Seventy Five Thousand Dollars ($12,375,000.00), divided by Five Dollars ($5.00).

The shares of Parent Common Stock subject to RSUs shall be subject to the payment conditions described in Sections 4.4 and 4.5 below.

4.2           Closing Transactions. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Buyer a certificate (the “Closing Certificate”) signed by a duly authorized officer of the Company setting forth its estimate of (i) the amount of the Government Receivables (calculated as of 12:01 a.m. Eastern Time on the Closing Date in accordance with the Accounting Principles), (ii) the Net Working Capital Adjustment Amount and (iii) the amount of the Cash Consideration. Subject to the terms and conditions set forth in this Agreement, the parties shall consummate the following transactions on the Closing Date, which shall be deemed by the parties to have occurred simultaneously at the Closing:

4.2.1           Buyer shall pay, or cause to be paid, as directed by the Company, in accordance with the instructions set forth in the Payoff Letter, the amount necessary to discharge and fully repay the Closing Payoff Debt;

4.2.2           Buyer shall pay, or cause to be paid, on behalf of the Company, the Transaction-Related Costs that are due and payable at the Closing;

4.2.3           Buyer shall pay, or cause to be paid, on behalf of the Company, any outstanding Excluded Liabilities described in Section 2.2.2(v);

4.2.4           Buyer shall deposit, or cause to be deposited, into the Escrow Account, the Escrow Amount;

4.2.5           Buyer shall pay, or cause to be paid to the Company or the appropriate Company Subsidiary or Company Subsidiaries as set forth on Schedule 4.7, the remainder of the estimated Cash Consideration after giving effect to Sections 4.2.1 through 4.2.4;

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4.2.6           Parent shall contribute to Buyer and Buyer shall pay over to the Company or the appropriate Company Subsidiary or Company Subsidiaries as set forth on Schedule 4.7, shares of Parent Common Stock representing the Closing Equity Consideration; and

4.2.7           Buyer and the Company shall make or cause to be made such other deliveries as are required by Article 7 and Article 8 hereof.

Payments in cash made or caused to be made by Buyer pursuant to this Section 4.2 shall be made by wire transfer of immediately available U.S. funds to such account(s), and pursuant to such wire instructions as are designated in writing by the Company at least three (3) Business Days prior to the Closing Date on behalf of the applicable payee(s). At least two (2) Business Days prior to the Closing Date, the Company shall deliver to Buyer a customary payoff letter (the “Payoff Letter”), in customary form and substance, from the lenders(s) under the Credit Facility specifying the amount necessary to discharge and fully repay the Closing Payoff Debt attributable to the Credit Facility and providing for release of all Liens under and securing the Credit Facility upon payment made in compliance therewith.

4.3           Net Working Capital. As promptly as possible, but in any event within sixty (60) days after the Closing Date, Buyer will deliver to the Company, with reasonable supporting detail, its calculation of the Net Working Capital Adjustment Amount (the “Closing Statement”), which shall be prepared in accordance with the Accounting Principles. After delivery of the Closing Statement, the Company and its representatives shall be permitted reasonable access to review any materials used by Buyer, its Affiliates or representatives in the preparation of the Closing Statement. Buyer shall, and shall cause its Affiliates and representatives to, use reasonable best efforts to cooperate with and respond to the Company’s inquiries in connection with such review. If the Company has any objections to the Closing Statement, it shall deliver to Buyer an Objections Statement within thirty (30) days after its receipt of the Closing Statement. An Objections Statement shall set forth in reasonable detail the basis for the items being disputed in good faith. If an Objections Statement is not delivered to Buyer within thirty (30) days after receipt of the Closing Statement, the Closing Statement shall be final, binding and non-appealable by the parties hereto. The Company hereby waives the right to assert any objection, other than allegations of fraud, with respect to the Closing Statement that is not asserted in an Objections Statement delivered to Buyer within thirty (30) days after its receipt of the Closing Statement. If the Company timely delivers an Objection Statement, the Company and Buyer shall negotiate in good faith to resolve any identified objections. If they do not reach a final resolution within fifteen (15) days after the delivery of the Objections Statement, the Company or Buyer may, with written notice to the other party, submit such Dispute to the Independent Auditor. The Company and Buyer shall use their commercially reasonable efforts to cause the Independent Auditor to resolve all disagreements as soon as practicable. The resolution of any Dispute by the Independent Auditor shall be final, binding and non-appealable on the parties hereto. The costs and expenses of the Independent Auditor shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by the Company. If the amount of the Net Working Capital Adjustment Amount based on the final, binding and non-appealable determination of the Net Working Capital Adjustment Amount in accordance with this Section 4.3 is greater than the estimated Net Working Capital Adjustment Amount set forth in the Closing Certificate, Buyer shall promptly pay or cause to be paid to the Company or the appropriate Company Subsidiary as set forth on Schedule 4.7 the amount of such excess in cash. If the amount of the Net Working Capital Adjustment Amount based on the final, binding and non-appealable determination of the Net Working Capital Adjustment Amount in accordance with this Section 4.3 is less than the estimated Net Working Capital Adjustment Amount set forth in the Closing Certificate, Buyer and the Company shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver promptly to Buyer or its designee an amount equal to the amount of such shortfall in cash; provided, that in no circumstances shall Buyer be entitled to recover any amount in excess of the amount of the Escrow Fund.

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4.4           Payment of Parent Common Stock subject to the Tranche A RSUs. Promptly, and in any event within five (5) Business Days, following the earlier of (a) the closing price of Parent Common Stock, as reported by NASDAQ, averaging Four Dollars ($4.00) per share or above over twenty (20) consecutive trading days during the period beginning on the Closing Date and ending December 31, 2019 or (b) a Change of Control that occurs on or prior to December 31, 2017 or a Change of Control thereafter but on or prior to December 31, 2019 pursuant to which the consideration payable per share equals or exceeds $4.00 per share, the shares of Parent Common Stock to be paid over pursuant to the RSUs in Tranche A will be contributed by Parent to Buyer, and Buyer shall pay over such shares to the Company or the appropriate Company Subsidiary or Company Subsidiaries as set forth on Schedule 4.7. Notwithstanding the foregoing delivery requirement, for the avoidance of doubt, in connection with any Change of Control of the type described in clause (b), the shares of Parent Common Stock to be paid over pursuant to the RSUs in Tranche A will participate in such Change of Control to the same extent as the other shares of Parent Common Stock issued and outstanding as of such time.

4.5           Payment of Parent Common Stock subject to the Tranche B RSUs. Promptly, and in any event within five (5) Business Days, following the earlier of (a) the closing price of Parent Common Stock, as reported by NASDAQ, averaging Five Dollars ($5.00) per share or above over twenty (20) consecutive trading days during the period beginning on the Closing Date and ending December 31, 2019 or (b) a Change of Control that occurs on or prior to December 31, 2017 or a Change of Control thereafter but on or prior to December 31, 2019 pursuant to which the consideration payable per share equals or exceeds $5.00 per share, the shares of Parent Common Stock to be paid over pursuant to the RSUs in Tranche B will be contributed by Parent to Buyer, and Buyer shall pay over such shares to the Company or the appropriate Company Subsidiary or Company Subsidiaries as set forth on Schedule 4.7. Notwithstanding the foregoing delivery requirement, for the avoidance of doubt, in connection with any Change of Control of the type described in clause (b), the shares of Parent Common Stock to be paid over pursuant to the RSUs in Tranche B will participate in such Change of Control to the same extent as the other shares of Parent Common Stock issued and outstanding as of such time.

4.6           Escrow. The Escrow Amount shall be held in the Escrow Account in accordance with the terms and conditions of the Escrow Agreement until such time as any amounts remaining in the Escrow Account shall be released to the Company or the appropriate Company Subsidiary or Company Subsidiaries as set forth on Schedule 4.7 in accordance with the terms and conditions of the Escrow Agreement.

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4.7           Allocation of Purchase Price; Bill of Sale, Assignment and Assumption Agreement. The Company and Buyer shall cooperate in good faith to agree upon, promptly following the date hereof, an allocation of the purchase price (as determined for Tax purposes) as among the Acquired Assets and among the Company and its Subsidiaries in accordance with Section 1060 of the Code.  If the Company and Buyer do not reach agreement within thirty (30) days, the dispute resolution provisions of Section 4.3 shall apply, mutatis mutandis; provided, that the Company and Buyer shall cause the Independent Auditor to make its determination (which shall be in accordance with Section 1060 of the Code) no later than five (5) Business Days prior to the Closing Date.  The allocation determined pursuant to either of the previous two (2) sentences shall be final and binding, and shall be attached to this Agreement as Schedule 4.7.  The parties shall not take any position for Tax purposes inconsistent with such allocation.  Any subsequent adjustments to the purchase price shall be allocated in a manner consistent with such allocation, except otherwise required by applicable Law.

4.8           Bulk Sales Laws. The parties hereto shall use commercially reasonable efforts to comply with the provisions of any tax clearance procedures, bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Acquired Assets to Buyer pursuant to this Agreement, and acknowledge and agree that any Liabilities arising in connection with the foregoing shall be borne by the party charged with such Liability under applicable law.

4.9           No Withholding for Taxes. No Buyer Parties (or its Affiliates) shall be entitled to deduct and withhold any amount from the consideration otherwise payable pursuant to or contemplated by this Agreement, except such amounts as a Buyer Party (or any of its Affiliates) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. Any withheld amounts shall be paid over to the appropriate Taxing authority and treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES CONCERNING
THE COMPANY AND COMPANY SUBSIDIARIES

Except as set forth in the Disclosure Schedule pursuant to Section 13.15, the Company hereby represents and warrants to the Buyer Parties that, as of the date hereof, or, if specified as of a particular date, as of such date:

5.1           Organization and Good Standing. The Company is a corporation and is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has not had any other legal names or operated using any other name during the last five (5) years. The Company has the full corporate power and authority and all licenses, permits and authorizations necessary to carry on its business as now presently conducted and to own, lease and operate the properties and assets it now owns or leases, except where the failure to have such licenses, permits and authorizations, as applicable, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Schedule 5.1 of the Disclosure Schedule lists all of the states in which the Company is qualified to do business. The Company is qualified to conduct business in all states where the nature of the business transacted or properties owned by it makes such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

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5.2           Authorization; No Breach; Obligations.

5.2.1           The Company has the full corporate power and authority necessary to execute and deliver this Agreement and the other documents and instruments required to be signed by the Company hereunder and to perform its obligations hereunder and thereunder, and the Company has duly authorized, executed and delivered this Agreement. All corporate actions and other authorizations prerequisite to the Company’s execution of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken or obtained by the Company. Assuming due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and all other documents and instruments required to be signed by the Company hereunder constitute or, when signed by the Company, will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except insofar as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws. Except as set forth on Schedule 5.2.1 of the Disclosure Schedule, the execution, delivery and consummation of this Agreement and the transactions contemplated herein will not violate or give any third party the right to modify, suspend, terminate, or accelerate any obligation under any Material Contract, and will not create any Lien upon the capital stock or assets of the Company or any Company Subsidiary.

5.2.2           The Company’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in (a) any material conflict, breach or violation of or default under (i) its articles of incorporation or bylaws, or (ii) any statute, judgment, order, decree, license, law or regulation; or (b) any material conflict, breach or violation of or default under any judgment, order, decree, license, law or regulation applicable to the Company or any Company Subsidiary.

5.3           Capitalization. There are Eleven Million (11,000,000) shares of capital stock of the Company authorized for issuance, consisting of One Million (1,000,000) shares of Class L Common Stock, par value $0.001 per share (the “Class L Common Stock”) and Ten Million (10,000,000) shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”). As of the date hereof, there are 10,789.103 shares of Class L Common Stock issued and outstanding and 100,673.261 shares of Class A Common Stock issued and outstanding. All of the outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and nonassessable. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other legal requirement concerning the issuance of securities. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock. Except as set forth on Schedule 5.3 of the Disclosure Schedule, there are no (i) options, warrants, preemptive or other similar rights outstanding to purchase any equity security of the Company, or (ii) contracts for the purchase and sale of any outstanding shares of capital stock or any outstanding rights relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. The Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote with the Shareholders on any matter.

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5.4           Governing Documents. True and correct copies of the certificate of incorporation (or equivalent) and all amendments thereto and bylaws (or equivalent) and all amendments thereto, in each case, in effect as of the date hereof, of the Company and each Company Subsidiary have been provided to the Buyer Parties. The books and records of the Company and each Company Subsidiary have been made available to the Buyer Parties.

5.5           Subsidiaries. Schedule 5.5 of the Disclosure Schedule sets forth a complete and accurate list of the name and jurisdiction of organization of each Subsidiary of the Company (each a “Company Subsidiary” and collectively, the “Company Subsidiaries”), the authorized, issued and outstanding capital stock of each Company Subsidiary, the states in which each Company Subsidiary is qualified to do business and any names under which each Company Subsidiary engages in business. Each of the outstanding shares of the capital stock of the Company Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and is directly owned of record as set forth on Schedule 5.5 of the Disclosure Schedule, free and clear of any Liens other than Permitted Liens. Except as set forth on Schedule 5.5 of the Disclosure Schedule, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock of, or equity ownership or voting interest in, any Person. Each Company Subsidiary (a) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power to own and operate its properties and to carry on its businesses as now conducted, and (c) is, where applicable, duly qualified to do business and is, where applicable, in good standing in every jurisdiction in which its ownership of property of the conduct of its business as now conducted requires it to qualify, except in the case of the preceding clauses (b) and (c) where the failure to have such power or to be so qualified, as applicable, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Except as set forth on Schedule 5.5 of the Disclosure Schedule, no Company Subsidiary has had any other legal names or operated using any other name during the last five (5) years.

5.6           Financial Statements.

5.6.1           Attached hereto as Schedule 5.6.1 of the Disclosure Schedule are the audited consolidated financial statements of the Company for the fiscal years ended 2014 and 2015, and the unaudited consolidated financial statements of the Company for the interim period ended March 31, 2016 (“Mid-Year Interim Financial Statements”). All of the foregoing financial statements are herein called the “Financial Statements”. The Financial Statements have been prepared in accordance with GAAP, except as noted therein (subject, in the case of the Mid-Year Interim Financial Statements, to the absence of footnotes and to normal year-end adjustments) and, to the Company’s knowledge, present fairly, in all material respects, the financial position of the Company and the Company Subsidiaries, and present fairly, in all material respects, the results of the operations and cash flows of the Company and the Company Subsidiaries for their respective periods and on their respective dates, as applicable.

5.6.2           Except as set forth in the Financial Statements or as disclosed in this Agreement (including the Disclosure Schedule), the Company and the Company Subsidiaries have no liabilities or obligations that are required by GAAP to be reflected on a balance sheet or in the notes thereto, except for liabilities incurred since the date of the Mid-Year Interim Financial Statements in the ordinary course of business which would not reasonably be expected to have a Company Material Adverse Effect or in connection with the transactions contemplated hereby.

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5.6.3           Since the date of the Mid-Year Interim Financial Statements, there has not been any change or effect that constitutes a Company Material Adverse Effect.

5.7           Assets and Property.

5.7.1           Except as set forth on Schedule 5.7 of the Disclosure Schedule, the Company and the Company Subsidiaries have, and will convey and assign to Buyer or its applicable Subsidiary as of the Closing, good and marketable title to, or a valid leasehold interest in, all of the Acquired Assets, free and clear of all Liens other than Permitted Liens and Liens securing the Credit Facility. The Acquired Assets constitute all of the assets, properties, rights and interests, other than the Excluded Assets, used to conduct the Business.

5.7.2           Except for pumps located at patient homes and except as set forth on Schedule 5.7 of the Disclosure Schedule, none of the Assets is in the possession of unaffiliated third parties and the Company does not hold any material quantity of the Assets on consignment. None of the Acquired Assets includes any outstanding capital stock of, or other equity interest in, any Person or any right to acquire, directly or indirectly, any such outstanding capital or equity interest.

5.7.3           All of the Leases relating to material Leased Equipment are in full force and effect and constitute legal, valid and binding obligations of the Company or a Company Subsidiary, subject to applicable limitations under bankruptcy, insolvency or other similar laws, and with no existing or claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by the Company or a Company Subsidiary, or, to the Company’s knowledge, by any other party thereto. Except as set forth on Schedule 5.7, of the Disclosure Schedule, none of the Equipment is leased pursuant to a capital lease.

5.8           Bank Accounts; Letters of Credit.

5.8.1           Schedule 5.8.1 of the Disclosure Schedule lists all deposit accounts, lockbox accounts, securities accounts and commodity accounts maintained by the Company and any Company Subsidiary, including the name of each institution where each such account is held, the name of each such account, the owners of each such account, the account number for each such account and indication of the type of account.

5.8.2           Schedule 5.8.2 of the Disclosure Schedule sets forth all letters of credit issued in favor of the Company or any Company Subsidiary, as beneficiary thereunder, including the amount of each letter of credit.

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5.9           Leased Real Property. The Leased Real Property constitutes all of the real property leased by the Company. Schedule 5.9 of the Disclosure Schedule sets forth a list of all of the Leases for the Leased Real Property and such Leases have not been amended, modified, supplemented, extended, renewed or assigned except as set forth on Schedule 5.9 of the Disclosure Schedule. With respect to each Lease for the Leased Real Property, neither the Company nor any Company Subsidiary, or to the Company’s knowledge, any of the other counterparties thereto is in material default under any such Lease. Each of the Company and the Company Subsidiaries, as applicable, has a valid leasehold interest in its Leased Real Property free and clear of any Liens other than Permitted Liens and Liens securing the Credit Facility. Each of the Leases for the Leased Real Property is in full force and effect, except insofar as the effectiveness of such Lease may be limited by bankruptcy, insolvency or similar laws. Neither the Company nor any Company Subsidiary has received any written notice within the past twenty-four (24) months of any pending or, to the Company’s knowledge, threatened condemnations, planned public improvements, annexations or zoning, subdivision changes, or the bankruptcy or insolvency of any landlord under any Lease that would reasonably be expected to have a material and adverse effect on the Leased Real Property. All material licenses and permits required for the occupancy and operation on the Leased Real Property as presently being used have been obtained and are in full force and effect, and, in the last three (3) years, neither the Company nor any Company Subsidiary has received any written notice of violations in connection with the same. The present use of the Leased Real Property is in material compliance with all applicable zoning ordinances, occupancy codes, building codes, fire codes, and other local governmental regulations, and any applicable recorded covenants. Neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted anyone the right to use or occupy the Leased Real Property or any portion thereof. Neither the Company nor any Company Subsidiary has collaterally assigned or granted any other security interest in any Lease that will not be released at Closing. The Company or a Company Subsidiary is in full and complete possession of the Leased Real Property and has commenced full occupancy and use of the Leased Real Property. Except as set forth on Schedule 5.9 of the Disclosure Schedule, none of the Leases requires the consent of any third party prior to the consummation by the parties of the transactions contemplated by this Agreement.

5.10         Owned Real Property. The Company does not own any real property.

5.11         Environmental Laws and Regulations. (a) To the Company’s knowledge, the Company and each Company Subsidiary is, and, during the last three (3) years, has been, in material compliance with all applicable Environmental Requirements relating to the Business and the Leased Real Property, and any other property in which the Company or any Company Subsidiary has had an ownership interest, including any Environmental Requirements relating to the use, storage, treatment, disposal or transportation of any Materials of Environmental Concern, (b) to the Company’s knowledge, during the occupancy and operation of the Leased Real Property by the Company or any Company Subsidiary and any other property in which the Company or any Company Subsidiary has had an ownership interest, no release, leak, discharge, spill, disposal, or emission of any Materials of Environmental Concern has occurred in, on, or under the Leased Real Property in a quantity or manner that violates or may give rise to material liability under Environmental Requirements; (c) the Company and the Company Subsidiaries do not use, treat, store, dispose or transport any Materials of Environmental Concern in a quantity that could give rise to material liability under Environmental Requirements; (d) there is no pending or, to the knowledge of the Company, threatened litigation or administrative proceeding or investigation (whether civil, criminal or administrative) involving any Materials of Environmental Concern or Environmental Requirements concerning the Business or the Leased Real Property and (e) the Company has delivered to the Buyer Parties true and complete copies of any material reports or audits possessed or initiated by the Company or any Company Subsidiary pertaining to Materials of Environmental Concern or Environmental Requirements related to the Business, Leased Real Property, or any other property in which Company or any Company Subsidiary has had an ownership interest or at which Materials of Environmental Concern may have been generated, handled, treated, stored or disposed of by the Business.

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5.12         Compliance with Law. The operations of the Company and each Company Subsidiary are, and during the last three (3) years have been, conducted in substantial and material compliance with all laws, regulations, orders and other applicable legal requirements of all courts and other Governmental Entities having jurisdiction over the Company, any Company Subsidiary or any of their employees, assets, properties and operations. No material violation or default of any law, regulation, order or other legal requirement exists and neither the Company nor any Company Subsidiary is in material default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity or arbitrator, domestic or foreign, applicable to the Company, any Company Subsidiary or any of their assets, properties or operations with respect thereto. The Company has furnished to the Buyer Parties true and correct copies of all audit response letters pertaining to the Company or any Company Subsidiary received in the twenty-four (24) months preceding the date hereof from legal counsel devoting substantive attention to matters which may result in any material liability or obligation of the Company or any Company Subsidiary. This Section does not relate to healthcare matters, Tax or environmental matters.

5.13         Litigation or Claims. Except as disclosed on Schedule 5.13 of the Disclosure Schedule, there are no material claims, actions, suits, proceedings or investigations pending or, to the knowledge of Company, threatened before any Governmental Entity, or before any arbitrator or mediator of any nature, brought by or against the Company, any Company Subsidiary or any of their officers, directors, employees, or agents involving, affecting or relating to the business of the Company, any Company Subsidiary or their assets or the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity or arbitrator, domestic or foreign, that materially affects the business or assets of the Company or any Company Subsidiary, or that could reasonably be expected to materially interfere with the transactions contemplated by this Agreement.

5.14         Licenses and Permits. Schedule 5.14 of the Disclosure Schedule sets forth a true and complete list of all healthcare Licenses and Permits and all pending applications therefor. Each healthcare License and Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the Company’s knowledge, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. Except as provided in Schedule 5.14 of the Disclosure Schedule, and assuming compliance with the HSR Act, no material pre-Closing consent of any federal, state or local authority or accrediting body is required in connection with the execution, delivery and performance of this Agreement by the Company. The licenses and permits set forth on Schedule 5.14 of the Disclosure Schedule constitute all of the healthcare Licenses and Permits necessary for Company and the Company Subsidiaries to lawfully conduct and operate its business in the manner in which it is currently conducted and to operate its business and to permit the Company and the Company Subsidiaries to own and use their assets in the manner in which they currently own and use such assets. Except as set forth on Schedule 5.14 of the Disclosure Schedule, during the last three (3) years, the Company and Company Subsidiaries have held and maintained all material Licenses and Permits necessary to lawfully conduct and operate their business. Each employee has all Licenses and Permits necessary for his or her performance of duties for Company and all such Licenses and Permits are valid and in full force and effect.

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5.15         Insurance.

5.15.1         Schedule 5.15.1 of the Disclosure Schedule lists all policies of insurance to which the Company or any Company Subsidiary is a party or under which the Company, any Company Subsidiary or any director of Company or any Company Subsidiary, is or has been covered at any time within the two (2) years preceding the date of this Agreement. The Company and the Company Subsidiaries have maintained, at all times during the last three (3) years, insurance coverage for professional liability, general liability and workers’ compensation.

5.15.2         All policies of insurance coverage for professional liability, general liability and workers’ compensation to which the Company or any Company Subsidiary is a party or that provide coverage to the Company, any Company Subsidiary or any director or officer of the Company or any Company Subsidiary:

(i)          are valid, outstanding, and enforceable;

(ii)         are issued by an insurer that is financially sound and reputable; and

(iii)        are sufficient for compliance with all material legal requirements and Material Contracts to which the Company and each Company Subsidiary is a party or by which any of them are bound.

5.15.3         Other than in connection with insurance policy renewals in the ordinary course of business, during the last three (3) years, neither the Company nor any Company Subsidiary has received from any professional liability, general liability or workers’ compensation insurer (A) any refusal of coverage, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any such policy is not willing or able to perform its obligations thereunder.

5.15.4         The Company and the Company Subsidiaries have paid all premiums due, and have otherwise performed in all material respects all of their obligations, under each insurance policy to which the Company or any Company Subsidiary is a party.

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5.16         Employment.

5.16.1         The Company and each Company Subsidiary is, and has been since December 31, 2013, in material compliance with all applicable laws relating to employment and employment practices, including payroll obligations, conditions of employment, employee and independent contractor classification, wages and hours, occupational safety and health, workers compensation, unemployment benefits, laws concerning leave requirements, laws prohibiting discrimination and retaliation and laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, as amended, and the employment of non-residents under the Immigration Reform and Control Act of 1986, as amended. To the Company’s knowledge, no Employee of Company or any Company Subsidiary is in violation or breach of any non-compete, nondisclosure, confidentiality, employment, consulting or similar restrictive covenant agreement, or in conflict with the Company’s or any Company Subsidiary’s present business activities, and neither the Company nor any Company Subsidiary has received any notice alleging that any violation of any such restrictive covenants has occurred.

5.16.2         The Company has provided to the Buyer Parties a true and correct copy (as of the date provided) of a census containing the names, job titles or positions, annual or hourly rate of compensation (as applicable), annual bonus target, if any, and potential severance entitlements of all Employees of the Company and each Company Subsidiary. Except as indicated on Schedule 5.16.2 of the Disclosure Schedule, no Employee has a written employment agreement with the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to a collective bargaining agreement or similar agreement with any labor organization or employee association. Neither the Company nor any Company Subsidiary has received notice from the National Labor Relations Board that a petition for recognition for a collective bargaining unit has been filed by or on behalf of its Employees, nor, to the Company’s knowledge, has there been any attempts by any union to obtain recognition as a bargaining agent in respect thereof.

5.16.3         To the Company’s knowledge, there are no material charges, governmental audits, investigations, administrative proceedings or complaints concerning employment practices of Company or any Company Subsidiary pending or threatened before any federal, state or local agency or court, and, to the Company’s knowledge, no basis for any such matter exists.

5.16.4         To the Company’s knowledge, there are no material inquiries, investigations or monitoring of activities of any licensed, registered, or certified health care professional personnel employed by the Company or any Company Subsidiary pending or threatened by any state professional board or agency charged with regulating the professional activities of such health care practitioners.

5.16.5         Since December 31, 2013, neither the Company nor any Company Subsidiary has experienced any organized slowdown, work interruption, strike, or work stoppage by the employees.

5.16.6         Since December 31, 2013, neither the Company nor any Company Subsidiary has implemented any plant closings, layoffs, relocations or other employment losses sufficient to trigger obligations under the federal Worker Adjustment and Retraining Notification Act, or any other similar applicable state law.

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5.16.7         Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by the Company set forth in this Section 5.16 are the sole and exclusive representations and warranties made regarding employment and labor matters.

5.17         Employee Benefits Matters.

5.17.1         Plans. Except as set forth on Schedule 5.17.1 of the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, and no Employee or former employee of the Company or any Company Subsidiary benefits by virtue of its employment or former employment with the Company or any Company Subsidiary under, any agreement, arrangement, plan, or policy, qualified or non-qualified, that involves any (a) pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, phantom stock or incentive plan; (b) welfare or material “fringe” benefits, including, without limitation vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, health care reimbursement, dependent care assistance or cafeteria plan or other similar benefits; or (c) employment or consulting, retainer or golden parachute agreement or arrangement, including without limitation any “employee benefit plan” (as defined in ERISA Section 3(3)), (together “Plans” and each item thereunder a “Plan”). Neither the Company nor any Company Subsidiary has liability or obligation to provide life, medical or other welfare benefits to former or retired employees, other than under COBRA.

5.17.2         Disclosure. To the extent applicable with respect to each Plan, true, correct and complete copies of the following documents have been made available to the Buyer Parties: (i) IRS determination or opinion letter; (ii) the three (3) most recently filed Forms 5500, including without limitation all schedules thereto, all financial statements with attached opinions of independent accountants; (iii) all plan documents and amendments thereto and any written policies, forms and/or procedures used in the administration of such Plans; and (iv) summary plan descriptions and any summaries of material modifications.

5.17.3         Compliance with Applicable Law. Each Plan and related funding instrument complies with and has been administered, operated, and maintained in material compliance with its terms and applicable law, including, where applicable, Code Section 401(a). With respect to each Plan, neither the Company nor any Company Subsidiary has direct or indirect material liability under the requirements provided by any and all statutes, orders or governmental rules or regulations applicable to or governing each Plan. With respect to each Plan, no prohibited transaction (as defined in ERISA Section 406 or Code Section 4975) or violation of ERISA Section 407 for which an applicable statutory or administrative exemption does not exist has occurred that would reasonably be expected to result in material liability.

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5.17.4         Claims/Liability. Except as listed on Schedule 5.17.4 of the Disclosure Schedule, and to the Company’s knowledge, there is no pending or threatened legal action, proceeding or investigation, suit, grievance, arbitration or other manner of litigation, or claim against or involving any Plan and, to the Company’s knowledge, no facts exist that would give rise to any legal action, proceeding or investigation, suit, grievance, arbitration or other manner of litigation, or claim, other than routine claim for benefits. Neither the Company nor any Company Subsidiary or of their directors, officers, employees or any plan fiduciary has any material liability for failure to comply with ERISA, HIPAA, COBRA or the Code for any action or failure to act in connection with the administration or investment of any Plan. Neither the Company nor any Company Subsidiary has liability by virtue of its being a member of a controlled group with a person who has liability under the Code or ERISA. In the past three (3) years, neither the Company nor any Company Subsidiary has made any voluntary correction program submission to either the Internal Revenue Service or the Department of Labor with respect to any compliance failure or operational failure as relates to any Plan and no such voluntary correction program submissions remain outstanding with the Internal Revenue Service or the Department of Labor which are related to any Plan.

5.17.5         Contributions/Premiums. All contributions that are required to be made with respect to the Plans for all periods ending prior to the Closing Date will be made prior to the Closing Date by the Company and all members of the controlled group in accordance with past practice. All contributions that were required to be made to the Plans have been made on a timely basis in accordance with ERISA and the Code. All insurance premiums that were required to be paid have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plan for policy years or other applicable policy periods ending on or before the Closing Date.

5.17.6         Qualified Pension Plans. Except as set forth on Schedule 5.17.6 of the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any plan described in Section 3(2) of ERISA (“Pension Plan”) that is intended to qualify under Code Section 401(a) and Code Section 501(a) and each such Pension Plan and its related trust, if any, are qualified under Code Section 401(a) and Code Section 501(a) and have been determined by the IRS to qualify thereunder for all applicable requirements and, to the Company’s knowledge, nothing has occurred to cause the loss of the Pension Plans’ qualification.

5.17.7         Title IV Pension Plans, Multi-Employer Plans and Terminated Plans. Neither the Company nor any Company Subsidiary has ever made or been required to make any contributions to any Plan which is subject to the provisions of Title IV of ERISA or to any multi-employer plan (as defined in ERISA Section 3(37) of 4001(a)(3)), and neither the Company nor any Company Subsidiary has ever been a member of a controlled group which contributed to any such Plans. Neither the Company nor any Company Subsidiary has terminated or taken action within the last six (6) taxable years to terminate (in part or in whole) any employee pension benefit plan as defined in Section 3(2) of ERISA.

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5.17.8         No Triggering of Obligations. Other than as set forth in Schedule 5.17.8 of the Disclosure Schedule, the consummation of the transaction contemplated by this Agreement, other than by reason of actions taken by a Buyer Party following the Closing, will not (i) entitle any current or former employee of Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former employee of Company or any Company Subsidiary, or (iii) give rise to the payment of any amount that would not be deductible pursuant to Code Section 280G.

5.17.9         COBRA. To the extent applicable, the Company and each Company Subsidiary has complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B. Further, the Company and Company Subsidiaries shall also remain responsible for and continue to provide any applicable health care continuation coverage under Code Section 4980B to employees or their dependents if the “qualifying event” (as defined in Code Section 4980B(f)(3)) occurred prior to Closing.

5.17.10         Health and Welfare Plans and VEBAs. Neither the Company nor any Company Subsidiary has established, maintained, or contributed to, or had any obligation to establish, maintain or contribute to:

(i)          a multiple employer welfare arrangement within the meaning of ERISA Section 3(40)(A); or

(ii)         a voluntary employees’ beneficiary association under Code Section 501(c)(9).

5.17.11         Section 409A. Each of the Plans that is subject to Code Section 409A in whole or in part has been administered to comply in all material respects with the requirements of Code Section 409A.

5.17.12         Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by the Company set forth in this Section 5.17 are the sole and exclusive representations and warranties made regarding the Plans and employee benefits matters.

5.18         Contracts. All Material Contracts in effect as of the date hereof are listed on Schedule 5.18 of the Disclosure Schedule. Except as disclosed on Schedule 5.18 of the Disclosure Schedule, none of the Material Contracts requires the consent of any third party prior to the consummation by the parties of the transactions contemplated by this Agreement. The Company has delivered to the Buyer Parties true and complete copies of all Material Contracts. None of the Material Contracts contains any covenant or commitment that in any material respect purports to restrict the business activity of the Company or any Company Subsidiary or limit the freedom of the Company or any Company Subsidiary to engage in any line of business or to compete with any person, other than as relates to ordinary course confidentiality obligations. The Material Contracts are valid and effective in accordance with their terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws, and there is not under any Material Contract (i) any existing or claimed material default by the Company or any Company Subsidiary or event which, with notice or lapse of time or both, would constitute a material default by Company or any Company Subsidiary or (ii) to the Company’s knowledge, any existing or claimed material default by any other party or event which, with notice or lapse of time or both, would constitute a material default by any such party. Except as set forth on Schedule 5.18 of the Disclosure Schedule, the continuation, validity and effectiveness of the Material Contracts will not be materially affected by the transactions contemplated hereunder, and such transactions will not result in a material breach of or default under any of such Material Contracts. There is no pending or, to the knowledge of Company, threatened termination or cancellation of any Material Contract. To the knowledge of Company, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to any of the Material Contracts. Neither the Company nor any Company Subsidiary is a party to any interest rate, commodity or other similar swap, cap, collar, futures contract or other hedging arrangement.

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5.19         Tax Matters.

5.19.1         The Company has filed or caused to be filed (on a timely basis) and subject to all permitted extensions, all income and other material Tax Returns relating to or required by law to be filed by the Company or any Company Subsidiary or with respect to Company or any Company Subsidiary, either separately or as a member of a group of corporations, in connection with any Taxes, with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed, and all Tax Returns are true, correct and complete in all material respects insofar as they reflect the current liability for Taxes shown as due thereon. All Taxes that are shown as due on such Tax Returns have been timely paid, or delinquencies cured with payment of any applicable penalties and interest, as of the Closing Date. Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any Tax Return (other than extensions entered into in the ordinary course of business in connection with the filing of Tax Returns), which Tax Return has not since been filed. There are no Liens for Taxes, other than Liens described in clause (a) of the definition of Permitted Liens. No adjustment or deficiency of any Tax or claim for additional Taxes has been proposed, asserted or assessed, or threatened against Company or any Company Subsidiary in writing. There are no audits or other examinations being conducted or threatened in writing, and there is no deficiency or refund litigation or controversy in progress or, threatened in writing with respect to any Taxes previously paid by Company or any Company Subsidiary or with respect to any Tax Returns previously filed by the Company or any Company Subsidiary or on behalf of Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has made any extension or waiver of any statute of limitations relating to the assessment or collection of Taxes (other than extensions entered into in the ordinary course of business in connection with the filing of Tax Returns).

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including this Section 5.19) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute of the Company or any Company Subsidiary (including methods of accounting of the Company or any Company Subsidiary).

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5.20         Brokers and Investment Advisors. Except as set forth on Schedule 5.20 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has employed, contracted for the services of or authorized any broker, finder or investment advisor with respect to the negotiations leading up to the execution of this Agreement or the consummation of the transactions contemplated hereby.

5.21         Payment Programs. All Company Payment Programs, including provider numbers, are listed on Schedule 5.21 of the Disclosure Schedule. Company or a Company Subsidiary, as applicable, is a participating provider, in good standing, in each Company Payment Program. There is no pending, concluded or, to the knowledge of Company, threatened investigation, or civil, administrative or criminal proceeding relating to participation by Company or any Company Subsidiary in any Payment Program, except as disclosed on Schedule 5.21 of the Disclosure Schedule. Except as set forth on Schedule 5.21 of the Disclosure Schedule, neither Company nor any Company Subsidiary is subject to, nor have any of them been subjected to, any pre-payment utilization review or other utilization review by any Payment Program. No Payment Program has requested or threatened in writing any recoupment or set-off from Company or any Company Subsidiary. Company or a Company Subsidiary has paid or repaid all known and undisputed refunds, overpayments, discounts or adjustments. Except as set forth on Schedule 5.21 of the Disclosure Schedule, there are no pending appeals, audits, litigation or notices from any Payment Program of intent to audit with respect to any prior reports or billings. Except as disclosed on Schedule 5.21 of the Disclosure Schedule, since December 31, 2013, neither Company nor any Company Subsidiary has been audited by any Payment Program. Since December 31, 2013, no Payment Program has imposed a fine, penalty or other sanction on Company or any Company Subsidiary. None of Company, any Company Subsidiary, shareholder, employee or independent contractor has been excluded from participation in any Payment Program. Since December 31, 2013, all billing practices of the Company or any of the Company’s Subsidiaries have been conducted in compliance in all material respects with all applicable laws and the billing guidelines of the Payment Programs. All Medicare, Medicaid and third party reports and claims filed or required to be filed by or on behalf of Company or any Company Subsidiary have been timely filed and are complete and accurate in all material respects.

Neither Company nor, to the knowledge of the Company, any of Company’s Affiliates, directors, officers, employees or agents has, directly or indirectly, (i) offered to pay to or solicited any remuneration from, in cash, property or in kind, or made any financial arrangements with, any past or present patient or customer, or physician, other health care provider, supplier, contractor, third party, or Payment Program in order to induce or directly or indirectly obtain business or payments from such person, including without limitation any item or service for which payment may be made in whole or in part under any federal, state or private health care program, or for purchasing, leasing, ordering or arranging for or recommending, purchasing leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part under any federal, state or private health care program, in violation of any applicable laws or regulations; or (ii) made or agreed to make any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of the United States or under the laws of any state thereof or any other jurisdiction in which such payment, contribution or gift was made. Neither Company nor any Company Subsidiary has billed for or received any payment or reimbursement in excess of amounts permitted by law or the rules and regulations of Payment Programs or contracts therewith.

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5.22         Inventory. The amount and quality of the Inventory is consistent with normal operating levels maintained by the Company and the Company Subsidiaries in keeping with past practice. The Inventory conforms in all material respects to generally acceptable quality standards in the Company’s industry. None of the Inventory is beyond its outdate.

5.23         Transactions With Affiliates. Except as set forth on Schedule 5.23 of the Disclosure Schedule, and other than for compensation received by officers and employees in the ordinary course of business, no shareholder, director, officer or employee of the Company or any Company Subsidiary or, to the Company’s knowledge, any member of the immediate family of any such person, or any corporation, partnership, trust or other entity in which any such person, or, to the Company’s knowledge, any member of the immediate family of any such person, has a substantial interest in, or is an officer, director, trustee or partner of, any Person that is a party to any material transaction with the Company or any Company Subsidiary, including any contract, agreement or other arrangement providing for the furnishing of goods or services by, rental of real or personal property from or to, or otherwise requiring payments or involving other obligations to any such Person.

5.24         Absence of Certain Events. Since January 1, 2016, the Company and the Company Subsidiaries have conducted their business in all material respects in the ordinary course (aside from steps taken in contemplation of the transactions contemplated hereby). As amplification and not in limitation of the foregoing, since January 1, 2016, except as disclosed on Schedule 5.24 of the Disclosure Schedule, there has not been:

5.24.1         Any change in the authorized or issued capital stock of the Company or any Company Subsidiary; grant of any stock option or right to purchase shares of capital stock of the Company or any Company Subsidiary or any securities or obligations convertible into or exchangeable therefor; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company or any Company Subsidiary of any shares of any of its authorized or issued capital stock; or declaration, setting aside or payment of any dividend or other distribution or payment in respect of the equity interests of the Company or any Company Subsidiary;

5.24.2         Any amendment to the organizational documents of the Company or any Company Subsidiary;

5.24.3         Any material decrease in the net book value of the assets of Company or any Company Subsidiary other than ordinary depreciation consistent with past practice;

5.24.4         Any voluntary or involuntary sale, assignment, license or other disposition, of any material business or assets by the Company or any Company Subsidiary, except (i) as contemplated by this Agreement, (ii) pursuant to existing Contracts or commitments and (iii) for the utilization of supplies, inventories and drugs in the ordinary course of business;

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5.24.5         Any Lien imposed or created on the assets of the Company or any Company Subsidiary, except for Permitted Liens and Liens securing the Credit Facility;

5.24.6         Any extraordinary compensation, bonuses or distribution to any Shareholder or any employee of the Company or any Company Subsidiary;

5.24.7         Any termination, modification or amendment of any Material Contract, except for terminations, modifications and amendments of Material Contracts made in the ordinary course of business;

5.24.8         Any increase by the Company or any Company Subsidiary, except in the ordinary course of business or as required by applicable law or Contract, of any bonuses, salaries, severance or benefits or other compensation to any director, officer, or Employee or entry into any employment, severance, or similar contract, or any loans to, any director, officer, or Employee;

5.24.9        Any material change in any of the financial accounting principles adopted by the Company or any Company Subsidiary, or any material change in the policies, procedures, or methods of the Company or any Company Subsidiary with respect to applying such principles;

5.24.10      Any new borrowing or guarantee of the indebtedness or liabilities of another Person by the Company or any Company Subsidiary of more than Two Hundred Thousand Dollars ($200,000.00);

5.24.11      Any other distribution other than in the ordinary course of business of the Company or any Company Subsidiary (whether in cash or property or any combination thereof and whether in redemption or liquidation of an interest or otherwise) to any person;

5.24.12      Except in the ordinary course of business or in accordance with the Company’s capital expenditure budget delivered previously to the Buyer Parties, any new investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise, in any partnership, limited liability company, corporation or other entity, or purchase of any property or assets;

5.24.13      Any cancellation, waiver or compromise, in whole or in part, of any material debt or claim of the Company or any Company Subsidiary other than in the ordinary course of business;

5.24.14      Any waiver or release of any material rights by the Company or any Company Subsidiary, including without limitation, any material intangible rights, other than in the ordinary course of business;

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5.24.15      Any loss or damage (whether or not such loss or damage shall have been covered by insurance) which materially affected the ability of Company or any Company Subsidiary to conduct its business;

5.24.16      Any written notice or communication from any third party payor which represents annual revenue of Two Hundred Fifty Thousand Dollars ($250,000.00) or more for the Company and the Company Subsidiaries in any of the past three (3) fiscal years of intent to discontinue or materially reduce prior levels of business;

5.24.17      Any payment of any fee under the KRG Management Agreement; or

5.24.18      Any agreement by the Company or any Company Subsidiary to do any of the foregoing.

5.25         HIPAA. The Company and each Company Subsidiary (i) is in material compliance with the requirements for health information privacy and security established by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economic and Clinical Health Act (“HITECH”) provisions of the American Reinvestment and Recovery Act of 2009, including the HIPAA and HITECH privacy and security regulations, and (ii) has developed and implemented appropriate policies and procedures and training programs for compliance with the HIPAA and HITECH privacy and security laws, regulations, and guidance promulgated by the U.S. Department of Health and Human Services.

5.26         Compliance. The Company and Company Subsidiaries have established and implemented a corporate compliance program, including compliance standards and procedures, to promote compliance and detect non-compliance with respect to the operations of the Company and the Company Subsidiaries and their employees in accordance with all applicable laws, regulations, orders and other applicable legal requirements.

5.27         Intellectual Property.

5.27.1         Schedule 5.27 of the Disclosure Schedule contains a complete and accurate list of all Company Intellectual Property included in clauses (a), (b) and (f) of the definition of Intellectual Property, all material Company Intellectual Property included in clauses (c) and (g) of the definition of Intellectual Property, and all proprietary Company Intellectual Property included in clause (d) of the definition of Intellectual Property. Schedule 5.27 of the Disclosure Schedule contains a complete and accurate list of all licenses and other rights granted by the Company or any Company Subsidiary to any Person with respect to any Company Intellectual Property and all licenses and other rights granted by any Person to the Company or any Company Subsidiary with respect to any Company Intellectual Property (excluding “off-the-shelf” programs or products or other “shrink wrap” software licensed in the ordinary course of business) identifying the subject Company Intellectual Property. Neither the Company nor any Company Subsidiary has assigned to any Person the exclusive use of any material Company Intellectual Property.

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5.27.2         To the knowledge of the Company, the Company or a Company Subsidiary owns or possesses sufficient legal rights to all material Company Intellectual Property without any infringement of the rights of others. To the knowledge of the Company, neither the Company nor any Company Subsidiary is infringing upon any Intellectual Property of any other Person, and the Company has no knowledge of any material violation by any Person of any Company Intellectual Property. Neither the Company nor any Company Subsidiary has received any written notice from any Person claiming infringement of a Person’s Intellectual Property rights. Except as set forth herein, to the knowledge of the Company, no other Person owns any interest in any of the Company Intellectual Property. Company or a Company Subsidiary owns all right, title and interest in all material work product commissioned from third parties by Company or a Company Subsidiary.

5.27.3         Each item of Company Intellectual Property owned by the Company or a Company Subsidiary is, to the knowledge of the Company, valid and subsisting. To the extent any Company Intellectual Property is registered or subject to a pending application with any relevant authority in the United States or any foreign jurisdiction, all necessary application, registration, maintenance and/or renewal fees for such Company Intellectual Property have been timely paid.

5.27.4         To the knowledge of the Company, no trade secret that is material to the Business as presently conducted has been actually disclosed by Company or any Company Subsidiary to any Person other than pursuant to a non-disclosure agreement restricting the disclosure and use of such trade secret.

5.28         Confidentiality Agreements. The Company is, and at all times has been, in compliance with the terms and conditions of the Confidentiality Agreements.

5.29         No Other Representations or Warranties. Except for the representations and warranties of the Company contained in this Article 5, neither the Company nor any other Person makes or has made any other representation or warranty, expressed or implied, at law or in equity, with respect to the Company or the Company Subsidiaries, or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, liabilities, operations, prospects, or condition (financial or otherwise), and the Company disclaims any other representations or warranties, whether made by the Company or any of its or the Company Subsidiaries’ Affiliates, shareholders, officers, directors, employees, agents or representatives (collectively, “Related Persons”), and no Related Person has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided. Except for the representations and warranties of the Company contained in this Article 5, neither the Company nor any Related Person has made or makes any representation or warranty to any Buyer Party or its Affiliates regarding: (a) merchantability or fitness of any assets for any particular purpose, (b) the nature or extent of any liabilities, (c) the prospects of the business of the Company and the Company Subsidiaries or (d) the probable success or profitability of the Company or the Company Subsidiaries or (e) the accuracy or completeness of any documents, projections, material, statement, data or other information (financial or otherwise) provided to any Buyer Party, its Affiliates or its or their representatives.

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ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Except (a) as set forth in the Disclosure Schedule (Parent) pursuant to Schedule 13.15 and (b) as disclosed or reflected prior to the date hereof in the reports filed with or furnished to the Securities and Exchange Commission by Parent (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), the Buyer Parties hereby jointly and severally represent and warrant to the Company that, as of the date hereof, or, if specified as of a particular date, as of such date:

6.1         Organization and Good Standing.

Each of the Buyer Parties is a Delaware business corporation and is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Buyer Parties has the full corporate power and authority to carry on its business as presently conducted and to own and lease the properties and assets that it now owns and leases. Each of the Buyer Parties is qualified to conduct business and is in good standing in all states or other jurisdictions where the nature of the business transacted or properties owned by it makes such qualification necessary and as necessary for its full performance of its obligations under this Agreement.

6.2         Authority and No Breach.

6.2.1           Each of the Buyer Parties has the full corporate power and authority to execute, deliver and, subject to the approval set forth in Section 7.6, perform its obligations under the terms of this Agreement and all documents and agreements reasonably necessary to give effect to the provisions of this Agreement. Each of the Buyer Parties has duly authorized, executed and delivered this Agreement. Assuming due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and all other documents and instruments required to be signed by each of the Buyer Parties hereunder constitute or, when signed by such Person, will constitute, the legal, valid and binding obligations of such Person, enforceable against it in accordance with their respective terms, except insofar as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws. No approval by the shareholders of any Buyer Party is required under applicable law or exchange requirements to authorize the execution of this Agreement.

6.2.2           Subject to the approval set forth in Section 7.6, the transactions contemplated hereby will not result in (a) any material conflict, breach or violation of or default under (i) any Buyer Party’s articles of incorporation or bylaws, or (ii) any statute, judgment, order, decree, license, law or regulation; nor will the execution, delivery and consummation of this Agreement and the transactions contemplated hereby result in any material breach or default under any mortgage, agreement, deed of trust, indenture or other instrument to which a Buyer Party is a party or by which it is bound. Subject to the approval set forth in Section 7.6, all corporate action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken or obtained by the Buyer Parties. Neither the execution of this Agreement nor the consummation of any transactions contemplated herein, violates any material contract, agreement, or other document to which a Buyer Party is a party or to which a Buyer Party is otherwise subject.

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6.3         Capitalization of Parent.  Schedule 6.3 of the Disclosure Schedule (Parent) sets forth a complete and accurate list of the number and type of authorized, issued and outstanding shares of capital stock of Parent as of the date hereof. There are no other shares of capital stock or other equity securities of Parent authorized, issued, reserved for issuance or outstanding and except as set forth on Schedule 6.3 of the Disclosure Schedule (Parent), there are no outstanding or authorized options, warrants, convertible or exchangeable securities, subscriptions, rights (including preemptive rights), calls or commitments of any character whatsoever, relating to the capital stock of, or other equity or voting interest in, Parent, to which Parent is a party or is bound requiring the issuance, delivery or sale of shares of capital stock of Parent. Except as set forth on Schedule 6.3 of the Disclosure Schedule (Parent), there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of, or other equity or voting interest in, Parent to which Parent is a party or is bound. Except as set forth on Schedule 6.3 of the Disclosure Schedule (Parent), Parent has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote). Except as set forth on Schedule 6.3 of the Disclosure Schedule (Parent), there are no contracts to which Parent is a party or by which it is bound to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interest in, Parent or (ii) vote or dispose of any shares of capital stock of, or other equity or voting interest in, Parent. Except as set forth on Schedule 6.3 of the Disclosure Schedule (Parent), there are no registration rights, irrevocable proxies or voting agreements with respect to any shares of capital stock of, or other equity or voting interest in, Parent.

6.4         Brokers and Investment Advisors.  Except as set forth on Schedule 6.4 of the Disclosure Schedule (Parent), none of the Buyer Parties or any of its Affiliates has employed, contracted for the services of or authorized any broker, finder or investment advisor with respect to the negotiations leading up to the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.5         Common Stock of Parent. All of the issued and outstanding shares of Parent’s common stock are, and all of such shares, when issued in accordance with the terms of this Agreement are or will be, duly and validly authorized and issued and outstanding, fully paid and nonassessable, free of preemptive rights and in proper certificated form. None of the common stock of Parent was issued in violation of the Securities Act or any other legal requirement and all rules and regulations of the Securities and Exchange Commission.

6.6         [Intentionally Omitted]

6.7         Financing. Upon closing of the Equity Offering, the Buyer Parties will have immediately available funds sufficient to consummate the transactions contemplated by this Agreement, including the payment of all fees and expenses payable by the Buyer Parties in connection with the transactions contemplated hereby.

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6.8           Solvency. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or the Company Subsidiaries.

6.9           Compliance with Law. The operations of Parent and each Subsidiary of Parent are, and during the last three (3) years have been, conducted in substantial and material compliance with all laws, regulations, orders and other applicable legal requirements of all courts and other Governmental Entities having jurisdiction over Parent, any Subsidiary of Parent or any of their employees, assets, properties and operations, except as would not be required to be disclosed in any periodic report filed by Parent under the Exchange Act. No material violation or default of any law, regulation, order or other legal requirement exists, and neither Parent nor any Subsidiary of Parent is in material default with respect to any, order, writ, judgment, award, injunction or decree of any Governmental Entity or arbitrator, domestic or foreign, applicable to Parent, any Subsidiary of Parent or any of their assets, properties or operations with respect thereto, except as would not be required to be disclosed in any periodic report filed by Parent under the Exchange Act. Parent has furnished to the Company true and correct copies of all audit response letters pertaining to Parent or any Subsidiary of Parent received in the twenty-four (24) months preceding the date hereof from legal counsel devoting substantive attention to matters which may result in any material liability or obligation of Parent or any Subsidiary of Parent.

6.10         Litigation or Claims. Except as disclosed on Schedule 6.10 of the Disclosure Schedule (Parent), there are no material claims, actions, suits, proceedings, labor disputes or investigations pending or threatened in writing before any Governmental Entity, or before any arbitrator or mediator of any nature, brought by or against Parent, any Subsidiary of Parent or any of their officers, directors, employees, or agents involving, affecting or relating to the business of Parent, any Subsidiary of Parent or their assets or the transactions contemplated by this Agreement that would be required to be disclosed in any periodic report filed by Parent under the Exchange Act. Neither Parent nor any Subsidiary of Parent is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity or arbitrator, domestic or foreign, that materially affects the business or assets of Parent or any Subsidiary of Parent, or that could reasonably be expected to materially interfere with the transactions contemplated by this Agreement.

6.11         No Parent Material Adverse Effect. Since March 31, 2016, there has not been any change or effect that constitutes a Parent Material Adverse Effect.

6.12         Organizational Structure. Any Subsidiary of Parent to which Buyer assigns any of its rights or obligations under this Agreement will be (a) treated as a corporation for income Tax purposes or (b) owned, directly or indirectly, by a Subsidiary of Parent (each, an “Intermediate Subsidiary”) that is treated as a corporation for income Tax purposes (a Subsidiary satisfying either of the preceding clauses (a) or (b), an “Eligible Subsidiary”). Neither Parent nor its Affiliates has any plan or intention to (following the Closing) merge, eliminate, liquidate, transfer the stock of, or convert from corporate form, any Intermediate Subsidiary or any Eligible Subsidiary.

6.13         Confidentiality Agreements. Parent is, and at all times has been, in compliance with the terms and conditions of the Confidentiality Agreements, and shall, by the Closing, have complied with the return or destruction request distributed by the Company on June 8, 2016.

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6.14         Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, each of the Buyer Parties agrees that neither the Company nor any other Person is making any representations or warranties whatsoever, express or implied, at law or in equity, with respect to the Company or the Company Subsidiaries, beyond those expressly given by the Company in Article 5. Each of the Buyer Parties acknowledges and agrees that, except for the representations and warranties contained in Article 5, the Acquired Assets and the Business are being transferred on an “as is, where is” basis. Each of the Buyer Parties further acknowledges that none of the Company or any of its Affiliates (including the Company Subsidiaries) nor any other Person has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any information, data, or statement regarding the Company or any of the Company Subsidiaries not expressly set forth in Article 5. Each of the Buyer Parties acknowledges and agrees that in making its determination to proceed with the transactions contemplated hereby, it has relied solely on its own independent investigation and the representations and warranties contained in Article 5.

ARTICLE 7
BUYER PARTIES’ CONDITIONS PRECEDENT TO CLOSING

The obligations of the Buyer Parties to consummate the transactions described in this Agreement are subject to the satisfaction of the following conditions precedent, any of which may be waived in writing by the Buyer Parties.

7.1           Representations and Warranties to be True and Correct. The representations and warranties of the Company set forth in this Agreement, other than the Company’s Specified Representations and the representations and warranties set forth in Section 5.6.3, shall be true and correct as of the Closing (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date) without giving effect to any “Company Material Adverse Effect” or materiality qualifications therein, except where the failure of such representations and warranties to be true and correct has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company’s Specified Representations shall be true and correct as of the Closing (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date) in all material respects without giving effect to any “Company Material Adverse Effect” or materiality qualifications therein. The representations and warranties set forth in Section 5.6.3 shall be true and correct as of the Closing in all respects. The pre-Closing agreements, covenants and conditions required by this Agreement to be performed and complied with by the Company shall have been performed and complied with in all material respects.

7.2           No Company Material Adverse Effect. There shall have been no changes that have had or are reasonably likely to have a Company Material Adverse Effect since the date of this Agreement.

7.3           Supporting Documents. Buyer shall have received the documents set forth below:

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7.3.1           A certificate signed by an authorized officer of Company dated the Closing Date and stating that the conditions set forth in Section 7.1 have been satisfied;

7.3.2           A certificate of good standing for the Company and each Company Subsidiary from applicable Secretary of State dated not more than ten (10) days prior to the Closing Date;

7.3.3           A certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (1) that attached thereto is a true and complete copy of the Articles of Incorporation and Bylaws of the Company as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company (or an executive committee thereof) authorizing the execution, delivery and performance of this Agreement and the ancillary agreements and all transactions contemplated by this Agreement and that all such resolutions are in full force and effect as of the Closing Date; and (3) that the Articles of Incorporation and Bylaws of the Company have not been amended since the date of the last amendment referred to in the Articles of Incorporation and Bylaws attached pursuant to subsection (1) of this Section 7.3.2;

7.3.4           Releases or similar documentation in customary form and substance in relation to all Liens on the assets of the Company and each Company Subsidiary relating to the Closing Payoff Debt;

7.3.5           [Intentionally Omitted]

7.3.6           The Escrow Agreement, executed by the Company;

7.3.7           A power of attorney, substantially in the form of Exhibit 7.3.7 hereto (the “Power of Attorney”), necessary to permit the operation of the Business after the Closing Date;

7.3.8           Subject to Section 4.7, the Bill of Sale, Assignment and Assumption Agreement, executed by the parties thereto; and

7.3.9           The Non-Solicitation Agreement, executed by KRG.

7.4           Third Party Consents. Copies of the third party consents to the consummation of the transactions contemplated hereby set forth on Schedule 7.4 shall have been received.

7.5           Equity Offering. Parent shall have closed on the Equity Offering with proceeds of not less than One Hundred Million Dollars ($100,000,000.00) raised.

7.6           Shareholder Approval. Parent shall have received the approval of its shareholders for any modification of its certificate of incorporation and/or designation necessary to increase the authorized capital in connection with the transactions contemplated by this Agreement and to pay the Equity Consideration.

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7.7          No Pending Actions or Proceedings. Except for any action or proceeding directly or indirectly instigated by a Buyer Party, no action or proceeding before any Governmental Entity shall be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

7.8          HSR. All required approvals of any Governmental Entity with respect to any applicable Antitrust Laws shall have been obtained and all notice periods under the Antitrust Laws shall have expired or been terminated.

ARTICLE 8
THE COMPANY’S CONDITIONS PRECEDENT TO CLOSING

The obligation of the Company to consummate the transactions described in this Agreement is subject to the satisfaction of the following conditions precedent, any of which may be waived in writing by the Company:

8.1        Representations and Warranties to be True and Correct. The representations and warranties of the Buyer Parties set forth in this Agreement shall be true and correct in all material respects as of the Closing (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date) without giving effect to any materiality qualifications therein. The representations and warranties set forth in Section 6.11 shall be true and correct as of the Closing in all respects. The pre-Closing agreements, covenants and conditions required by this Agreement to be performed and complied with by the Buyer Parties shall have been performed and complied with in all material respects.

8.2        Supporting Documents. The Company shall have received the documents set forth below:

8.2.1           A certificate of good standing for each of the Buyer Parties from the Secretary of State of the State of Delaware dated not more than ten (10) days prior to the Closing Date;

8.2.2           A certificate signed by an authorized officer of Parent dated the Closing Date and stating that the conditions set forth in Section 8.1 have been satisfied;

8.2.3           A certificate of the Secretary or an Assistant Secretary of each of the Buyer Parties dated the Closing Date and certifying: (1) that attached thereto is a true and complete copy of the Articles of Incorporation and Bylaws of such Person as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of such Person (or an executive committee thereof) authorizing the execution, delivery and performance of this Agreement and the ancillary agreements and all transactions contemplated by this Agreement and that all such resolutions are in full force and effect as of the Closing Date; and (3) that the Articles of Incorporation of such Person have not been amended since the date of the last amendment referred to in the Articles of Incorporation attached pursuant to subsection (1) of this Section 8.2.3;

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8.2.4           [Intentionally Omitted]

8.2.5           The Escrow Agreement, executed by Buyer; and

8.2.6           Subject to Section 4.7, the Bill of Sale, Assignment and Assumption Agreement, executed by the parties thereto.

8.3           Closing Deliverables. Buyer shall make the closing deliverables contemplated by Buyer pursuant to Section 4.2.

8.4           No Pending Actions or Proceedings. Except for any action or proceeding directly or indirectly instigated by the Company, no action or proceeding before any Governmental Entity shall be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

8.5           HSR. All required approvals of any Governmental Entity with respect to any applicable Antitrust Laws shall have been obtained and all notice periods under the Antitrust Laws shall have expired or been terminated.

ARTICLE 9
ADDITIONAL COVENANTS AND AGREEMENTS

9.1           Preservation of the Businesss; Certain Tax and Post-Closing Organizational Matters. During the period beginning on the date hereof and ending on the earlier of (a) the Closing Date and (b) the termination of this Agreement pursuant to Article 12 (the “Pre-Closing Period”), except as otherwise contemplated by this Agreement, as set forth on Schedule 9.1, or agreed to in writing by a Buyer Party, the Company shall, and shall cause each Company Subsidiary to continue to manage and operate its business in the ordinary course, not to enter into any new Material Contract, and to use commercially reasonable efforts to take those steps it has taken in the past to preserve the business of the Company and each Company Subsidiary, keep available the services of the key employees and preserve the current relationships of the Company and each Company Subsidiary with the material customers, payors and suppliers of, and other Persons which have significant business relationships with, the Company and any Company Subsidiary. Neither Parent nor any of its Affiliates will, during the thirteen (13)-month period following the Closing Date, merge, eliminate, liquidate, transfer the stock of, or convert from corporate form, any Intermediate Subsidiary or any Eligible Subsidiary. The parties agree that the transactions contemplated hereunder shall be treated for all Tax reporting purposes as a taxable sale of assets to Buyer or to an Eligible Subsidiary, as applicable, and not a reorganization within the meaning of Section 368 of the Code or a transaction governed by Section 351 of the Code.

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9.2        Notification of Certain Matters. During the Pre-Closing Period, the Company shall give prompt notice to Buyer and Buyer shall give prompt notice to the Company of (a) the occurrence, or failure to occur, during the Pre-Closing Period of any event which occurrence or failure would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect and (b) any failure of it to comply with or satisfy any of its covenants, conditions or agreements to be complied with or satisfied by it prior to the Closing under this Agreement; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement, or to satisfy any condition. The party receiving such notification shall not be barred from seeking indemnity with respect to the subject matter of such notification pursuant to Article 11, subject to the terms and conditions thereof.

9.3        Regulatory and Other Authorizations, Consents. Each party hereto shall, subject to Section 9.17, use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of, and to give all notices to and make all filings with, all Governmental Entities and other third parties that are required pursuant to obligations imposed on such party pursuant to any license, law or Contract as may be or become necessary for its execution and delivery of, the performance of its obligations pursuant to, and the consummation of the transactions contemplated under this Agreement, and each party will cooperate reasonably with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. Notwithstanding the foregoing, provided that the Company promptly provides all information requested by Buyer that is required to complete the regulatory filings, within fifteen (15) days after the date hereof, Buyer shall file all necessary regulatory filings set forth on Schedule 7.4; provided, further, that Buyer shall, to the extent possible and at its is sole cost and expense, utilize any expedited transfer protocols or processes available to obtain the licenses set forth on Schedule 7.4. The parties hereto agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

9.4        Confidentiality.

9.4.1           Parent and the Company shall comply with, and shall cause their respective counsel, accountants and other representatives and Affiliates to comply with, all of their respective obligations under the Confidentiality Agreements, which shall survive the Pre-Closing Period in accordance with the terms and conditions set forth therein.

9.4.2           Notwithstanding the foregoing, following the Closing, the limitations on Parent’s use of the confidential information of the Company and the Company Subsidiaries set forth in the Designated Confidentiality Agreements (other than confidential information related solely to the Excluded Assets or the Excluded Liabilities) shall be of no force or effect; provided, that the Parent shall continue to maintain the confidentiality of any information it has received pertaining to the Shareholders.

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9.5         Press Release. The parties agree to consult with each other prior to any press release, public announcement or publicly disseminated communication concerning this transaction, to discuss the content of any such announcement and to refrain from making any such press releases or public announcements without first receiving the other’s prior consent, which shall not be unreasonably withheld; provided, however, that in no event shall Parent be prohibited or delayed from timely complying with federal and state securities laws or rules of a stock exchange on which Parent lists securities; provided, further, that the parties acknowledge that, within four (4) Business Days following the date hereof, Parent shall file a Current Report on Form 8-K pursuant to the Exchange Act announcing the transactions contemplated by this Agreement, and the Company shall have a reasonable opportunity to review and comment on such filing before it is made. A party shall be deemed to have given such consent if such party has not provided written notice of objection to the other party within two (2) Business Days following the delivery of notice to the non-disclosing party of such proposed communication.

9.6        Cooperation; Equity Offering.

9.6.1           During the Pre-Closing Period, each of the Buyer Parties, on the one hand, and the Company, on the other, shall reasonably cooperate with the other, without additional consideration, to carry out the purposes and intent of this Agreement. The parties further agree not to act or omit to act in such a manner and to not commit intentional acts in bad faith that would cause the acting party or the other party to terminate or violate the terms of this Agreement. The Company agrees to cooperate with Parent as reasonably requested by Parent to timely satisfy any post-Closing reporting obligations under the Exchange Act pursuant to Form 8-K related to the transactions contemplated hereby.

9.6.2           Subject to Section 9.4, prior to the Closing, the Company shall use its commercially reasonable efforts to cause its senior management, representatives and advisors (including legal and accounting advisors) to provide to Parent such cooperation as may be reasonably requested by Parent in connection with the Equity Offering, including: (i) to the extent as would be customary, participation at reasonable times in a reasonable number of meetings, drafting sessions, presentations, road shows (if applicable), and due diligence sessions; (ii) furnishing Parent the information contemplated by Section 9.10 and such financial and other information as Parent shall reasonably request in connection with the execution and consummation of the Equity Offering (all of the foregoing under clauses, collectively, the “Offering Documents”) and delivering customary authorization letters and representation letters in connection with the Offering Documents; (iii) reasonably cooperating with the marketing efforts, if any, of Parent for any portion of the Equity Offering, including direct contact between senior management, on the one hand, and the actual or potential investors, on the other hand; and (iv) using reasonable best efforts to cause Company’s independent accountants to deliver customary comfort letters, including as to customary negative assurances, and consents to use audit reports. Notwithstanding the foregoing, nothing in this Section 9.6.2 will require any cooperation by the Company, its senior management, representatives or advisors to the extent it would unreasonably interfere with the normal business or operations of the Company or any of the Company Subsidiaries. Parent shall promptly reimburse the Company and the Company Subsidiaries for any reasonable out-of-pocket expenses incurred in connection with this Section 9.6.2.

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9.6.3           Notwithstanding anything to the contrary in this Agreement and without limiting the generality of Section 9.6.1, Parent shall use its commercially reasonable efforts to cause the condition to closing set forth in Section 7.5 to be satisfied as promptly as practicable. Parent shall keep the Company reasonably informed on a reasonably current basis as to the status of the Equity Offering.

9.7           Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall pay its own expenses and costs (including, without limitation, the fees, disbursements and expenses of its attorneys, accountants, auditors, consultants, and agents), incurred by it in negotiating, preparing, closing and carrying out this Agreement and the transactions contemplated hereby.

9.8           Insurance.

9.8.1           At least ten (10) Business Days prior to the Closing Date, the Company shall notify Buyer of the insurances policies set forth on Schedule 5.15.1 of the Disclosure Schedule that it can assign or cause to be assigned to Buyer (such policies to be included within the Acquired Assets and referred to as, the “Acquired Policies”) and the insurance policies set forth on Schedule 5.15.1 of the Disclosure Schedule that it cannot assign or cause to be assigned to Buyer (the “Retained Policies”). Notwithstanding the foregoing, the Company’s policy(ies) of director and officer liability insurance (including the executive liability tail policy referenced on Schedule 5.15.1 of the Disclosure Schedule) shall be Retained Policies.

9.8.2           To the extent that any Retained Policy covers any Losses related to an Acquired Asset or an Assumed Liability, the Company shall reasonably cooperate and cause its Affiliates to reasonably cooperate with Buyer in submitting claims with respect to such Losses on behalf of Buyer, and shall promptly remit the proceeds received therefrom to Buyer or its designee(s), less the Company’s reasonable cost of collection.

9.8.3           To the extent that any Acquired Policy covers any Losses related to an Excluded Asset or an Excluded Liability, Buyer shall reasonably cooperate and cause its Affiliates to reasonably cooperate with the Company in submitting claims with respect to such Losses on behalf of the Company, and shall promptly remit the proceeds received therefrom to the Company or its designee(s), less Buyer’s reasonable cost of collection.

9.8.4           With respect to any insurance policies set forth on Schedule 5.15.1 of the Disclosure Schedule maintained on a claims made basis (excluding, for the avoidance of doubt, the executive liability tail policy referenced on Schedule 5.15.1 of the Disclosure Schedule), the Company shall purchase (it being understood and agreed that 50% of all amounts paid by the Company or its Subsidiaries in connection with this Section 9.8.4 on or prior to the Closing shall increase the Purchase Price) on or before the Closing Date six year extended reporting endorsements (“tails”) with limits consistent with amounts in effect as of the date hereof and will use its reasonable best efforts to add Buyer as an additional insured to said policies. The Company will provide a certificate of insurance evidencing any such tail policy to Buyer at the Closing.

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9.9         Filing Returns.

9.9.1           Transfer Taxes. Parent shall be responsible for the first Two Hundred Thousand Dollars ($200,000.00) of any Transfer Taxes payable in connection with the transactions contemplated in this Agreement. Each of Buyer, on the one hand, and the Company, on the other hand, shall be responsible for fifty percent (50%) of any Transfer Taxes payable in excess of such amount. Each of the parties hereto shall fully cooperate with the other party with respect to the preparation and filing of any Tax Returns and other filings relating to any such Transfer Taxes as may be required.

9.9.2           Allocation of Taxes. All real property, personal property and similar ad valorem obligations levied with respect to the Acquired Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) shall be apportioned between the Company and its Subsidiaries and Buyer based on the number of days of such taxable period before and after the Closing Date. The Company and its Subsidiaries shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the number of days of such taxable period ending on the Closing Date, and Buyer shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the number of days of such taxable period beginning after the Closing Date. Notwithstanding anything to the contrary in this Agreement, any Tax attributable to any action taken by Buyer on the Closing Date after the Closing that is not in the ordinary course of business shall be deemed to be allocated to Buyer’s Apportioned Obligations.

9.9.3           Cooperation and Tax Record Retention. Buyer shall promptly furnish to the Company such information as the Company may reasonably request with respect to Tax matters relating to the Business, the Acquired Assets or the Assumed Liabilities, including by providing access to relevant books and records and making employees of the Buyer Parties available to provide additional information and explanation of any materials provided hereunder.

9.10      Pre-Closing Access. During the Pre-Closing Period, subject to Section 9.4.1, the Company shall, and shall cause the Company Subsidiaries to, provide each of the Buyer Parties and its counsel, accountants and other representatives with reasonable access during normal business hours to the premises of Company and the Company Subsidiaries and all property, both real and personal, contracts, leases, agreements and litigation documents relating to Company and the Company Subsidiaries, as well as the books of account and other records of the Company and Company Subsidiaries. The Buyer Parties shall make reasonable efforts to coordinate with the Company for time(s) and place(s) that such materials may be accessed. Notwithstanding anything to the contrary in this Agreement, during the Pre-Closing Period, none of the Company, the Company Subsidiaries or any of their respective representatives or Affiliates shall be required to provide access to, or disclose information to, any of the Buyer Parties or any of their respective representatives if such access or disclosure would violate any contract or law to which any of the Company or the Company Subsidiaries is a party or is subject, or which it reasonably determines upon the advice of counsel would result in the loss of the ability to successfully assert attorney-client or work product privileges.

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9.11         Post-Closing Access to Records. Following the Closing, the Company and its representatives shall be permitted to access from the Buyer Parties and their Affiliates such books and records relating to the Company and the Company Subsidiaries and treated as Acquired Assets as are reasonably necessary to complete the transactions contemplated by this Agreement or prosecute or defend any third-party litigation or investigation or other third-party inquiry, including audits, compliance with governmental requirements, regulations and requests to which the Company or any of its Subsidiaries is a party or is subject, except to the extent necessary to (a) ensure compliance with any applicable law or (ii) preserve any applicable privilege.  The Company shall be entitled to make copies of the books and records to which it is entitled access pursuant to this Section 9.11.  Subject to Section 9.9, Parent agrees to hold all books and records relating to the Company and the Company Subsidiaries and treated as Acquired Assets in accordance with Parent’s document retention policy or such longer time as may be required by law. Following the Closing, Buyer and its representatives shall be permitted to access from the Company and its Affiliates such books and records relating to the Business as are reasonably necessary to complete the transactions contemplated by this Agreement or prosecute or defend any third-party litigation or investigation or other third-party inquiry, including audits, compliance with governmental requirements, regulations and requests to which Parent or any of its Subsidiaries is a party or is subject, except to the extent necessary to (a) ensure compliance with any applicable law or (ii) preserve any applicable privilege.  The Buyer shall be entitled to make copies of the books and records to which it is entitled access pursuant to this Section 9.11.  The Company agrees to hold all books and records relating to the Business in accordance with the Company’s document retention policy or such longer time as may be required by law.

9.12         Payroll and Benefit Matters. The Company and each Company Subsidiary will, for those Employees who accept employment with Buyer or its Affiliates, pay or accrue all payroll obligations within ordinary course time frames and will pay or accrue for all accrued paid-time-off liabilities prior to the Closing Date in accordance with the Accounting Principles. The Company and each Company Subsidiary will, for those Employees who do not accept employment with Buyer or its Affiliates, pay or accrue all payroll obligations within ordinary course time frames and will pay or accrue for all accrued paid-time-off liabilities prior to the Closing Date in accordance with the Accounting Principles. In addition, Company will take all steps reasonably necessary to terminate, and will terminate, Plans listed on Schedule 9.12 effective as of or immediately prior to the Closing Date. Parent shall cause its 401(k) or other tax-qualified defined contribution plan to accept rollovers of distributions (or direct rollovers) from the Company’s 401(k) or other tax-qualified defined contribution plan (including plan loans).

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9.13         Employees. Parent shall offer employment to all of the Employees, which offers shall include (i) base salary or wages or rate of pay not less than Employee’s base salary or wages or rate of pay as of the Closing Date and (ii) benefits substantially similar in the aggregate to the benefits provided to similarly-situated employees of Parent; provided, however, that any offer of employment shall be contingent upon the Closing actually occurring. Nothing herein shall obligate Buyer to employ any Employees for any specific time period. Notwithstanding anything within this Agreement or any Plan to the contrary, in no event will the Company be liable for, or required to pay any severance or similar amounts or satisfy any severance or similar entitlements with respect to any Employee. If any Employee fails to meet Buyer’s standard background screening requirements, (a) Buyer will nevertheless offer employment to such individuals for such minimum period as is necessary to permit eligibility for COBRA benefits under Buyer’s health benefit plans; (b) such Employees will not be granted access to any Buyer systems; and (c) such Employees will not be eligible for any severance from Buyer or the Company. Nothing herein shall be construed to grant any Employee any rights as a third party beneficiary.

9.14         Consents to Certain Assignments.

9.14.1         Notwithstanding anything in this Agreement or the Bill of Sale, Assignment and Assumption Agreement to the contrary, this Agreement shall not constitute an agreement to transfer or assign any Acquired Asset or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention under any agreement or law to which any the Company is a party or by which it is bound.

9.14.2         The Company (with the reasonable cooperation of the Buyer) shall use its commercially reasonable efforts to obtain any consent or waiver required to assign to the Buyer any Acquired Asset prior to the Closing. If any such consent or waiver is not obtained prior to Closing and as a result thereof Buyer shall be prevented by such third party from receiving the rights and benefits with respect to such Acquired Asset intended to be transferred hereunder, or if any attempted assignment would adversely affect the rights of the Company or a Company Subsidiary thereunder so that Buyer would not in fact receive all such rights, the Company and Buyer shall use their commercially reasonable efforts to obtain such consent or waiver after the Closing Date, and to take such actions such that Buyer would obtain the economic claims, rights and benefits under such asset and assume the economic burdens and obligations under the same terms and for the same duration with respect thereto in accordance with this Agreement, including by subcontracting, sublicensing or subleasing to Buyer. The Company shall use commercially reasonable efforts to take all actions reasonably necessary to provide the Buyer the benefits of and enforce the Buyer’s rights with respect to such Acquired Asset under the same terms and for the same duration, and the Company shall promptly pay to the Buyer when received all monies received by the Company in respect of or related to such Acquired Asset. Buyer shall pay the Company’s out-of-pocket expenses incurred after the Closing in connection with the compliance of the Company with its obligations under this Section 9.14.2. The obligations set forth in this Section 9.14.2 shall terminate ninety (90) days following the Closing.

9.15         Authorized Share Capital. At all times following the Closing, Parent shall maintain adequate share capital to issue the maximum number of shares issued or issuable pursuant to Sections 4.1.2 and 11.3.4(ii).

9.16         Seller Names and Marks. The Company shall, for a period of twelve (12) months after the Closing Date, have a limited, worldwide, non-exclusive, non-transferable, non-sublicensable, fully paid-up, royalty free license to use the Seller Names and Seller Marks. No later than one (1) month after the Closing Date, the Company shall cause each Company Subsidiary that has the words “Home Solutions” or “Home Infusion Solutions” in its name to remove such words from its name.

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9.17         Antitrust Filings. Each of Buyer and the Company shall, as soon as practicable, and in any event no later than ten (10) Business Days from the date of this Agreement, make any initial filings required under the HSR Act, and supply as promptly as reasonably practicable any additional information and documentary material that may be requested by a Governmental Entity pursuant to the HSR Act. Buyer shall pay all filing fees under the HSR Act, and neither the Company nor any Company Subsidiary shall be required to pay any fee, penalty or other payment to any Governmental Entity in connection with any filings under the HSR Act or such other filings as may be required under applicable law. The parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act. Each of Buyer and the Company shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act or any other law, rule or regulation having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). Each of Buyer and the Company shall use reasonable best efforts to take such action as may be required to cause the termination or expiration of the notice periods under the Antitrust Laws with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement. Without limiting the foregoing, each of Buyer and the Company shall take any and all of the following actions to the extent necessary or appropriate to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable Antitrust Laws or other laws regarding the transactions contemplated hereby: (i) entering into negotiations; (ii) providing information required by Antitrust Law or governmental regulation adopted thereunder; (iii) providing information informally requested by a Governmental Entity reviewing the transactions contemplated hereby under the HSR Act; and (iv) undertaking reasonable best efforts to substantially comply with any Request for Additional Information and Documentary Material issued pursuant to the HSR Act. The preceding obligations shall expire if this Agreement is terminated pursuant to Article 12.

9.18      Receivables Collection.

9.18.1         After the Closing, (i) the Company and its Subsidiaries shall promptly remit to Buyer (or its designee(s)) the proceeds of any accounts receivable or other amounts (other than the Government Receivables) received by the Company and its Subsidiaries in respect of the Business and (ii) Buyer shall promptly remit to the Company (or its designee(s)) the proceeds of any Government Receivables received by Buyer or its Affiliates.

9.18.2         Buyer shall use its commercially reasonable efforts to facilitate, as promptly as practicable following the date hereof, an agreement, in a form reasonably acceptable to the Company, between the Company and its Subsidiaries and a third party Person experienced in the collection of healthcare receivables (the “Receivables Collector”), to be effective as of the Closing, pursuant to which the Receivables Collector will, following the Closing, facilitate the collection of the Government Receivables on behalf of the Company and its Subsidiaries.

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9.18.3         As promptly as possible, but in any event within sixty (60) days after the first anniversary of the Closing Date, the Company will deliver to Buyer, with reasonable supporting detail, an accounting of the amount of the Government Receivables as set forth in the Closing Certificate that have actually been collected by the Company or on its behalf (including pursuant to the agreement contemplated by Section 9.18.2) as of such date (the “Government Receivables Statement”). If the amount of the Government Receivables set forth in the Government Receivables Statement (determined without taking into account any setoffs, reductions or recoupments imposed by any payor) is less than the amount of the estimated Government Receivables set forth in the Closing Certificate, Buyer shall promptly pay or cause to be paid to the Company or its designee(s) the amount of such shortfall in cash.

9.18.4         For the avoidance of doubt, no party hereto may offset or withhold any amounts that are required to be paid to another party hereto pursuant to this Section 9.18, it being acknowledged that the obligation to pay over such amounts is absolute and unconditional.

9.19         Power of Attorney. Contingent upon and effective as of the Closing, subject to the execution and delivery of the Power of Attorney as described in Section 7.3.7, and to the conditions and limitations contained therein, the Company authorizes the Buyer Parties to operate the Business until new licenses and registrations are obtained. Buyer shall diligently, and in good faith, prepare, file and make applications for and pursue issuance of DEA registrations as necessary to lawfully operate the Business in accordance with Section 9.3, including making such state notifications in advance of the Closing as mutually deemed appropriate by the parties with the advice of legal counsel. The Buyer Parties shall comply with all laws applicable to such DEA registration.

9.20         Patient Records. With respect to any Patient Records transferred to Buyer pursuant to this Agreement, Buyer shall comply with all state and federal laws and regulations applicable to the maintenance, use, and disclosure of medical record and individually identifiable health information, including HIPAA and regulations promulgated pursuant to HIPAA. After the Closing, Buyer shall keep and preserve all such medical records and other records of the Business received by Buyer as of the Closing and that are required to be kept and preserved (a) by an applicable federal or state law or (b) in connection with any claim or controversy still pending involving any of the Business.

9.21         Personnel Resources. From and after the Closing, Parent shall make available to the Company, during normal business hours, and without charge for internal costs, de minimis Employee personnel resources as the Company reasonably requests for purposes of assisting in the Company’s collection of Government Receivables, providing general administrative support and preparing Tax filings. Any out-of-pocket costs and expenses incurred by Parent in connection with such assistance shall be paid by the Company.

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9.22         Registered Stock. Promptly, and in any event within thirty (30) days following the Closing, Parent shall file with the SEC a registration statement on Form S-3 (or any successor form) under the Securities Act to register the resale of the Registrable Securities (as defined below). In the event that Parent ceases for any reason to be eligible to file with the SEC a registration statement on Form S-3 (or any successor form) under the Securities Act, such that the registration statement on Form S-3 (or any successor form) under the Securities Act previously filed to register the resale of the Registrable Securities may no longer be used to effect the resale of the securities registered thereunder, if so requested by the Company, Parent shall promptly file with the SEC a registration statement on Form S-1 (or any successor form) under the Securities Act to register the resale of the Registrable Securities. Parent shall use its reasonable best efforts to cause any registration statement filed pursuant to either of the preceding two sentences to be declared effective by the SEC as soon as practicable following the filing thereof and to maintain the effectiveness of such registration statement during such time as such securities remain Registrable Securities.  Parent shall prepare and file with the SEC such amendments and supplements to any such registration statement and the prospectus included therein as may be necessary to keep any such registration statement continuously effective (and available for use) throughout such period and to ensure that any such registration statement and prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Parent shall take such other reasonable actions (including, causing such securities to be listed or quoted on a national securities exchange) as may be necessary to facilitate the resale of such securities pursuant to any such registration statement.  Parent shall bear all expenses incident to Parent’s performance of or compliance with this Section 9.22, including all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, costs of distributing prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for Parent and all independent certified public accountants and other persons retained by Parent. For the avoidance of doubt, the Company shall bear all underwriting discounts or commissions, brokerage fees and transfer taxes attributable to the sale or disposition by the Company of the securities registered under the registration statement and any fees or expenses of the Company or any counsel to the Company. “Registrable Securities” means the maximum number of shares of Parent Common Stock issuable by Parent in respect of the Equity Consideration, assuming satisfaction of the RSU criteria described in Article 4. Any particular Registrable Securities shall cease to be Registrable Securities (A) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) upon and from and after such time as such securities shall be eligible to be resold to the public pursuant to Rule 144 under the Securities Act (or any successor rule thereunder) without any volume or manner of sale restrictions thereunder or (C) when such securities, after having been issued pursuant to Article 4, shall cease to be outstanding. The parties agree to work in good faith to accomplish the registration for resale of any Indemnification Shares, consistent with the provisions set forth in this Section 9.22, to the extent applicable.

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9.23      Parent Board Representation.

9.23.1         Scope of Rights. As soon as practicable following the Closing, Parent shall:

(i)          cause any slate of directors (subject to satisfaction of all legal and governance requirements regarding services as a director of Parent) presented to Parent’s stockholders for election to the board of directors of Parent (the “Parent Board”) to consist of such nominees that, if elected, would result in the Parent Board containing two (2) directors designated by the Company (“HS Directors”); provided, however, that so long as Daniel Greenleaf is serving as the chief executive officer of Parent, one such nominee shall be Daniel Greenleaf, and, in the event that Daniel Greenleaf is no longer serving as chief executive officer of Parent, the Company shall be entitled pursuant to this Section 9.23.1 to designate one (1) nominee for presentation to Parent’s stockholders for election to the Parent Board; and

(ii)         ensure that the Parent Board will have a number of vacancies at least equal to the number of HS Directors.

9.23.2         Procedural Matters.

(i)          Parent shall recommend that its stockholders vote in favor of the HS Directors nominated in accordance with the terms of this Section 9.23, and shall use its commercially reasonable efforts to solicit from the stockholders of Parent eligible to vote for the election of directors proxies in favor of the election of the HS Directors.

(ii)         If, for any reason, a nominated HS Director is not elected to the Parent Board by the stockholders of Parent, then a new HS Director designated by the Company shall be recommended by Parent for election to the Parent Board pursuant to the procedures set forth in this Section 9.23.

(iii)        If at any time a HS Director resigns or is removed in accordance with applicable law or Parent’s bylaws, or becomes incapacited, a new HS Director designated by the Company shall be recommended by Parent for election to the Parent Board pursuant to the procedures set forth in this Section 9.23.

(iv)        Parent agrees that the HS Directors shall be entitled to the same rights, privileges and compensation as the other members of the Parent Board in their capacity as such, including with respect to insurance coverage and reimbursement for Parent Board participation and related expenses. Parent shall maintain, at its own expense, directors’ and officers’ liability insurance with coverage no less favorable to the HS Directors than the policies that are in effect with respect to all other directors.

9.23.3         Termination of Nomination Rights. The rights of the Company pursuant to this Section 9.23 shall terminate automatically upon the earlier of (a) the date (if any) upon which the Company and its Affiliates cease, collectively, to hold at least fifty percent (50%) of the Parent Common Stock they hold following issuance of the Closing Equity Consideration (and issuance of any Parent Common Stock pursuant to the RSUs), and (b) the date that is three (3) years from the Closing Date.

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ARTICLE 10
CERTAIN RESTRICTIVE COVENANTS

10.1      Certain Restrictive Covenants. The Company agrees that it shall not, directly or indirectly, alone or in association with others (other than Buyer or its Affiliates) in any capacity, for a period of three (3) years following the Closing Date:

(i)          Participate within the Restricted Area, other than as a duly authorized agent of Buyer or its Affiliates or as an owner of five percent (5%) or less of any publicly traded company, in the ownership, management, sales, marketing, product development, business development, strategic planning, operation or control of any enterprise which provides or offers to provide or otherwise engages in the provision of any goods or any services related to (a) home or alternate site infusion, or (b) the provision of any other product or service provided by the Company or any Company Subsidiary within the twelve (12) months prior to the Closing;

(ii)         Influence or attempt to influence any of the patients of Buyer or its Affiliates to transfer their patronage from Buyer or its Affiliates to any other business or enterprise;

(iii)        Influence or attempt to influence any of the Referral Sources to refer patients to any business or enterprise providing the same or substantially the same goods and services as Buyer or its Affiliates; or

(iv)        Solicit for employment (other than through general advertisements or executive searches not specifically directed at Buyer or its Affiliates), hire, offer employment to or employ, any employee of Buyer or its Affiliates, unless such person has (a) ceased to be an employee of Buyer or its Affiliates for at least six (6) months prior to such time or (b) been terminated by Buyer or its Affiliates.

10.2       Modification.  If a court of competent jurisdiction should declare a covenant contained in this Article 10 unenforceable because of any unreasonable restriction of activities, duration or geographical area, then the parties hereby acknowledge and agree that such court shall have the express authority to reform such covenant to provide for reasonable restrictions.

10.3       Exceptions. Notwithstanding the foregoing, nothing in this Article 10 shall preclude the Company, its Subsidiaries or their representatives from collecting, or causing the collection of, the Government Receivables.

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ARTICLE 11
INDEMNIFICATION

11.1       Indemnification by the Company and its Subsidiaries. Subject to this Article 11, following the Closing, the Company and its Subsidiaries shall, jointly and severally, indemnify, defend, and hold harmless the Buyer Indemnified Parties from, against and with respect to, any and all Losses incurred by the Buyer Indemnified Parties, arising from, resulting from, or attributable to, any of the following:

11.1.1           Any breach of any representation or warranty of the Company contained herein;

11.1.2           Any breach or default by the Company of any covenant, obligation or undertaking on its part contained herein; or

11.1.3           Any Excluded Liabilities.

11.2       Indemnification by Parent. Subject to this Article 11, following the Closing, the Buyer Parties shall, jointly and severally, indemnify, defend and hold harmless the Seller Indemnified Parties from, against and with respect to, any and all Losses incurred by the Seller Indemnified Parties arising from, resulting from, or attributable to, any of the following:

11.2.1           Any breach of any representation or warranty of the Buyer Parties contained herein;

11.2.2           Any breach or default by a Buyer Party of any covenant, obligation or undertaking on its part contained herein; or

11.2.3           Any Assumed Liabilities.

11.3       Limitations.

11.3.1           The following survival periods shall apply to claims for indemnification pursuant to this Article 11.

(i)          Any claim for indemnification pursuant to Sections 11.1.1 or 11.2.1 in respect of the General Representations must be made in writing within eighteen (18) months following the Closing Date.

(ii)         Any claim for indemnification pursuant to Sections 11.1.1 or 11.2.1 in respect of the representations and warranties contained in Sections 5.1 (Organizational and Good Standing), 5.2.1 (Authorization), 5.2.2(a)(i) (No Breach of Organizational Documents), 5.7.1 (Assets), 5.20 (No Brokers), 6.1 (Organization and Good Standing), 6.2.1 (Authorization), 6.2.2(a)(i) (No Breach of Organizational Documents), 6.3 (Capitalization of Parent), 6.4 (Brokers and Investment Advisors) (together, the “Specified Representations”) must be made in writing within six (6) years following the Closing Date.

(iii)        Any claim for indemnification pursuant to Section 11.1.1 in respect of the representations and warranties contained in Section 5.21 (Payment Programs) or 5.25 (HIPAA) (together, the “Health Care Representations”) must be made in writing within three (3) years following the Closing Date.

(iv)        Any claim for indemnification pursuant to Sections 11.1.2 or 11.2.2 in respect of a covenant, obligation or undertaking must be made in writing during the period contemplated by the terms of such covenant, obligation or undertaking, or, with respect to pre-Closing covenants, within eighteen (18) months of the Closing Date.

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(v)         Any claim for indemnification pursuant to Sections 11.1.3 or 11.2.3 must be made in writing by the earlier of (i) sixty (60) days following the expiration of the applicable statute of limitations and (ii) six (6) years following the Closing Date.

11.3.2     Claims will survive through the period during which a claim may be asserted in accordance with Section 11.3.1 and, if a claim is so asserted, until final disposition of such claim. Any claim for indemnification timely asserted in accordance with Section 11.3.1 must specify in writing the particular event or item for which indemnification is sought and shall survive until resolved.

11.3.3     Notwithstanding anything contained in this Agreement to the contrary, the following monetary limitations shall apply to claims for indemnification pursuant to Section 11.1, subject to Section 11.5.

(i)          The Company and its Subsidiaries will not have any liability (A) under Sections 11.1.1 or 11.1.2, until the total of all Losses in respect of which the Buyer Indemnified Parties would otherwise be entitled to indemnification under Sections 11.1.1 or 11.1.2 exceeds Five Hundred Thousand Dollars ($500,000.00) (“Basket”), and then only to the extent that such Losses exceed the Basket, or (B) with respect to any individual claim made pursuant to Section 11.1, unless the aggregate Losses arising from such individual claim exceed Fifty Thousand Dollars ($50,000.00) (the “Mini-Basket”); provided, that such limitations shall not apply in respect of claims based on intentional fraud with respect to the representations and warranties set forth in this Agreement.

(ii)         The sole recourse of the Buyer Indemnified Parties for indemnification pursuant to Sections 11.1.1 (other than in respect of the Specified Representations) or 11.1.2 will be to the Escrow Fund; provided, that, from the Escrow Fund, the Company and its Subsidiaries will not have any liability under Section 11.1.1 in respect of the General Representations in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

(iii)        The cumulative indemnification obligations of the Company and its Subsidiaries (and, if Section 11.5 applies, the Shareholders) pursuant to Section 11.1 (the “Ultimate Cap”) shall not exceed Thirty Million Dollars ($30,000,000.00); provided, that the Ultimate Cap will be revised downward over time as follows: (A) one (1) year following the Closing Date, to an amount equal to Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00), (B) two (2) years following the Closing Date, to an amount equal to Fifteen Million Dollars ($15,000,000.00) and (C) three (3) years following the Closing Date, to an amount equal to Ten Million Dollars ($10,000,000.00).

11.3.4     Notwithstanding anything contained in this Agreement to the contrary, the following monetary limitations shall apply to claims for indemnification pursuant to Section 11.2.

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(i)          The Buyer will not have any liability (A) under Sections 11.2.1, until the total of all Losses in respect of which the Company Indemnified Parties would otherwise be entitled to indemnification under Sections 11.2.1 exceeds the Basket, and then only to the extent that such Losses exceed the Basket, or (B) with respect to any individual claim made pursuant to Section 11.2, unless the aggregate Losses arising from such individual claim exceed the Mini-Basket; provided, that such limitations shall not apply in respect of claims based on intentional fraud with respect to the representations and warranties set forth in this Agreement.

(ii)         The Buyer and its Affiliates will not have any liability under Section 11.2 in excess of Twenty Million Dollars ($20,000,000.00); provided, that, the first Ten Million Dollars ($10,000,000.00) of such amount shall be payable in cash and the remaining Ten Million Dollars ($10,000,000.00) of such amount shall be payable in shares of Parent Common Stock (the “Indemnification Shares”).

11.4      Matters Involving Third Parties.

11.4.1     If any third party shall notify any party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other party (the “Indemnifying Party”) under this Article 11, then the Indemnified Party shall notify each Indemnifying Party thereof in writing within ten (10) days; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve that Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

11.4.2     Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party elects to assume the defense thereof, (b) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (c) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (d) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

11.4.3     So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11.4.2: (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (b) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (c) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless such settlement (i) is only for money damages, and (ii) does not admit fault on the party of the Indemnified Party.

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11.4.4      In the event any of the conditions in Section 11.4.2 is or becomes unsatisfied, (a) the Indemnified Party may defend against, and, with the prior written consent of the Indemnifying Party (such consent, not to be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim, and (b) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 11.

11.4.5      The Indemnified Party and the Indemnifying Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing to the defending party such management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

11.4.6      No Indemnifying Party shall admit or permit to be admitted any fault, responsibility or liability on behalf of an Indemnified Party without such Indemnified Party’s consent, which consent may be granted or withheld at Indemnified Party’s sole discretion.

11.5        Payment. The Losses for which a Buyer Indemnified Party may make a claim for indemnification, up to the Ultimate Cap, pursuant to (a) Section 11.1.1 in respect of the Specified Representations, (b) Section 11.1.3 or (c) a claim based on intentional fraud with respect to the representations and warranties set forth in this Agreement, shall, subject to the following sentence, be settled solely from the amount of the Escrow Fund and thereafter from the forfeiture of shares of Parent Common Stock that are earned and paid over to the designee(s) of the Company pursuant to the RSUs (for the avoidance of doubt, even if such sources are less than the Ultimate Cap). To the extent the amount of such Losses exceeds the amount of the Escrow Fund and the Fair Market Value of the shares of Parent Common Stock that are earned and paid over to the designee(s) of the Company pursuant to the RSUs, each Shareholder shall, on a several basis, in accordance with such Shareholder’s Pro Rata Share, indemnify, defend and hold harmless the applicable Buyer Indemnified Party from and against the amount of any such excess indemnifiable Losses; provided, that the sole recourse of the applicable Buyer Indemnified Party against any such Shareholder shall be the forfeiture of shares of Parent Common Stock earned and paid over pursuant to the RSUs that have become held by such Shareholder (for the avoidance of doubt, even if the Fair Market Value thereof is less than the Ultimate Cap).

11.6       Insurance Proceeds. If the Indemnified Party receives insurance proceeds on a claim for which it has already received indemnity from the Indemnifying Party, the Indemnified Party shall as soon as reasonably practicable thereafter pay the amount of such insurance proceeds or other recoveries, as applicable, to the Indemnifying Party to the extent necessary to refund the indemnity provided by the Indemnifying Party.

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11.7       Mitigation. Each Person entitled to indemnification pursuant to this Article 11 shall take reasonable steps to mitigate all Losses after becoming aware of any event which could reasonably be expected to give rise to any Losses that are indemnifiable or recoverable hereunder or in connection herewith.

11.8       Exclusive Remedies. Following the Closing, a claim pursuant to this Article 11 shall be an Indemnified Party’s sole and exclusive remedy with respect to (a) any violation or breach of any covenant, representation or warranty contained in this Agreement or (b) any other matters in respect of this Agreement or the transactions contemplated hereby, in each case, regardless of whether such claim arises in contract, tort, breach of warranty or any other legal or equitable theory; provided, however, that Section 4.3 shall govern disputes related to the final determination of the Net Working Capital Adjustment Amount, Section 4.7 shall govern disputes related to the final determination of the allocation of the purchase price (as determined for Tax purposes), the Company and its Subsidiaries shall be entitled to the rights and remedies set forth in the Power of Attorney, and the rights of specific performance shall be available to the extent provided in Section 13.14. In furtherance of the foregoing, each of the parties hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action such party or any of its Affiliates may have against any other party or its Affiliates relating to this Agreement or the transactions contemplated hereby, whether arising in contract, tort, breach of warranty or any other legal or equitable theory. Notwithstanding anything to the contrary in this Agreement, subject to Section 11.5, each of the parties hereto retains all of its rights and remedies with respect to claims based on intentional fraud with respect to the representations and warranties set forth in this Agreement.

11.9       Characterization of Indemnity Payments. Any indemnification payments made pursuant to this Agreement shall be considered, to the extent permissible under applicable law, as adjustments to the purchase price for all Tax purposes.

ARTICLE 12
TERMINATION

12.1       Termination. This Agreement may be terminated at any time prior to the Closing:

12.1.1     by the mutual written agreement of the Company and Buyer;

12.1.2     by Buyer, if (i) there has been a violation or breach by the Company of any covenant, representation or warranty contained in this Agreement, which has prevented or would prevent the satisfaction of any of the Buyer Parties’ conditions precedent to Closing and (A) such violation or breach has not been waived by Buyer, (B) Buyer has provided written notice to the Company of such violation or breach, and (C) the Company has not cured such violation or breach within ten (10) Business Days after receiving written notice thereof from Buyer, or (ii) the transactions contemplated hereby have not been consummated by the date that is ninety (90) days following the date hereof (the “Outside Closing Date”); provided, however, Buyer shall not be entitled to terminate this Agreement pursuant to this Section 12.1.2(ii) if a Buyer Party’s breach of this Agreement has substantially contributed to the failure of the consummation of the transactions contemplated hereby to occur by the Outside Closing Date;

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12.1.3     by the Company, if (i) there has been a violation or breach by a Buyer Party of any covenant, representation or warranty contained in this Agreement, which has prevented or would prevent the satisfaction of any of the Company’s conditions precedent to Closing and (A) such violation or breach has not been waived by the Company, (B) the Company has provided written notice to Buyer of such violation or breach, and (C) such Buyer Party has not cured such violation or breach within ten (10) Business Days after receiving written notice thereof from the Company, or (ii) the transactions contemplated hereby have not been consummated by the Outside Closing Date; provided, however, the Company shall not be entitled to terminate this Agreement pursuant to this Section 12.1.3(ii) if the Company’s breach of this Agreement has substantially contributed to the failure of the consummation of the transactions contemplated hereby to occur by the Outside Closing Date;

12.1.4      by the Company, if the condition to the Closing set forth in Section 7.5 shall not have been satisfied within seventeen (17) days following the date hereof; or

12.1.5      by Buyer or the Company, if any permanent injunction or other order of a Governmental Entity preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable.

12.2         Effect of Termination. In the event of a valid termination pursuant to Section 12.1, all rights and obligations of the parties hereto shall terminate without any liability on the part of any of the parties hereto or their respective owners, directors, officers or employees, except that Sections 9.4 and 9.5, this Section 12.2 and Article 13 shall survive termination of this Agreement. Notwithstanding the foregoing, no such termination of this Agreement shall preclude any claim by a Buyer Party against the Company or by the Company against a Buyer Party based on or arising from any breach or default by the other party with respect to its representations, warranties, covenants or agreements contained in this Agreement; provided, that such breach or default, as applicable, has been the basis for such termination.

ARTICLE 13
MISCELLANEOUS

13.1         Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed delivered (a) on the date of personal delivery or transmission by confirmed telegram or confirmed facsimile transmission, (b) on the third (3rd) Business Day following the date of deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, (c) on the first (1st) Business Day following the date of delivery to a nationally-recognized overnight courier service, or (d) by e-mail, upon acknowledgment of receipt, in each case addressed as follows, or to such other address, person or entity as either party shall designate by notice to the other in accordance herewith:

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If to the Company,	c/o KRG Capital Partners, LLC
addressed to:	1800 Larimer Street #2200
Denver, CO 80202
Attention: Steven Neumann and Charles Gwirtsman
Facsimile: (303) 390-5015
E-mail: sneumann@krgcapital.com;
cgwirtsman@krgcapital.com

With a copy to:	Ropes & Gray LLP
191 North Wacker Drive
32nd Floor
Chicago, IL 60606
Attention: Gregory R. Metz
Facsimile: (312) 845-5500
E-mail: gregory.metz@ropesgray.com

If to the Buyer Parties,	BioScrip, Inc.
addressed to:	1600 Broadway, Suite 950
Denver, CO 80202
Attention: General Counsel
Facsimile: (312) 416- 4722
E-mail: kathryn.stalmack@bioscrip.com

With a copy to:	Polsinelli PC
100 South Fourth Street, Suite 1000
St. Louis, MO 63102
Attention: Jane Arnold
Facsimile: (314) 754-9481
E-mail: jarnold@polsinelli.com

13.2         [Intentionally Omitted]

13.3         Waiver. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of the parties with respect thereto shall continue in full force and effect.

13.4         Third Parties. Except for the provisions of Article 11 (in respect of which the Indemnified Parties shall be express third party beneficiaries) and Section 13.17 (in respect of which the Non-Parties shall be express third party beneficiaries), none of the provisions of this Agreement shall confer rights or benefits as third party beneficiaries or otherwise upon any party that is not expressly a party to this Agreement, and the provisions of this Agreement shall not be enforceable by any such third party.

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13.5         Severability. If any part of this Agreement should be determined to be invalid, unenforceable, or contrary to law, that part shall be amended, if possible, to conform to law, and if amendment is not possible, that part shall be deleted and other parts of this Agreement shall remain fully effective, but only if, and to the extent, such modification or deletion would not materially and adversely frustrate the parties’ essential objectives as expressed in this Agreement.

13.6         Amendment. This Agreement may be amended, supplemented, altered or modified at any time only by a written instrument duly executed by the Company and the Buyer Parties.

13.7         Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties to this Agreement may deliver their executed counterparts by facsimile or other electronic means.

13.8         Headings. The headings contained in this Agreement have been inserted for the convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

13.9         Entire Agreement. This Agreement (including the schedules and exhibits hereto, and all other agreements and documents executed in connection herewith, including the Power of Attorney) constitutes the entire agreement among the parties hereto with respect to the subject hereof.

13.10      Assignment. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether so expressed or not. No party hereto may assign (whether by operation of law or otherwise) this Agreement or any rights, interests or obligations provided by this Agreement without the prior written consent of the other parties hereto; provided, however, that Buyer may assign any or all of its rights and obligations under this Agreement to an Eligible Subsidiary; provided, further, that no such assignment shall release Buyer from any liability under this Agreement.

13.11       Governing Law; Jurisdiction. The parties specifically agree that this Agreement and any dispute hereunder, whether in law or in equity, whether in contract or in tort, by statute or otherwise, shall in all respects be interpreted, read construed and governed by the internal laws of the State of Delaware, exclusive of its conflicts of law rules. The parties hereby irrevocably consent to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court sitting in Delaware) and each party hereto expressly agrees to waive any challenge to either jurisdiction or venue in any of the aforementioned courts; provided, that each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought may be enforced in any court of competent jurisdiction by suit on the judgment or in any other manner provided by law. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.1 is reasonably calculated to give actual notice. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH PROCEEDING. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.11.

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13.12       Interpretation; Construction. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. The use in this Agreement of the term “including” (whether or not followed by the words “without limitation” or “but not limited to”) means “including, without limitation”. The words “shall” and “will” shall be used interchangeably in this Agreement. The word “or” is not exclusive and shall mean “and/or” unless the context requires otherwise. The words “herein”, “hereof”, “hereunder”, “hereby”, “hereto”, and other words of similar import refer to this Agreement as a whole, including the Disclosure Schedule and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the Disclosure Schedule, and exhibits attached to this Agreement, except where otherwise stated. For purposes of this Agreement, if the Company or a Person acting on its behalf has posted a document (a) to the online data room hosted on behalf of the Company and located at https://services.intralinks.com, (b) to the online data room hosted on behalf of the Company by Egnyte, or (c) to the Company’s online contract management site utilizing Meditract software at www.meditract.com, in each case, prior to 6:00 p.m. (New York City time) on the date prior to the date hereof, such document shall be deemed to have been “delivered”, “furnished”, “made available” or “provided” (or any similar formulation) to the Buyer Parties by the Company. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

13.13       RSU Shares. For purposes of determining the number of earned and paid over shares of Parent Common Stock to be issued or forfeited pursuant to Article 11 in respect of any indemnifiable Losses, the amount of such Losses shall be divided by the Fair Market Value of the Parent Common Stock to be issued or forfeited, rounded to the nearest whole number. Notwithstanding anything to the contrary in this Agreement, the number of shares of Parent Common Stock to be paid over upon the satisfaction of any RSU criteria described in this Agreement shall be adjusted as may be equitably required to reflect any stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination. Parent shall take such actions, including the re-cutting and cancellation of stock certificates, as are reasonably requested by the Company in order to effect the transfer of shares of Parent Common Stock paid over pursuant to the RSUs.

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13.14       Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent or restrain any breach or threatened breach of this Agreement by any other party hereto and to enforce specifically the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of any other party hereto, and appropriate injunctive relief shall be granted in connection therewith. Any party hereto seeking an injunction, a decree or order of specific performance or other equitable remedy shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition to and not in substitution for any other remedy to which such party is entitled at law or in equity. Each of the parties hereby waives any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. Notwithstanding the foregoing, the remedies of injunctive relief and specific performance (or any other equitable remedy) will not be available to the Buyer Indemnified Parties after the Closing for the enforcement of any monetary obligation, it being the intent of the parties that the Buyer Indemnified Parties’ sole post-Closing remedies for the enforcement of monetary obligations will be those remedies set forth in Article 11.

13.15       Disclosure Schedules. Each Disclosure Schedule is hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one Schedule of a Disclosure Schedule shall be deemed to have been disclosed on each other Schedule of such Disclosure Schedule in which it is reasonably apparent on the face of such disclosure that the information is required to be included. Disclosure of any item on any Schedule of a Disclosure Schedule shall not constitute an admission or indication that such item or matter is material or establish any standard of materiality. No disclosure on a Schedule of a Disclosure Schedule relating to a possible breach or violation of any Contract, law or order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. The specification of any dollar amount or the inclusion of any item in a Disclosure Schedule is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party will use the fact of the setting of the amounts or the fact of the inclusion of any item in such Disclosure Schedule in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in such Disclosure Schedule is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. Any capitalized terms used in any Schedule of a Disclosure Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

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13.16         Legal Representation. Each of the Buyer Parties hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, and each of their respective successors and assigns, including, following the Closing, the Company and the Company Subsidiaries (all such parties, the “Waiving Parties”), that Ropes & Gray LLP may represent the Company and the Company Subsidiaries or any or all of the Shareholders in connection with any dispute, Action, claim, or obligation arising out of or relating to this Agreement, and each of the Buyer Parties on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. Each of the Buyer Parties, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications between the Company, the Company Subsidiaries, the Shareholders and any of their respective Affiliates (the “Seller Group”) and their counsel, including Ropes & Gray LLP, made in connection with the negotiation, preparation, execution or delivery of this Agreement, any agreements contemplated by this Agreement or the transactions contemplated hereby, or any matter relating to any of the foregoing, are privileged communications, and none of the Buyer Parties or any of the Waiving Parties, nor any Person purporting to act on behalf of or through the Buyer Parties or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of the Buyer Parties, on behalf of itself and the Waiving Parties, waives and will not assert any attorney-client privilege with respect to any communication between Ropes & Gray LLP and the Company or the Company Subsidiaries or any other Person in the Seller Group made in connection with the negotiation, preparation, execution or delivery of this Agreement, any agreements contemplated by this Agreement or the transaction contemplated hereby, or any matter relating to any of the foregoing.

13.17         Non-Recourse. This Agreement may only be enforced against, and any Action that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, performance or breach (whether willful, intentional, unintentional or otherwise), of this Agreement, including any representation or warranty made or alleged to have been made in connection with, or as an inducement to, this Agreement (each of such above-described legal, equitable or other theories or sources of liability, a “Recourse Theory”) may only be made or asserted against (and are expressly limited to) the Persons that are expressly identified as the parties hereto in the preamble to and signature pages of this Agreement and solely in their capacities as such. No Person who is not a party hereto (including (a) any former, current or future direct or indirect equity holder, controlling Person, management company, incorporator, member, general or limited partner, manager, director, officer, employee, agent, Affiliate, attorney or representative of, and any financial advisor or lender to (all above-described Persons in this subclause (a), collectively, “Affiliated Persons”) a party hereto or any Affiliate of such party, and (b) any Affiliated Persons of such Affiliated Persons but specifically excluding the parties hereto (the Persons in subclauses (a) and (b), together with their respective successors, assigns, heirs, executors or administrators, collectively, but specifically excluding the parties hereto, “Non-Parties”)) shall have any liability whatsoever in respect of, based upon or arising out of any Recourse Theory. Without limiting the rights of any party hereto against the other parties hereto as set forth herein, in no event shall any party hereto, any of its Affiliates or any Person claiming by, through or on behalf of any of them institute any Action under any Recourse Theory against any Non-Party. Notwithstanding the foregoing, nothing in this Section 13.17 shall limit the rights of any Buyer Indemnified Party pursuant to Article 11, including its right to receive payment pursuant to Section 11.5.

13.18         Performance Guarantee. Subject to the prior satisfaction of any conditions set forth herein, Parent unconditionally and irrevocably agrees to take any and all actions necessary to cause Buyer and its permitted assignees to perform all of its covenants, agreements and obligations under this Agreement, including with respect to the consummation of the transactions contemplated hereby and the payment of the Purchase Price, indemnification and other obligations relating to or arising under Article 2, Article 3, Article 4, Article 9, Article 11, Article 12 and this Article 13, and Parent shall be liable for any breach by Buyer or its permitted assignees of any such covenant, agreement or obligation.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

PARENT:
BioScrip, Inc., a Delaware corporation

By:	/s/ Richard M. Smith
Printed Name:	Richard M. Smith
Its:	President and Chief Executive Officer

BUYER:
HomeChoice Partners, Inc., a Delaware corporation

By:	/s/ Richard M. Smith
Printed Name:	Richard M. Smith
Its:	President

Signature Page to the Asset Purchase Agreement

COMPANY:
HS Infusion Holdings, Inc., a Delaware corporation

By:	/s/ Daniel Greenleaf
Printed Name:	Daniel Greenleaf
Its:	Chairman and CEO

Signature Page to the Asset Purchase Agreement

COMPANY SUBSIDIARIES:
HS Infusion Intermediate Holdings, Inc., a Delaware corporation

By:	/s/ Daniel Greenleaf
Printed Name:	Daniel Greenleaf
Its:	Chairman and CEO

Home Solutions Holdings, LLC, a Delaware limited liability company

By:	/s/ Daniel Greenleaf
Printed Name:	Daniel Greenleaf
Its:	Chairman and CEO

Home Infusion Solutions, LLC, a Delaware limited liability company

By:	/s/ Daniel Greenleaf
Printed Name:	Daniel Greenleaf
Its:	Chairman and CEO

Home Infusion Solutions (NY), LLC, a New York limited liability company

By: Home Infusion Solutions, LLC, its sole member

By:	/s/ Daniel Greenleaf
Printed Name:	Daniel Greenleaf
Its:	Chairman and CEO

Best Healthcare Services, Inc., a New Jersey corporation

By:	/s/ Daniel Greenleaf
Printed Name:	Daniel Greenleaf
Its:	Chairman and CEO

Signature Page to the Asset Purchase Agreement

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of June 16, 2016, amends that certain Asset Purchase Agreement, dated as of June 11, 2016 (the “Agreement”), by and among HS Infusion Holdings, Inc., a Delaware corporation (the “Company”), the direct and indirect Subsidiaries of the Company signatories thereto, BioScrip, Inc., a Delaware corporation (“Parent”), and HomeChoice Partners, Inc., a Delaware corporation (“Buyer”). Capitalized terms used and not defined herein shall have the respective meaning ascribed thereto in the Agreement.

WHEREAS, the parties hereto have previously executed and delivered the Agreement;

WHEREAS, Section 13.6 of the Agreement provides that the Agreement may be amended, supplemented, altered or modified at any time only by a written instrument duly executed by the Company and the Buyer Parties; and

WHEREAS, the Company and the Buyer Parties wish to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in connection with the Agreement, the transactions contemplated thereunder and the terms hereof, and in accordance with Section 13.6 of the Agreement, the parties hereto agree as follows:

1.             Amendments to Section 1.1. Section 1.1 of the Agreement shall be amended as follows:

(a)           The definition of “Equity Offering” shall be amended to revise the words “One Hundred Million Dollars ($100,000,000.00)” therein to “Seventy Million Dollars ($70,000,000.00).”

(b)           The definition of “Escrow Amount” shall be amended to revise the words “Ten Million Dollars ($10,000,000.00)” therein to “Five Million Dollars ($5,000,000.00) of shares of Parent Common Stock of the Closing Equity Consideration.”

2.             Amendment to Section 4.1. Section 4.1 of the Agreement is hereby amended and restated in its entirety as follows:

“4.1         Purchase Price. The aggregate consideration to be paid by Buyer to the designee(s) of the Company for the sale of the Acquired Assets shall be equal to the Cash Consideration (as defined below), plus the Equity Consideration (as defined below) (such aggregate consideration, together with the assumption of the Assumed Liabilities, the “Purchase Price”).

4.1.1         Cash Consideration. The cash portion of the Purchase Price (the “Cash Consideration”) shall be an amount equal to Sixty Seven Million Five Hundred Thousand Dollars ($67,500,000.00) plus or minus the Net Working Capital Adjustment Amount.

4.1.2         Equity Consideration. The equity portion of the Purchase Price shall consist of (a) the number of shares of Parent Common Stock equal to the quotient of Seven Million Five Hundred Thousand Dollars ($7,500,000.00), divided by the price per share of Parent Common Stock issued pursuant to the Equity Offering (the “Closing Equity Consideration”) and (b) the right to receive restricted Parent Common Stock contributed from Parent to Buyer and paid over by Buyer to the Company or the appropriate Company Subsidiary or Company Subsidiaries as set forth on Schedule 4.7 in two tranches (Tranche A and Tranche B) (the “RSUs” and, together with the Closing Equity Consideration, the “Equity Consideration”) subject to the achievement of the financial contingencies described in Section 4.4 and Section 4.5. The aggregate number of RSUs in each tranche shall be as follows:

(i)           The number of shares of Parent Common Stock in Tranche A will be equal to the quotient of Twelve Million Three Hundred Seventy Five Thousand Dollars ($12,375,000.00), divided by Four Dollars ($4.00).

(ii)          The number of shares of Parent Common Stock in Tranche B will be equal to the quotient of Twenty Million Dollars ($20,000,000.00), divided by Five Dollars ($5.00).

The shares of Parent Common Stock subject to RSUs shall be subject to the payment conditions described in Sections 4.4 and 4.5 below.”

3.             Amendment to Section 4.3. The last sentence of Section 4.3 of the Agreement shall be amended and restated in its entirety as follows: “If the amount of the Net Working Capital Adjustment Amount based on the final, binding and non-appealable determination of the Net Working Capital Adjustment Amount in accordance with this Section 4.3 is less than the estimated Net Working Capital Adjustment Amount set forth in the Closing Certificate, then, at the Company’s option, either (i) Buyer and the Company shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver promptly to Buyer or its designee an amount equal to the amount of such shortfall in shares of Parent Common Stock valued at their Fair Market Value or (ii) the Company shall pay to the Buyer the amount of such shortfall in cash; provided, that in no circumstances shall Buyer be entitled to recover any amount in excess of the amount of the Escrow Fund.

4.             Amendment to Section 7.5. Section 7.5 of the Agreement shall be amended and restated in its entirety to read as follows: “Parent shall have closed on the Equity Offering with gross proceeds of not less than Seventy Million Dollars ($70,000,000.00) raised.”

5.             Amendment to Section 11.3.3(ii). Section 11.3.3(ii) of the Agreement shall be amended and restated in its entirety as follows: “The Company and its Subsidiaries will not have any liability under Sections 11.1.1 (other than in respect of the Specified Representations) or 11.1.2 in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) and the sole recourse of the Buyer Indemnified Parties in respect of such claims shall be first to the Escrow Fund and thereafter, as to any remaining Losses (up to the aforementioned cap), fifty percent (50%) of such remaining Losses shall be offset against any shares of Parent Common Stock subject to the Tranche A RSUs and fifty percent (50%) of such remaining Losses shall be offset against any shares of Parent Common Stock subject to the Tranche B RSUs, which shares, if vested, shall be valued at Fair Market Value and, if unvested, shall be valued at $4.00 in the case of Tranche A RSUs and $5.00 in the case of Tranche B RSUs.”

6.             Amendment to Escrow Agreement. The parties acknowledge and agree that prior to the Closing, the Escrow Agreement attached to the Agreement as Exhibit 1.2 shall be amended, as mutually agreed by the Company and Buyer, to reflect the changes set forth in this Amendment, including changing the Escrow Agent therein.

7.             Effect of the Amendment. Each party acknowledges that this Amendment constitutes an amendment to the Agreement as contemplated by Section 13.6 of the Agreement. On or after the date hereof, any reference to the Agreement shall constitute a reference to the Agreement as amended hereby. Except as expressly modified or amended hereby, all terms and provisions of the Agreement shall continue in full force and effect.

8.             Governing Law. The parties specifically agree that this Amendment and any dispute hereunder, whether in law or in equity, whether in contract or in tort, by statute or otherwise, shall in all respects be interpreted, read construed and governed by the internal laws of the State of Delaware, exclusive of its conflicts of law rules.

9.             Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties to this Amendment may deliver their executed counterparts by facsimile or other electronic means.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

PARENT: BioScrip, Inc., a Delaware corporation

By:	/s/ Richard M. Smith
Printed Name:	Richard M. Smith
Its:	Chairman and CEO

BUYER: HomeChoice Partners, Inc., a Delaware corporation

By:	/s/ Richard M. Smith
Printed Name:	Richard M. Smith
Its:	Chairman and CEO

COMPANY: HS Infusion Holdings, Inc., a Delaware corporation

By:	/s/ Daniel Greenleaf
Printed Name:	Daniel Greenleaf
Its:	Chairman and CEO

[Signature page to Amendment No. 1 to Asset Purchase Agreement]

Appendix C

520 Madison Avenue New York, NY 10022 tel 212.284.2300 Jefferies.com

PRIVILEGED AND CONFIDENTIAL

SOLELY FOR INTERNAL

DISTRIBUTION AND REVIEW

CONFIDENTIAL

June 9, 2016

The Board of Directors

BioScrip, Inc.
1600 Broadway
Suite 950
Denver, Colorado 80202

Members of the Board:

We understand that HS Infusion Holdings, Inc. (“HSI”) and certain of its subsidiaries, BioScrip, Inc. (“BioScrip”) and HomeChoice Partners, Inc., a wholly-owned subsidiary of BioScrip (“Acquisition Sub”), propose to enter into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, among other things, Acquisition Sub will purchase substantially all of the assets (other than certain excluded assets as set forth in the Asset Purchase Agreement) of HSI and certain of its subsidiaries and assume liabilities (other than certain excluded liabilities as set forth in the Asset Purchase Agreement) of HSI and certain of its subsidiaries (the “Acquisition”) and Acquisition Sub will pay as aggregate consideration to HSI (a) cash in an amount equal to $80 million, subject to adjustment as set forth in the Asset Purchase Agreement as to which we express no opinion, (b) a number of shares of common stock of BioScrip, par value $0.0001 per share (the “BioScrip Common Stock”) equal to the quotient of (x) 5,000,000 and (y) a number equal to the price per share of BioScrip Common Stock issued pursuant to the equity offering of BioScrip Common Stock contemplated by the Asset Purchase Agreement as to which we express no opinion and (c) subject to the occurrence of certain events set forth in the Asset Purchase Agreement, a number of shares of BioScrip Common Stock, equal to (i) the quotient of (x) 12,375,000 and (y) 4.00 plus (ii) the quotient of (x) 12,375,000 and (y) 5.00 (the consideration described in clauses (a), (b) and (c) together, the “Consideration”). The terms and conditions of the Acquisition are more fully set forth in the Asset Purchase Agreement.

You have asked for our opinion as to whether the Consideration to be paid by BioScrip pursuant to the Asset Purchase Agreement is fair, from a financial point of view, to BioScrip.

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft dated June 9, 2016 of the Asset Purchase Agreement;

(ii)	reviewed certain publicly available financial and other information about BioScrip;

(iii)	reviewed certain information furnished to us by the management of BioScrip, including financial forecasts and analyses relating to the business, operations and prospects of HSI prepared by the managements of HSI and BioScrip and financial forecasts and analyses relating to the business, operations and prospects of BioScrip prepared by the management of BioScrip, and in each case approved for our use by the management of BioScrip;

(iv)	reviewed certain estimates as to the amount and timing of cost savings (collectively, the “Cost Savings”) anticipated by the management of BioScrip to result from the Acquisition and approved for our use by the management of BioScrip;

(v)	held discussions with members of the senior management of BioScrip and HSI concerning the matters described in clauses (ii) through (iv) above;

(vi)	reviewed the share trading price history and valuation multiples for the BioScrip Common Stock and compared them with those of certain other publicly traded companies that we deemed relevant;

(vii)	compared the proposed financial terms of the Acquisition with the financial terms of certain other transactions that we deemed relevant;

(viii)	considered the potential pro forma impact of the Acquisition, after taking into account the Cost Savings, utilizing financial forecasts and estimates relating to HSI and BioScrip prepared and furnished to us by the management of BioScrip; and

(ix)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to investigate independently or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by BioScrip or HSI or that was otherwise reviewed by us (including, without limitation, the information described above). We have relied on assurances of the management of BioScrip that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of, nor did we conduct a physical inspection of any of the properties or facilities of, HSI, BioScrip or any other entity, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals. We have assumed that BioScrip, Acquisition Sub and their respective subsidiaries will not assume, or otherwise have any liability for, any excluded liabilities set forth in the Asset Purchase Agreement at the time of consummation of the Acquisition or at any time thereafter.

2

With respect to the financial forecasts and estimates provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. We have been informed, however, and we have assumed, that the financial forecasts and estimates relating to HSI and BioScrip (including the Cost Savings) that we were directed to utilize in our analyses were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of HSI and BioScrip as to the future financial performance of HSI and BioScrip, such Cost Savings and the other matters covered thereby. We express no opinion as to any such financial forecasts or estimates or the assumptions on which they are based and we have assumed that the financial results reflected in the financial forecasts and estimates utilized in our analyses, including with respect to Cost Savings, will be realized in the amounts and at the times projected. We have relied, at your direction, upon the assessments of the management of BioScrip as to, among other things, the ability of BioScrip to integrate the businesses of HSI with those of BioScrip. At your direction, we have assumed that there will be no developments with respect to any such matters that would have an adverse effect on HSI, BioScrip or the Acquisition (or the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. At your direction, we further have assumed that there will not be any adjustments to the Consideration that would be meaningful in any respect to our analyses or opinion.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting HSI, BioScrip, their respective businesses or the Acquisition and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to BioScrip and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Asset Purchase Agreement to BioScrip. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Acquisition to BioScrip or its stockholders. At your direction, we have assumed that the consideration payable pursuant to the Asset Purchase Agreement will be the Consideration as set forth herein, rather than the consideration set forth in the draft of the Asset Purchase Agreement reviewed by us, which provided that the consideration described in clause (a) in the first paragraph herein would be $85,000,000 and does not provide for the consideration described in clause (b) in the first paragraph herein. Except as set forth in the immediately preceding sentence, we have assumed that the final form of the Asset Purchase Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that the Acquisition will be consummated in accordance with its terms without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements and in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Acquisition, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on HSI, BioScrip, their respective businesses or the contemplated benefits of the Acquisition.

3

It is understood that our opinion is for the use and benefit of the Board of Directors of BioScrip (in its capacity as such) in its consideration of the Acquisition, and our opinion does not address the relative merits of the transactions contemplated by the Asset Purchase Agreement as compared to any alternative transaction or opportunity that might be available to BioScrip, nor does it address the underlying business decision by BioScrip to engage in the Acquisition or the terms of the Asset Purchase Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of BioScrip Common Stock should vote on any matter. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of BioScrip or any other party to the Asset Purchase Agreement. We express no view or opinion as to (i) the actual value of BioScrip Common Stock in the event it is issued pursuant to the Asset Purchase Agreement, (ii) the prices at which BioScrip Common Stock will trade at any time, (iii) the prices at which any other equity securities of BioScrip will be transferable at any time or (iv) any other transaction that may be undertaken by BioScrip, whether or not related to the Acquisition, including any issuance of additional BioScrip Common Stock. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any officers, directors or employees, or any class of such persons, of any party to the Asset Purchase Agreement in connection with the Acquisition relative to the Consideration to be paid by BioScrip pursuant to the Asset Purchase Agreement. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

We have been engaged by BioScrip to act as its financial advisor in connection with the Acquisition and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Acquisition. We also will be reimbursed for expenses incurred. BioScrip has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory and financing services to BioScrip and KRG Capital Partners (the controlling equity owner of HSI) (“KRG”) and certain of its affiliates and their affiliated funds’ respective majority controlled portfolio companies (collectively, the “KRG Entities and, in each case, have received fees in connection with such services. We maintain a market in the securities of BioScrip, and in the ordinary course of our business, we and our affiliates may trade or hold securities of BioScrip and/or BioScrip’s affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to HSI, BioScrip, KRG, the KRG Entities or entities that are affiliated with HSI or BioScrip, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with BioScrip, our opinion may not be used or referred to by BioScrip, or quoted or disclosed to any person in any matter, without our prior written consent.

4

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to paid by BioScrip pursuant to the Asset Purchase Agreement is fair, from a financial point of view, to BioScrip.

Very truly yours,

/s/Jefferies LLC

Jefferies LLC

5

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Proxy Statement is/are available at [•].

BIOSCRIP, INC.

Special Meeting of Stockholders

[•], 2016 [•] A.M.

This proxy is solicited by the Board of Directors.

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903, or via the internet at www.proxyvote.com. Have your proxy card in hand and follow the instructions.

The shareholder hereby appoints Richard M. Smith and Kathryn M. Stalmack, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BIOSCRIP, INC. that the shareholder is entitled to vote at the Special Meeting of Stockholders to be held at [•] A.M., local time, on [•], 2016, at [•], and any adjournment or postponement thereof. The shareholder hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of Common Stock.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations set forth herein.

Continued and to be signed on reverse side

BIOSCRIP, INC. 1600 Broadway, Suite 950 Denver, Colorado 80202

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [    ] P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until [    ] P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS     PROXY     CARD     IS      VALID     ONLY     WHEN     SIGNED     AND     DATED.

		For	Against	Abstain

The Board of Directors recommends you vote FOR the following proposals:

1.	Amendment to BioScrip’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that BioScrip is authorized to issue from 125 million shares to 250 million shares.	☐	☐	☐

2.	If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the Charter Amendment.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date